Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                           ICIFC SECURED ASSETS CORP.
             (Exact name of Registrant as specified in its Charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   33-0715871
                     (I.R.S. Employer Identification Number)

                         20371 Irvine Avenue, Suite 200
                       Santa Ana Heights, California 92707
                                  714-556-0122
   (Address and telephone number of Registrant's principal executive offices)

                                 William Ashmore
                         20371 Irvine Avenue, Suite 200
                       Santa Ana Heights, California 92707
                                  714-556-0122
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                           Paul D. Tvetenstrand, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048
================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
    /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                      PROPOSED            PROPOSED
                                                                       MAXIMUM            MAXIMUM
                                                   AMOUNT             OFFERING           AGGREGATE          AMOUNT OF
                                              TO BE REGISTERED          PRICE             OFFERING        REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED              (1)             PER UNIT (2)         PRICE (2)           FEE (1)
Pass-Through Certificates and Mortgage-
Backed Notes, issued in series                  $500,000,000            100%            $500,000,000       $151,515.15

================================================================================

(1) $690,762,070.00 aggregate principal amount of Offered Securities registered by the Registrant under Registration Statement No. 333-31147 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429.
All registration fees in connection with such unsold amount of Offered Securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $1,190,762,070.00.

(2) Estimated solely for the purpose of calculating the registration fee.


                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Registration Statements on Form S-3 (Registration No. 333-31147). This Registration Statement which is a new Registration Statement, also constitutes a post-effective amendment to Registration Statement No. 333-31147. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.
================================================================================

                                EXPLANATORY NOTE

    This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes ("Version 1"), (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates which provides for credit support in the form of a letter of credit ("Version 2"), (iii) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage Notes ("Version 3") and (iv) a basic prospectus.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 13, 1997

PROSPECTUS
Mortgage Pass-Through Certificates
Mortgage-Backed Notes
ICIFC SECURED ASSETS CORP.
The mortgage pass-through certificates (the "Certificates") or mortgage-backed notes (the "Notes") offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of, a trust fund (with respect to any series, the "Trust Fund") to be established by ICIFC Secured Assets Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement (in either case, a "Pooling Agreement") or (ii) with respect to each series of Notes, an indenture (an "Indenture"), in each case as more fully described herein and in the related Prospectus Supplement. Information regarding the Offered Securities of a series, and the general characteristics of the Mortgage Loans and other assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and other assets in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF SECURITIES WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES"

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include any one or any combination of a mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Securities. See "Description of Credit Enhancement."

The rate of payment of principal of each class of Securities entitled to a portion of principal payments on the Mortgage Loans and other assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Securities in the manner described herein under "Yield Considerations" and in the related Prospectus Supplement.

With respect to each series of Certificates, one or more separate elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" herein.

FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 15 HEREIN AND ON PAGE S-___ OF THE RELATED PROSPECTUS SUPPLEMENT.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described herein under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Offered Securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Securities will develop or, if it does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement. This Prospectus contains an "Index of Principal Definitions" beginning on page 110 herein.

Prospectus dated November ___, 1997

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.


                                TABLE OF CONTENTS

CAPTION                                                                     PAGE
-------                                                                     ----


SUMMARY OF PROSPECTUS........................................................-6-

RISK FACTORS................................................................-15-

THE MORTGAGE POOLS..........................................................-22-
         General............................................................-22-
         The Mortgage Loans.................................................-24-
         Underwriting Standards.............................................-28-
         Qualifications of Originators and Sellers..........................-30-
         Representations by Sellers.........................................-30-

SERVICING OF MORTGAGE LOANS.................................................-32-
         General............................................................-32-
         The Master Servicer................................................-33-
         Collection and Other Servicing Procedures; Mortgage Loan
                  Modifications.............................................-33-
         Subservicers.......................................................-35-
         Special Servicers..................................................-36-
         Realization Upon or Sale of Defaulted Mortgage Loans...............-36-
         Servicing and Other Compensation and Payment of
                  Expenses; Spread..........................................-38-
         Evidence as to Compliance..........................................-39-

DESCRIPTION OF THE SECURITIES...............................................-39-
         General............................................................-39-
         Form of Securities.................................................-41-
         Assignment of Trust Fund Assets....................................-42-
         Certificate Account................................................-44-
         Distributions......................................................-48-
         Distributions of Interest and Principal on the Securities..........-48-
         Distributions on the Securities in Respect of Prepayment Premiums
                   or in Respect of Equity Participations...................-49-
         Allocation of Losses and Shortfalls................................-49-
         Advances...........................................................-50-
         Reports to Securityholders.........................................-51-

DESCRIPTION OF CREDIT ENHANCEMENT...........................................-52-
         General............................................................-52-
         Subordinate Securities.............................................-53-
         Letter of Credit...................................................-53-
         Mortgage Pool Insurance Policies...................................-54-
         Special Hazard Insurance Policies..................................-55-
         Bankruptcy Bonds...................................................-56-
         Reserve Funds......................................................-56-
         Maintenance of Credit Enhancement..................................-57-
         Reduction or Substitution of Credit Enhancement....................-59-

PURCHASE OBLIGATIONS........................................................-59-

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
         CLAIMS THEREUNDER..................................................-60-
         PRIMARY MORTGAGE INSURANCE POLICIES................................-60-
         Hazard Insurance Policies..........................................-61-
         FHA Insurance......................................................-62-

THE COMPANY.................................................................-63-

ICI FUNDING CORPORATION.....................................................-63-

IMPERIAL CREDIT MORTGAGE HOLDINGS, INC......................................-63-

THE AGREEMENTS..............................................................-63-
         General............................................................-64-
         Certain Matters Regarding the Master Servicer and the Company......-64-
         Events of Default and Rights Upon Events of Default................-65-
         Amendment..........................................................-68-
         Termination; Retirement of Securities..............................-69-
         The Trustee........................................................-69-
         Limitations on the Duties of the Trustee...........................-69-
         Certain Matters Regarding the Trustee..............................-70-
         Resignation and Removal of the Trustee.............................-70-

YIELD CONSIDERATIONS........................................................-70-

MATURITY AND PREPAYMENT CONSIDERATIONS......................................-72-

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................-74-
         Single Family Loans and Multifamily Loans..........................-74-
         Contracts..........................................................-74-
         Foreclosure on Mortgages and Certain Contracts.....................-76-
         Repossession with respect to Contracts.............................-77-
         Rights of Redemption...............................................-78-
         Anti-Deficiency Legislation and Other Limitations on
                  Lenders...................................................-79-
         Environmental Legislation..........................................-80-
         Consumer Protection Laws with respect to Contracts.................-81-
         Enforceability of Certain Provisions...............................-82-
         Subordinate Financing..............................................-83-
         Applicability of Usury Laws........................................-84-
         Alternative Mortgage Instruments...................................-84-
         Formaldehyde Litigation with respect to Contracts..................-84-
         Soldiers' and Sailors' Civil Relief Act of 1940....................-85-
         Junior Mortgages...................................................-86-

FEDERAL INCOME TAX CONSEQUENCES.............................................-86-
         REMICS.............................................................-87-
         Notes.............................................................-101-
         Grantor Trust Funds...............................................-102-

STATE AND OTHER TAX CONSEQUENCES...........................................-110-

ERISA CONSIDERATIONS.......................................................-111-
         Tax Exempt Investors..............................................-114-
         Consultation with Counsel.........................................-115-

LEGAL INVESTMENT MATTERS...................................................-115-

USE OF PROCEEDS............................................................-116-

METHODS OF DISTRIBUTION....................................................-116-

LEGAL MATTERS..............................................................-117-

FINANCIAL INFORMATION......................................................-117-

RATING.....................................................................-118-

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web Site (http://www.sec.gov.). The Company does not intend to send any financial reports to Securityholders.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.


                           REPORTS TO SECURITYHOLDERS

     The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Securities of the related series. Such information will be provided in accordance with the requirements of recent SEC No-Action Letters. Such information will include, among other things, the following: (i) with respect to each series of Offered Securities, a form 8-K will be filed within fifteen days after the issuance of such series and will include the relevant Pooling Agreement for such series; (ii) pursuant to the Pooling Agreement for the related series, concurrently with each distribution on each distribution date, the holders of each class of Registered Securities will receive a monthly statement setting forth material information pertaining to each distribution, as required by the Pooling Agreement; (iii) for so long as the Pool Insurer, if any, is eligible to use Form S-3 and is making reports pursuant to the Exchange Act, incorporated by reference into the appropriate Monthly Statements, on a quarterly and annual basis, the current financial statements of the Pool Insurer, if any, for such series; (iv) for so long as the Company has a duty to file periodic reports with respect to any Trust Fund and series pursuant to the Exchange Act, a form 8-K will be filed with the Commission within fifteen days after the related distribution to Securityholders of any series is made containing the Monthly Statement; (v) if any monthly (or other periodic) distribution to Securityholders of a series is not made as required by the related Pooling Agreement, or in the event of any material change in the procedures or forms described above for the reports to the Securityholders or Trustee, the Company will file within fifteen days of the due date for such distribution, a Form 8-K responding to Item 5 thereof, to the extent applicable to the related Trust Fund the Registered Securities of such series, describing such failure to make payment or such change in reporting; (vi) within fifteen days under Item 5 of Form 8-K, any matters that have occurred during any month that would be reportable under Item 1, 2, 4 or 5 of Part

II of Form 10-Q, to the extent applicable; (vii) on or prior to 90 days following the Company's fiscal year end, an annual report on Form 10-K containing information required under Items 2, 3, 4, 5, 9, 12, 13 and 14 thereof, to the extent material to the operations of the Trust Fund and required by recent SEC No-Action Letters. The Company will not provide Quarterly Reports on Form 10-Q since pertinent information will be covered in the Form 8-Ks to be filed with the Commission as described above. See "Description of the Securities-Reports to Securityholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to ICIFC Secured Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.

                              SUMMARY OF PROSPECTUS

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF SECURITIES CONTAINED IN THE PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF OFFERED SECURITIES OF SUCH SERIES. CAPITALIZED TERMS USED IN THIS SUMMARY THAT ARE NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASCRIBED THERETO ELSEWHERE IN THIS PROSPECTUS. AN "INDEX OF PRINCIPAL DEFINITIONS" INDICATING WHERE CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED APPEARS IN THIS PROSPECTUS BEGINNING ON PAGE 110.

Securities Offered................  Mortgage pass-through certificates or mortgage-backed notes. The mortgage pass-through certificates (the "Offered Certificates") or mortgage-backed notes (the "Offered Notes"; the Offered Notes or the Offered Certificates, the "Offered Securities") offered hereby and by the various Prospectus Supplements with respect hereto will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

Company...........................  ICIFC Secured Assets Corp. (the "Company"),
                                    is a wholly-owned subsidiary of ICI Funding
                                    Corporation ("ICI Funding"). See "The
                                    Company" and "ICI Funding Corporation."

Master Servicer...................  The master servicer (the "Master Servicer"), if any, for a series of Securities will be specified in the related Prospectus Supplement and may either be an entity not affiliated with the Company or an affiliate of the Company, including ICI Funding, the Company's parent and a non-consolidating subsidiary of Imperial Credit Mortgage Holdings, Inc. ("ICMH"). See "ICI Funding Corporation," "Imperial Credit Mortgage Holdings, Inc." and "Servicing of Mortgage Loans--The Master Servicer."

Special Servicer..................  The special servicer (the "Special
                                    Servicer"), if any, for a series of
                                    Securities will be specified, or the
                                    circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. Any Special Servicer may either be an entity unaffiliated with the Company or an affiliate of the Company. See "Servicing of Mortgage Loans--Special Servicers."

Issuer............................  With respect to each series of Notes, the issuer (the "Issuer") will be the Company or an owner trust established by it for the purpose of issuing such series of Notes. Each such owner trust will be created pursuant to a trust agreement (the "Owner Trust Agreement") between the Company, acting as depositor, and the Owner Trustee. Each series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Trustee (the "Indenture") whereby the Issuer will pledge the Trust Fund to secure the Notes under the lien of the Indenture. As to each series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the "Equity Certificates") issued under the Owner Trust Agreement, which are not offered hereby. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Notes, except as described herein under "Description of Credit Enhancement" and in the related Prospectus Supplement.

Trustees..........................  The trustee or indenture trustee (each, the
                                    "Trustee") for each series of Certificates and Notes, respectively, will be named in the related Prospectus Supplement. The Owner Trustee (the "Owner Trustee") for each series of Notes will be named in the related Prospectus Supplement. See "The Agreements--The Trustee."

The Securities....................  Each series of Securities will include one or more classes of Securities which will represent either (i) with respect to each series of Certificates, in the aggregate the entire beneficial ownership interest in, or
                                    (ii) with respect to each series of Notes, indebtedness of, a segregated pool of Mortgage Loans (exclusive of any portion of interest payments (the "Spread") relating to each Mortgage Loan retained by the Company or any of its affiliates) or interests therein (which may include Mortgage Securities as defined herein), and certain other assets as described below (collectively, a "Trust Fund"), and will be issued pursuant to either (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement

                                    (in either case, a "Pooling Agreement") or
                                    (ii) with respect to each series of Notes, an indenture specified in the related Prospectus Supplement (the "Indenture"). Except for certain Strip Securities and REMIC Residual Certificates (each as hereinafter described), each series of Securities, or class of Securities in the case of a series consisting of two or more classes, will have a stated principal balance and will be entitled to distributions of interest based on a specified interest rate or rates (each, a "Security Interest Rate"). The Security Interest Rate of each Security offered hereby will be stated in the related Prospectus Supplement as the "Pass-Through Rate" with respect to a Certificate and the "Note Interest Rate" with respect to a Note. Each series or class of Securities may have a different Security Interest Rate, which may be a fixed, variable or adjustable Security Interest Rate, or any combination of two or more such Security Interest Rates. The related Prospectus Supplement will specify the Security Interest Rate or Rates for each series or class of Securities, or the initial Security Interest Rate or Rates and the method for determining subsequent changes to the Security Interest Rate or Rates.

                                    A series may include one or more classes of Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Securities which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                    If so provided in the related Prospectus
                                    Supplement, a series of Securities may
                                    include one or more classes of Securities
                                    (collectively, the "Senior Securities")
                                    which are senior to one or more classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses. As to each series of Certificates, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986, as amended (the "Code"). See "Description of the Securities."

                                    The Securities will not be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person, unless otherwise specified in the related Prospectus Supplement.

The Mortgage Pools................  Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of
                                    mortgage loans and/or manufactured housing conditional sales and installment loan agreements (collectively, the "Mortgage Loans"). Each Mortgage Loan will be secured by a first or junior lien on or security interest in (i) a one- to four-family residential property, (ii) a residential property consisting of five or more rental or cooperatively owned dwelling units or
                                    (iii) a new or used manufactured home (each, a "Mortgaged Property"). The Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico. For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The Mortgage Pools--The Mortgage Loans." The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, unless otherwise specified in the related

                                    Prospectus Supplement, by any governmental agency or instrumentality or any other person.

                                    If specified in the related Prospectus
                                    Supplement, Mortgage Loans which are
                                    converting or converted from an
                                    adjustable-rate to a fixed-rate or certain
                                    Mortgage Loans for which the Mortgage Rate has been reset may be repurchased by the Company or purchased by the related Master Servicer, the applicable Seller or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein under "The Mortgage Pools--The Mortgage Loans."

                                    If so specified in the related Prospectus
                                    Supplement, some Mortgage Loans may be
                                    delinquent or non-performing as of the date of their deposit in the related Trust Fund.

                                    If specified in the related Prospectus
                                    Supplement, a Trust Fund may include or
                                    consist solely of mortgage participations or pass-through securities evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. See "The Mortgage Pools--General" herein.

                                    Each Mortgage Loan and Mortgage Security included in a Trust Fund will have been selected by the Company from among those purchased, either directly or indirectly, from a prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such Mortgage Security and may be an affiliate of the Company. A Mortgage Security included in a Trust Fund, however, may also have been issued previously by the Company or an affiliate thereof.

                                    A Current Report on Form 8-K will be
                                    available upon request to purchasers of the Offered Securities of the related series and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, and the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after such initial issuance.

Interest Distributions............  Except as otherwise specified in the related
                                    Prospectus Supplement, interest on each
                                    class of Offered Securities of each series, other than Strip Securities or Accrual Securities (prior to the time when accrued interest becomes payable thereon), will accrue at the applicable Security Interest Rate (which may be a fixed, variable or adjustable rate or any combination thereof) on such class's principal balance outstanding from time to time and will be remitted on the 25th day (or, if such day is not a business day, on the next succeeding business day) of each month, commencing with the month following the month in which the Cut- off Date (as defined in the applicable Prospectus Supplement) occurs (each, a "Distribution Date"). Distributions, if any, with respect to interest on Strip Securities will be calculated and made on each Distribution Date as described herein under "Description of the Securities--Distribution of Interest and Principal on the Securities" and in the related Prospectus Supplement. Interest that has accrued but is not yet payable on any Accrual Securities will be added to the principal balance of such class on each Distribution Date, and will thereafter bear interest. Distributions of interest with respect to one or more classes of Offered Securities (or, in the case of a class of Accrual Securities, accrued interest to be added to the principal balance thereof) may be reduced as a result of the occurrence of certain delinquencies not covered by advances, losses, prepayments and other contingencies described herein and in the related Prospectus Supplement. See "Yield Considerations" and "Description of the Securities--Distributions of Interest and Principal on the Securities."

   Principal Distributions........  Except as otherwise specified in the related
                                    Prospectus Supplement, principal
                                    distributions on the Securities of each
                                    series will be payable on each Distribution
                                    Date, commencing with the Distribution Date in the month following the month in which the Cut-off Date occurs, to the holders of the Securities of such series, or of the class or classes of Securities then entitled thereto, on a pro rata basis among all such Securities or among the Securities of any such class, in proportion to their respective outstanding principal balances, or in the priority and manner otherwise specified in the related Prospectus Supplement. Strip Securities with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any series of Securities, or with respect to one or more classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of credit enhancement. See "The Mortgage Pools," "Maturity and Prepayment Considerations" and "Description of the Securities."

Credit Enhancement................  If so specified in the Prospectus
                                    Supplement, the Trust Fund with respect to any series of Securities may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate Securities up to a specified limit. With respect to any series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Losses not covered by any form of credit enhancement will be borne by the holders of the related Securities (or certain classes thereof). The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement."

Advances..........................  If and to the extent described in the related Prospectus Supplement, and subject to any limitations specified therein, the Master Servicer for any Trust Fund will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as described herein under "Description of the Securities--Advances" either from recoveries on or in respect of the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable from recoveries on or in respect of the specific Mortgage Loan, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series. If and to the extent provided in the Prospectus Supplement for a series of Securities, the Master Servicer will be entitled to receive interest on its advances for the period that they are outstanding payable from amounts in the related Trust Fund. As specified in the Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations in respect of the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement, and may differ from the provisions described herein.

Optional Termination..............  The Master Servicer, the Company or, if
                                    specified in the related Prospectus
                                    Supplement, the holder of the residual
                                    interest in a REMIC with respect to a series of Certificates or the holder of the Equity Certificates with respect to a series of Notes, may at its option either (i) effect early retirement of a series of Securities through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The Pooling
                                    Agreement--Termination; Retirement of
                                    Securities" and in the related Prospectus
                                    Supplement.

Legal Investment..................  At the date of issuance, as to each series, each class of Offered Securities will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies

                                    (each, a "Rating Agency"). Unless otherwise specified in the related Prospectus Supplement, each class of Offered Securities that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Securities of any series constitute legal investments for them. See "Legal Investment Matters."

ERISA Considerations..............  A fiduciary of an employee benefit plan and certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA Considerations" herein and in the related Prospectus Supplement.

Federal Income Tax Consequences...  Offered Certificates of each series of
                                    Certificates will constitute either (i)
                                    interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code, or
                                    (ii) "regular interests" ("REMIC Regular
                                    Certificates") or "residual interests"
                                    ("REMIC Residual Certificates") in a Trust
                                    Fund, or a portion thereof, treated as a REMIC under Sections 860A through 86OG of the Code. Offered Notes of each series of Notes will represent indebtedness of the related Trust Fund.

                                    Investors are advised to consult their tax advisors as to the tax consequences of an investment in the Securities in light of each investor's individual circumstances and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement for a general discussion of material tax matters related to the Securities. Such discussion, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth therein. See "Federal Income Tax Consequences."

Ratings...........................  It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency. Ratings on mortgage pass-through Securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer- related aspects associated with such Securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through Securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest Securities in extreme cases might fail to recoup their initial investments.

Listing Application...............  The Company does not currently intend to make an application to list the Offered
                                    Securities on a national securities exchange or to quote the Offered Securities in the automated quotation system of a registered securities association.

Risk Factors......................  There are material risks associated with an investment in the Securities. See "Risk
                                    Factors" beginning on page __ herein and on page S-__ of the Prospectus Supplement for a discussion of significant matters affecting investments in the Securities.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Securities:

     LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Offered Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Offered Securities of any series. The Prospectus Supplement for any series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. The Offered Securities will not be listed on any securities exchange.

     LIMITED OBLIGATIONS. The Offered Securities will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities, the Mortgage Loans or any Mortgage Securities will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Mortgage Securities, the Master Servicer's servicing obligations under the related Pooling Agreement or Servicing Agreement, as applicable (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and pursuant to the terms of any Mortgage Securities, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Securities of the same series; a Letter of Credit; a Purchase Obligation; a Mortgage Pool Insurance Policy; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Company, the Master Servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" herein.

     RISKS OF DECLINING PROPERTY VALUES AND HIGH LOAN-TO-VALUE RATIOS. An investment in securities such as the Securities which generally represent interests in mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged Properties subject to high Loan-to-Value Ratios are at greater risk since such properties initially have less equity than Mortgaged Properties with low Loan-to-Value ratios and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of Mortgaged Properties, especially those with high Loan-to-Value Ratios, would cause losses to the Trust and, to the extent not covered by credit enhancement, would adversely affect the yield to maturity on the Securities.

     RISKS OF NEGATIVELY AMORTIZING LOANS. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by any reserve fund or instrument of credit enhancement in the related Trust Fund, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans.

     RISKS OF BUYDOWN MORTGAGE LOANS. Certain of the Mortgage Loans contained in a Mortgage Pool may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. The inability of a Mortgagor to make such larger monthly payments could lead to losses on the Mortgage Loans, and to the extent not covered by credit enhancement, may adversely affect the yield to maturity on the Securities.

     GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available.

     RISKS OF LOANS WITH BALLOON PAYMENTS. Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

     RISKS OF LENDING ON NON-OWNER OCCUPIED PROPERTIES. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.


     Mortgage Loans made on the security of Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

     RISKS OF NON-CONFORMING LOANS. Mortgage Loans to be included in a Mortgage Pool may be non-conforming Mortgage Loans. Non-conforming Mortgage Loans are Mortgage Loans that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac due to credit characteristics that to not satisfy such Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming Mortgage Loans and non-conforming Mortgage Loans include the applicable Loan-to-Value Ratios, the credit and income histories of the related Mortgagors, the documentation required for approval of the related Mortgage Loans, the types of properties securing the Mortgage Loans, the loan sizes and the Mortgagors' occupancy status with respect to the Mortgaged Properties. As a result of these and other factors, the interest rates charged on non-conforming Mortgage Loans are often higher than those charged for conforming Mortgage Loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming Mortgage Loans as compared to conforming Mortgage Loans.

     RISKS OF HIGH LTV LOANS. Some or all of the Mortgage Loans included in any Trust Fund may be High LTV Loans. High LTV Loans with Combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current Combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

     RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED SELLERS. Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" as more particularly described in the underwriting criteria included in the related Prospectus Supplement. Nevertheless, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was completed by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be re-underwritten or the underwriting criteria cannot be verified, the Mortgage Loans might suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Securities.

     RISKS ASSOCIATED WITH LIMITED OR NO DOCUMENTATION LOANS. Mortgage Loans to be included in a Mortgage Pool may have been originated in accordance with underwriting standards that require documentation from Mortgagors that is more limited than that required under standard loan underwriting programs or that require no documentation from Mortgagors. Such programs rely on a combination of independent credit ratings, asset evaluations, collateral value, work history, and lower Loan-to Value Ratios. Such Mortgage Loans could experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than Mortgage Loans originated in accordance with underwriting standards that require full documentation.

     RISKS ASSOCIATED WITH JUNIOR LIEN MORTGAGE LOANS. Certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens and the related senior liens may not be included in the Mortgage Pool. An overall decline in the residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior (i.e., second, third, etc.) lines are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value oat the time the junior lien Mortgage Loan was originated. As a result, the Loan-to-Value Ratio may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the related Mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

     Other factors may affect the prepayment rate of junior lien Mortgage Loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien Mortgage Loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on such junior lien Mortgage Loans.

     RISKS OF NONPERFECTION OF SECURITY INTERESTS. Any Contract included in a Mortgage Pool will be secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the UCC as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In the event the Master Servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect such a security interest, the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a Manufactured Home securing a Contract could lead to losses that may adversely affect the yield to maturity of the Securities.

     RISKS RELATING TO LIQUIDATION OF MORTGAGED PROPERTIES. Substantial delays can be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     ENVIRONMENTAL RISKS. The Mortgaged Properties are subject to certain environmental risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operation knew of, or was responsible for, the presence of such hazardous or toxic substances. A lender also risks such liability on foreclosure of the mortgage on such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, Mortgage Loans contained in a Mortgage Pool may be secured by Mortgaged Properties in violation of environmental laws, ordinances or regulations. The Master Servicer is generally prohibited from foreclosing on a Mortgaged Property unless it has taken adequate steps to ensure environmental compliance with respect to such Mortgaged Property. However, to the extent the Master Servicer errs and forecloses on Mortgaged Property that is subject to environmental law violations, and to the extent a Seller does not provide adequate representations and warranties against such violations, or is unable to honor such obligations, including the obligation to repurchase a Mortgage Loan upon the breach of a representation or warranty, a Mortgage Pool could experience losses.

     LIMITED NATURE OF RATINGS. It is a condition to the issuance of the Securities that each series of Securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and accordingly, there can be no assurance that the ratings assigned to any Certificate on the date on which such Certificate is originally issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. in the event any rating is revised or withdrawn, the liquidity or the market value of the related Certificate may be adversely affected. See "Rating" herein.

     LIMITED REPRESENTATIONS BY AND AGAINST THE SELLER. Each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to cure, repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises. A Seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Securities.

     In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage

Securities which would be borne by the related Securities. Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

     All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. The occurrence of events during this period that are not covered by a Seller's purchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of the Securities.

     SUBORDINATION OF CERTAIN CLASSES OF SECURITIES. Credit support for a particular series of Securities may be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinate Securities up to a specified limit. Losses not covered by any form of credit enhancement will be borne by the holders of the related Securities (or certain classes thereof). Therefore, in the event of substantial losses in any Mortgage Pool, such losses may be borne by such holders.

     BOOK ENTRY REGISTRATION MAY AFFECT LIQUIDITY. Because transfers and pledges of DTC Registered Securities can be effected only through book entries at DTC through Participants, the liquidity of the secondary market for DTC Registered Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of DTC and the ability to pledge DTC Registered Securities may be limited due to the lack of a physical certificate. Beneficial Owners of DTC Registered Securities may, in certain cases experience delay in the receipt of payments of principal and interest such payments will be forwarded by the related Trustee to DTC who will then forward payment to the Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of DTC or a Participant in whose name DTC Registered Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage is otherwise unavailable) ultimate payment of principal and interest on DTC Registered Securities may be impaired.

     YIELD TO MATURITY MAY VARY. The yield to maturity of the Offered Securities of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

     ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Securities of any series. See "ERISA Considerations."

     FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     RISKS OF OPTIONAL TERMINATION. The Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer or the Company at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, and will be subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. A Trust Fund may also be terminated and the Securities retired upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of the Trust Fund has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. The termination of a Trust Fund and the early retirement of Securities by the Master Servicer or the Company may adversely affect the yield to holders of certain classes of such Securities.


                               THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

     The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

     The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its Mortgage Rate. Unless specified otherwise in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to maturity of 5 to 40 years. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the Mortgage Rate on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

     Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality or other person. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder--FHA Insurance."

     A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Securities is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance and any other information relevant for a prospective purchaser to make an investment decision.

     Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from affiliates of the Company, including ICI Funding and ICMH (collectively "Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, ICI Funding or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

     If specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include mortgage participations and pass-through Securities evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series. To the extent the issuance of such Mortgage Securities has been registered under the Exchange Act, the underlying securities will be registered and the underlying issuer will be a reporting entity pursuant to Sections 12 or 15d) of the Exchange Act. Additionally, the material terms of such underlying securities will be disclosed in the related Prospectus Supplement. Furthermore, the Company will include only Mortgage Securities acquired in the secondary market and not in a public offering of such securities.


THE MORTGAGE LOANS

     Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (8) below, with any variations thereto described in the related Prospectus Supplement:

             (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

             (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or
     30 years;

             (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index.1 The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will

----------

         1The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months,
(iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) another index substantially similar to the indexes described in (i) through (v) above as described in the related Prospectus Supplement.

     also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

             (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

             (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

             (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan;

             (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered (1) through
     (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term; or

             (8) Another type of mortgage loan having terms substantially similar to those described in one or more of the preceding paragraphs numbered (1) through (7) as described in the related Prospectus Supplement.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty"). A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related Mortgaged Property (an "Equity Participation"). If the holders of any class or classes of Offered Securities of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Securities, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, unless otherwise specified in the related Prospectus Supplement, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing.

     The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Single Family Loans may have Loan-to-Value Ratios in excess of 80% and as high as 125% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

     If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

     The Prospectus Supplement for each series of Securities will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Securities will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans,
(x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Securities and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

     The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling

Agreement or Servicing Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Securities--Advances") or pursuant to the terms of any Mortgage Securities.


UNDERWRITING STANDARDS

     Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated or acquired in accordance with underwriting standards acceptable to the Company or alternative underwriting criteria. The underwriting standards for the Mortgage Loans included in each Mortgage Pool are described below and in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

     Unless otherwise specified in the related Prospectus Supplement, the underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

     The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

     High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

     In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

     It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     Unless otherwise specified in the related Prospectus Supplement, Mortgaged Properties will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("Fannie Mae") and/or the Federal Home Loan Mortgage Corporation ("Freddie Mac").

     Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

     With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance".

     To the extent available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s) and/or Master Servicer.


QUALIFICATIONS OF ORIGINATORS AND SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions or unless otherwise specified in the related Prospectus Supplement, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company. These criteria include, but are not limited to requirements that each Seller must (i) be properly licensed to originate and sell loans; (ii) have been conducting business for a pre-determined time period; (iii) meet minimum net worth standards; (iv) maintain insurance at pre-determined levels of coverage; and (v) be in "good standing" with governmental licensing and revenue collection agencies.


REPRESENTATIONS BY SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (ii) the Seller has good title to such Mortgage Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the

Securityholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

     All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the only representations and warranties to be made for the benefit of holders of Securities in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

     The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then, unless otherwise specified in the related Prospectus Supplement, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement or Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

     Unless otherwise specified in the related Prospectus Supplement, as to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, with respect to a series of Certificates for which no REMIC election is to be made, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Securities with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Securities, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Securityholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than


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one year less than) that of the Deleted Mortgage Loan, (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution, and (vi) except in the case of High LTV Loans, be covered under a primary insurance policy if such Mortgage Loan has a Loan-to-Value Ratio greater than 80%. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, an Unaffiliated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty, and neither an Affiliated Seller nor an Unaffiliated Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The Master Servicer will be required under the applicable Pooling Agreement or Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Securityholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

     Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

     If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

     The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to either a Pooling Agreement or a Servicing Agreement. Forms of Pooling Agreements and a form of


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



Servicing Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement or Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe the material servicing-related provisions that may appear in a Pooling Agreement or Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement or Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement or Servicing Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling Agreement or Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

     With respect to any series of Securities as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.


THE MASTER SERVICER

     The master servicer (the "Master Servicer"), if any, for a series of Securities will be named in the related Prospectus Supplement and may be ICI Funding or another affiliate of the Company. The Master Servicer is generally required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement or a Servicing Agreement.


COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement or Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Pooling Agreement or Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling Agreement or Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling Agreement or Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts,


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



a Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related Prospectus Supplement, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged


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



Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions, if applicable. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."


SUBSERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement or Servicing Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement or Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Securities--Certificate Account."



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



SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.


REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement or Servicing Agreement).

     Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

             (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

             (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

     In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Securityholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.


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



     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Securities, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement or Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Securityholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement or a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 86OG(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 86OF(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 86OG(c)(2), with respect to such property.


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



     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will not be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. If so specified in the related Prospectus Supplement, the Master Servicer will retain all Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement or Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Security Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for a series of Securities will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement or Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement or Servicing Agreement.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."


EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement and each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related Pooling Agreement or Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling Agreement and each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement or Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement or Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under "The Master Servicer; the Sub- Servicer" in the Prospectus Supplement. Such requests should be sent to the attention of the President of the Master Servicer.


                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Servicing Agreement, Indenture or Pooling Agreement, an "Agreement") between the Company and the Owner Trustee. Each Indenture, along with the related Servicing Agreement and Owner Trust Agreement, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the Securities common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Agreement for each series and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement or the Owner Trust Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Securities as from time to time are subject to the Pooling Agreement or Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

     If provided in the related Prospectus Supplement, the original principal amount of a series of Securities may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund, which Mortgage Loans will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Securities at the time and in the manner set forth in the related Prospectus Supplement. A Pre-Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal of the Securities. The related agreement providing for the transfer of additional Mortgage Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds from the sale of the Securities) or 12 months (as to amounts representing principal collections on the Mortgage Loans) after the Closing Date, and that amounts to be set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

     The Company will be required to provide data regarding any additional Mortgage Loans or Mortgage Securities to the Rating Agencies and the credit support provider, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of any additional Mortgage Loans or Mortgage Securities will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Securities or, in the case of a series guaranteed or supported by a credit support provider, will not adversely affect the capital requirements of such credit support provider. Additionally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans or Mortgage Securities have been satisfied will be required. If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Securityholders will receive a prepayment of principal as and to the extent described in the related

Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

     Each series of Securities may consist of any one or a combination of the following: (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which will be senior ("Senior Securities") in right of payment to one or more of the other classes ("Subordinate Securities"), and as to which certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes ("Strip Securities") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Securities ("Accrual Securities") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. As to each series, all Securities offered hereby (the "Offered Securities") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Offered Securities of each series may be provided by a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Reserve Fund or other credit enhancement as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Securities as described under "Description of Credit Enhancement--Subordinate Securities" or by any combination of the foregoing.

     If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.


FORM OF SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Offered Securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Security Registrar") named in the related Prospectus Supplement. With respect to each series of Certificates or Notes, the Security Registrar will be referred to as the "Certificate Registrar" or "Note Registrar," respectively. No service charge will be made for any registration of exchange or transfer of Offered Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Securityholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Security Registrar (consisting of or including the "Security Register") as the registered holder of a Security, except as otherwise indicated in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Securities ("DTC Registered Securities"), the record Holder of such Securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

     Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in any DTC Registered Securities (each such person, a "Beneficial Owner") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(ii) the Company elects in its sole discretion to discontinue the registration of such Securities through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Securities for purposes of the related Pooling Agreement or Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Securities only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Securities, may be limited because of the lack of physical certificates or notes evidencing such Securities and because DTC may act only on behalf of Participants.

     Distributions in respect of the DTC Registered Securities will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Securities. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Securities under the Pooling Agreement or Indenture only at the direction of one or more Participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Securities of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of Securities, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Securities of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement or Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

     In addition, unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement or Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Securities. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Security included in a Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate or note evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

     The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement or Indenture, and within the time period specified in the related Pooling Agreement or Indenture in the case of all other documents delivered. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan or Mortgage Security, then, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so.

Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to the related Securityholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

     With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities or unless otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this purchase or substitution obligation constitutes the sole remedy available to Securityholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     Pursuant to the related Pooling Agreement or Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement or Servicing Agreement.


CERTIFICATE ACCOUNT

     GENERAL. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Securities of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). Such Permitted Investments will, however, consist of investments only to the extent that such investments would not require registration of a Trust Fund as an investment company under the Investment Company Act of 1940, as amended. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     DEPOSITS. Unless otherwise provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

             (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

             (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

             (iii) all payments on the Mortgage Securities;

             (iv) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

             (v) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Securities as described under "Description of Credit Enhancement";

             (vi) any advances made as described under "--Advances" below;

             (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

             (viii) all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Pooling Agreement or Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Agreements -- Termination; Retirement of Securities" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

             (ix) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

             (x) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

             (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

             (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described herein or in the related Prospectus
     Supplement.

     With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

     If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

     WITHDRAWALS. Unless otherwise provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

             (i) to make distributions to the related Securityholders on each Distribution Date;

             (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

             (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

             (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Securities of the related series;

             (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

             (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans";

             (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

             (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

             (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Pooling Agreement--Certain Matters Regarding the Trustee";

             (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

             (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

             (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

             (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

             (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement or the related Servicing Agreement and Indenture for the benefit of the related Securityholders;

             (xv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement or the related Servicing Agreement and Indenture and not required to be distributed as of the date on which the related Purchase Price is determined;

             (xvi) to make any other withdrawals permitted by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement; and

             (xvii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Securities and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Securityholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Securities of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Securities are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Security at a bank or other entity having appropriate facilities therefor, if such Security has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Security holds Securities in the requisite amount or denomination specified therein), or by check mailed to the address of such Security as it appears on the Security Register; provided, however, that the final distribution in retirement of any class of Securities will be made only upon presentation and surrender of such Securities at the location specified in the notice to Securityholders of such final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

     Each class of Securities of each series (other than certain classes of Strip Securities and certain REMIC Residual Certificates that have no Security Interest Rate) may have a different Security Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Security Interest Rate or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Securities of any class (other than any class of Securities that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Securities"), and other than any class of Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Securities (other than certain classes of Strip Securities and REMIC Residual Certificates), "Accrued

Security Interest" for each Distribution Date will be equal to interest at the applicable Security Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Security Interest for each Distribution Date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Securities of the same series. Reference to such a notional amount with respect to a class of Strip Securities is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the Securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

     As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Securities will be made on each Distribution Date to the holders of the class or classes of Securities of such series entitled thereto until the principal balance(s) of such Securities have been reduced to zero. In the case of a series of Securities which includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS
 OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Securities of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. "Equity Participations" are financial participations in the equity portions of mortgage pools.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Securities of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Securities, or may be effected simply by a prioritization of payments among such classes of Securities.


ADVANCES

     If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Securities for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Securities, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Securities. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Securityholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

     As specified in the related Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement or Servicing Agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

     With each distribution to Securityholders of a particular class of Offered Securities, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement or the related Servicing Agreement and Indenture, which generally will include the following as applicable except as otherwise provided therein:

             (i) the amount, if any, of such distribution allocable to principal;

             (ii) the amount, if any, of such distribution allocable to interest;

             (iii) the amount, if any, of such distribution allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

             (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

             (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

             (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

             (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

             (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

             (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

             (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

             (xi) the amount of coverage under any Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

             (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

             (xiii) in the case of Securities benefitting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

             (xiv) with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Securities or per a specified portion of such minimum denomination. In addition to the information described above, reports to Securityholders will contain such other information as is set forth in the applicable Pooling Agreement or the applicable Servicing Agreement or Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Securities at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Securities during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Securities of each series may be comprised of one or more of the following components. Each component will have a dollar limit and, unless otherwise specified in the related Prospectus Supplement, will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and
(iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Unless otherwise specified in the related Prospectus Supplement, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Securities of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Securities of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement or Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Securities of one series may cover the Offered Securities of one or more other series.

     The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder, while setting forth the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

     In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Securities, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto.


SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Securities in a series and the circumstances under which such subordination will be available. The Offered Securities of any series may include one or more classes of Subordinate Securities.

     If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.


LETTER OF CREDIT

     If any component of credit enhancement as to the Offered Securities of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

     Any mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "--Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

     Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Securityholders will also experience losses with respect to the related Securities in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Securities. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

     Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

     Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.


BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the Federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.


RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Securities.

     In connection with the establishment of any Reserve Fund, unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Securityholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Securityholders which could adversely affect the yield to investors on the related Securities.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.


MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Securities is scheduled to expire prior to the date the final distribution on such Securities is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Securityholders.

     If a Mortgage Pool Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement or Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by Freddie Mac, Fannie Mae or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

     In lieu of the Master Servicer's obligation to maintain a Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

     If a Special Hazard Instrument has been obtained for a series of Securities, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

     If a Bankruptcy Bond has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

     The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Securityholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     Unless otherwise specified in the Prospectus Supplement, the amount of credit support provided pursuant to any form of credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Reserve Fund, Purchase Obligation, or any alternative form of credit enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement or Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Securities. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Securities are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

     With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Securities themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Securityholders to the related series.

     The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Securityholders of the related series and will be nontransferable. Unless otherwise provided in the related Prospectus Supplement, each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Securities must look solely to the credit of such entity for payment under the Purchase Obligation.

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                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

     Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder, while setting forth the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.


PRIMARY MORTGAGE INSURANCE POLICIES

     Except in the case of High LTV Loans and as otherwise specified in the related Prospectus Supplement, (i) each Single Family Loan having a Loan-to-Value Ratio at origination of over 80% is required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%, and (ii) the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

     While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

     For any Securities offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Securities that is required to be kept in force under the applicable Pooling Agreement or Indenture unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Securities for mortgage pass-through securities having a rating equal to or better than the highest then-current rating of any class of such series of Securities. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."


HAZARD INSURANCE POLICIES

     The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement or Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. The Pooling Agreement or Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic

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animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement or Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.


FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


                                   THE COMPANY

     The Company is a wholly-owned subsidiary of ICI Funding. The Company was incorporated in the State of California on May 6, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets.

     The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (714) 556-0122.


                             ICI FUNDING CORPORATION

     ICI Funding, the Company's parent, will be a Seller and may act as Master Servicer with respect to a Mortgage Pool. ICI Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. ICI Funding is a non-consolidating subsidiary of ICMH. ICI Funding primarily acquires mortgage loans from approved correspondents.

     Prior to November 1995, ICI Funding was a division of ICII. In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to ICMH, in exchange for approximately 10% of the common stock of ICMH. The common stock of ICI Funding was retained by ICII until March 1997 when it was distributed to certain officers and/or directors of ICI Funding who are also officers and/or directors of ICMH.

     At March 31, 1997, ICI Funding had approximately 115 employees. ICI Funding's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.


                     IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

     ICMH is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently-created business that invests primarily in nonconforming residential mortgage loans and securities backed by such loans. The conduit operations, conducted by ICI Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain ongoing operations contributed to the Company by Imperial Credit Industries, Inc. ("ICII"), a leading specialty finance company, in November 1995. ICMH is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

     ICMH's day-to-day operations are overseen by Imperial Credit Advisors, Inc., a wholly-owned subsidiary of ICII ("ICAI") pursuant to a management agreement between ICMH and ICAI. ICMH's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and its telephone number is
 (714) 556-0122.


                                 THE AGREEMENTS

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GENERAL

     Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Company, the Trustee, the Master Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Securities of a series are issued will be identified in the related Prospectus Supplement. Each series of Notes will be issued pursuant to an Indenture. The parties to each Indenture will be the related Issuer and the Trustee. The Issuer will be created pursuant to an Owner Trust Agreement between the Company and the Owner Trustee.

     Forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement with respect to a series of Certificates or in either the Servicing Agreement or Indenture with respect to a series of Notes. The Prospectus Supplement for a series of Securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The summaries herein, while setting forth the material provisions that may be included in the Agreements, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each series of Securities and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Securities without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Company."


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

     The Pooling Agreement or Servicing Agreement for each series of Securities will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement or Servicing Agreement.

     Each Pooling Agreement and each Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreements, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement and each Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Servicing Agreement or the related series of Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement and each Servicing Agreement will provide that neither the

Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement or Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement or Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the related Pooling Agreement or Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement or Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement or Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.


EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

POOLING AGREEMENT

     Events of Default under the Pooling Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the Securities--Advances." A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

     So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Securityholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition

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a court of competent jurisdiction for the appointment of, a Fannie Mae- or
Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

     No Securityholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Securityholders.


     SERVICING AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Company or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The


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Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     INDENTURE

     Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity,
(c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has


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been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement,
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

     With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i),


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



without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.


TERMINATION; RETIREMENT OF SECURITIES

     The obligations created by the related Agreements for each series of Securities (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or (A) if specified in the related Prospectus Supplement with respect to each series of Certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (B) if specified in the Prospectus Supplement with respect to each Series of Notes, by the Holder of the Equity Certificates, from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

     Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Securities. The foregoing is subject to the provision that if a REMIC election has been made, the termination of the related Trust Fund will be effected only in connection with a "qualified liquidation" within the meaning of Section 860F(a)(4) of the Code.


THE TRUSTEE

     The Trustee under each Pooling Agreement and Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates.

LIMITATIONS ON THE DUTIES OF THE TRUSTEE



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     The Trustee for each series of Securities will make no representation as to the validity or sufficiency of the related Agreements, the Securities or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Securities or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate
Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Securities will be required to perform only those duties specifically required under the related Pooling Agreement or Indenture. However, upon receipt of any of the various securities, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Securities will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement or Indenture; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Securities will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                              YIELD CONSIDERATIONS

     The yield to maturity of an Offered Security will depend on the price paid by the holder for such Security, the Security Interest Rate on any such Security entitled to payments of interest (which Security Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Security (or notional amount thereof if applicable) and other factors.

     A class of Securities may be entitled to payments of interest at a fixed Security Interest Rate, a variable Security Interest Rate or adjustable Security Interest Rate, or any combination of such Security Interest Rates, each as specified in the related Prospectus Supplement. A variable Security Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for


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the month preceding the Distribution Date if so specified in the related
Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of certain Strip Securities or a class of Securities having a Security Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

     With respect to any series of Securities, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Securityholders on or near the date they were due.

     In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Securities and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Securityholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Securities of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Securities, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Securities will describe the


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manner in which any such shortfalls will be allocated among the classes of such
Securities. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread."

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

     With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan. The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Securities.

     With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon

Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures; Mortgage Loan Modifications" and "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

     There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

     Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Certificates or Equity Certificates may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Securities. See "The Agreements--Termination; Retirement of Securities."



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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

     GENERAL. Each Single Family and Multifamily Loan will, and if applicable, Contracts, be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are herein referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "-- Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

     Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the


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states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Pooling Agreement or Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

     The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of


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Manufactured Homes registered in states that provide for notation of lien, the
Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement or Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES AND CERTAIN CONTRACTS

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's


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commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement".

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.


REPOSSESSION WITH RESPECT TO CONTRACTS

     GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order.


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     Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

               (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

              (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

     SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having


                                      -78-

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interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage
Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment


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schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in


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



the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement or Servicing Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

     TRANSFER OF SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.



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



     LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

INSTALLMENT CONTRACTS

     The Trust Fund Assets may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.



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



APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for ARM Loans, as set forth in the related Prospectus Supplement.

     As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan and a Contract will have represented that such Mortgage Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.



ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan and certain Contracts), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans and Contracts, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan and Contract which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

     Some of the Mortgage Loans or Contracts may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take a contrary position. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 86OG (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

     CLASSIFICATION OF REMICS. Prior to the sale of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will have delivered its opinion generally to the effect that, assuming the making of appropriate elections and compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. Such opinion will be filed with the Commission either as an exhibit to the Registration Statement of which the Prospectus Supplement is a part or in a Current Report on Form 8-K.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations,


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and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICS, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.



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



     ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such

Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such Certificate.

     MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to


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



predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     REALIZED LOSSES. Under Section 166 of the Code, holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See


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



"-Prohibited Transactions Tax and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the


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Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions


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imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a


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REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

     Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC


                                      -96-

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Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields


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on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment


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trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise disclosed in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is


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exempt from federal income tax, unless it is subject to the tax imposed by
Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

     The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to


                                      -100-

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the appropriate proportionate method of accruing market discount be provided.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Except as set forth in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

NOTES

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following


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discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

     STATUS AS REAL PROPERTY LOANS

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "--REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related Prospectus Supplement with respect the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
 .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

     GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans...secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997,
Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

     MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID

Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Except as set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

     BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust
Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

     The DOL issued an individual prohibited transactions exemption ("Exemption") to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, the Special Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Certificates Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of such Certificates or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets or the continued holding of Certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets and (3) the continued holding of Certificates acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN CERTIFICATES

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustees and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee (or Indenture Trustee in the case of transfer of Notes) and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60),
(iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Company, the Trustees, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.


                            LEGAL INVESTMENT MATTERS

     Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Securities will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Securities or to purchase any class of Offered Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of Securities will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools. The Company expects that it will make additional sales of securities similar to the Offered Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

             1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

             2. By placements by the Company with institutional investors through dealers; and

             3. By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the

Offered Securities of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of such Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of Offered Securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Securities of such series.

     The Company anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Securities. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

     A new Trust fund will be formed with respect to each series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest Securities in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

401(c) Regulations...........................................................113
Accrual Certificates...................................................8, 41, 48
Accrued Security Interest.....................................................48
Affiliated Sellers............................................................23
Agreement.....................................................................39
ARM Loans.....................................................................24
Available Distribution Amount.................................................48
Balloon Loans.................................................................25
Balloon Payment...............................................................25
Bankruptcy Code...............................................................79
Bankruptcy Loss...............................................................52
Beneficial Owner..............................................................42
Buydown Account...........................................................17, 27
Buydown Agreement.............................................................46
Buydown Funds.............................................................17, 27
Buydown Mortgage Loans....................................................17, 27
Buydown Period............................................................17, 27
CERCLA........................................................................30
Certificate...................................................................64
Certificate Account...........................................................44
Certificate Register..........................................................41
Certificate Registrar.........................................................41
Certificateholder.........................................................41, 87
Certificateholders.............................................................1
Certificates................................................................1, 6
Class Exemptions.............................................................113
Closing Date..................................................................89
Code.......................................................................9, 87
Commission.....................................................................4
Committee Report..............................................................89
Company.....................................................................1, 6
Conservation Act..............................................................80
Contingent Payment Regulations...............................................109
Contracts.....................................................................23
Contributions Tax.............................................................99
Convertible Mortgage Loan.....................................................27
Crime Control Act.............................................................85
Debt Service Coverage Ratio...................................................28
Debt Service Reduction........................................................56
Defaulted Mortgage Loss.......................................................52
Deferred Interest.............................................................25
Deficient Valuation...........................................................56
Deleted Mortgage Loan.........................................................31
Designated Seller Transaction.................................................24
Determination Date............................................................48
Distribution Date.............................................................11
DOL..........................................................................111
DOL Regulations..............................................................111
DTC...........................................................................41
DTC Registered Certificates...................................................41
Due Period....................................................................50
Equity Certificates............................................................7
Equity Participation..........................................................26

ERISA....................................................................14, 111
ERISA Plans..................................................................111
Event of Default..............................................................67
Exchange Act...................................................................4
Excluded Plan................................................................113
Exemption Rating Agencies....................................................112
Extraordinary Losses..........................................................52
Fannie Mae....................................................................29
FDIC..........................................................................23
FHA...........................................................................23
FHA Loans.....................................................................23
FIRREA........................................................................29
Fraud Loss....................................................................52
Freddie Mac...................................................................29
FTC Rule......................................................................82
Garn-St Germain Act...........................................................82
Grantor Trust Certificates................................................14, 87
Grantor Trust Fractional Interest Certificate................................102
Grantor Trust Fund............................................................87
Grantor Trust Strip Certificate..............................................102
High LTV Loans................................................................25
Holder....................................................................41, 87
Housing Act...................................................................30
HUD...........................................................................62
ICAI..........................................................................63
ICI Funding....................................................................6
ICII..........................................................................63
ICMH...........................................................................6
Indenture......................................................................7
Index.........................................................................24
Installment Contract..........................................................83
Insurance Proceeds............................................................45
Intermediaries................................................................42
IRS.......................................................................87, 89
Issue Premium.................................................................94
Issuer.........................................................................7
Letter of Credit  ............................................................53
Letter of Credit Bank.........................................................53
Liquidated Mortgage Loan......................................................37
Liquidation Proceeds..........................................................45
Loan-to-Value Ratio...........................................................26
Lock-out Expiration Date......................................................26
Lock-out Period...............................................................26
Loss..........................................................................60
Manufactured Homes............................................................23
Manufacturer's Invoice Price..................................................26
Master Servicer.........................................................1, 6, 33
Mortgage Loans..........................................................1, 9, 53
Mortgage Notes................................................................22
Mortgage Pool...............................................................1, 9
Mortgage Pool Insurance Policy................................................54
Mortgage Rate.................................................................24
Mortgage Securities.......................................................10, 24
Mortgaged Property.............................................................9
Mortgages.....................................................................22

Multifamily Loans.............................................................23
Multifamily Properties........................................................23
Net Mortgage Rate.............................................................70
Net Operating Income..........................................................28
Nonrecoverable Advance........................................................50
Note Margin...................................................................24
Note Registrar................................................................41
Offered Certificates.......................................................6, 41
Offered Notes..................................................................6
Offered Securities.............................................................6
OID Regulations...............................................................87
OTS..........................................................................116
Owner Trust....................................................................7
Owner Trustee..................................................................7
Participants..................................................................41
Parties in Interest..........................................................111
Pass-Through Rate..............................................................8
Permitted Investments.........................................................44
Plan..........................................................................14
Plan Assets..................................................................111
Plans........................................................................111
Policy Statement.............................................................115
Pool Insurer..................................................................46
Pooling Agreement.......................................................1, 8, 64
Pre-Funding Account...........................................................40
Prepayment Assumption....................................................89, 105
Prepayment Interest Shortfall.................................................71
Prepayment Penalty............................................................26
Primary Insurance Policy......................................................60
Primary Insurer...............................................................60
Prohibited Transactions Tax...................................................98
Prospectus Supplement..........................................................1
PTCE.........................................................................113
PTCE 83-1....................................................................113
Purchase Obligation...........................................................59
Purchase Price................................................................31
Qualified Substitute Mortgage Loan............................................31
Rating Agency.................................................................14
Realized Losses...............................................................52
Record Date...................................................................48
Related Proceeds..............................................................50
Relief Act....................................................................85
REMIC...................................................................1, 9, 87
REMIC Administrator...........................................................87
REMIC Certificates............................................................87
REMIC Provisions..............................................................87
REMIC Regular Certificates................................................14, 87
REMIC Regulations.............................................................87
REMIC Residual Certificates...................................................87
REO Mortgage Loan.............................................................37
REO Property..................................................................35
Reserve Fund..................................................................56
RICO..........................................................................85
RTC...........................................................................23
Securities Act.................................................................4

Seller........................................................................10
Sellers....................................................................1, 23
Senior Certificates........................................................9, 41
Senior Liens..................................................................25
Senior/Subordinate Series.....................................................41
Servicing Default.............................................................66
Servicing Standard............................................................33
Single Family Loans...........................................................23
Single Family Property........................................................23
SMMEA.........................................................................14
Special Hazard Instrument.....................................................52
Special Hazard Insurance Policy...............................................55
Special Hazard Insurer........................................................55
Special Hazard Loss...........................................................52
Special Hazard Losses.........................................................55
Special Servicer...............................................................6
Spread.........................................................................7
Strip Certificates.........................................................8, 41
Subordinate Certificates...................................................9, 41
Subservicer...................................................................35
Subservicers..................................................................28
Tax Favored Plans............................................................111
Tax-Exempt Investor..........................................................114
Tiered REMICS.................................................................88
Title V.......................................................................84
Title VIII....................................................................84
Trust Agreement................................................................7
Trust Fund..................................................................1, 7
Trustee........................................................................7
UBTI.........................................................................114
Unaffiliated Sellers..........................................................23
Underwriter..................................................................112
United States person.........................................................101
Value.........................................................................26

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                                       VERSION 1
                                                                       ---------

                              SUBJECT TO COMPLETION

           PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 13, 1997


                              PROSPECTUS SUPPLEMENT
               (TO PROSPECTUS DATED _______________________, 19__)

                                $_______________

                           ICIFC SECURED ASSETS CORP.
                                     COMPANY

               [NAME OF MASTER SERVICER] [ICI FUNDING CORPORATION]
                                 MASTER SERVICER

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19_-_

                  $__________   ____%    Class A-1 Certificates
                  $__________   ____%    Class A-2 Certificates
                  $__________   ____%    Class A-3 Certificates
                  $__________   ____%    Class A-4 Certificates
                  $ 0           ____%*   Class A-5 Certificates
                  $__________ ____% Class A-6 Certificates $ 0 Variable Rate* Class A-7 Certificates

*Accrual of interest based on the related Notional Amount as described herein under "Description of the Certificates."

         The Series 19__-__ Mortgage Pass-Through Certificates will include the following seven classes (the "Senior Certificates"): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, (ii) Class A-5 Certificates (the "Fixed Strip Certificates"), (iii) Class A-6 Certificates and (iv) Class A-7 Certificates (the "Variable Strip Certificates"). In addition to the Senior Certificates, the Series 19__-__ Mortgage Pass-Through Certificates will also consist of one class of subordinate certificates which is designated as the Class B Certificates (the "Subordinate Certificates") and one class of residual certificates which is designated as the Class R Certificates (the "Residual Certificates" and, collectively with the Senior Certificates and the Subordinate Certificates, the "Certificates"). Only the Senior Certificates (the "Offered Certificates") are offered hereby.

         The Senior Certificates in the aggregate will evidence an initial undivided interest of approximately __% in a trust fund (the "Trust Fund") consisting primarily of a pool of certain conventional fixed-rate one- to four-family first lien mortgage loans (the "Mortgage Loans") to be deposited by ICIFC Secured Assets Corp. (the "Company") into the Trust Fund for the benefit of the Certificateholders. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

The Prospectus contains an "Index of Principal Definitions" at the end of the Prospectus.

         Distributions on the Senior Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing on __________, 19__ (each, a "Distribution Date"). As more fully described herein under "Description of the Certificates-Interest Distributions," interest distributions on the Senior Certificates will be based on the Certificate Principal Balance thereof (or the Notional Amount (as defined herein) in the case of the Fixed Strip Certificates and Variable Strip Certificates) and the then applicable Pass-Through Rate thereof, which will be variable for the Variable Strip Certificates and fixed for all other classes of Certificates. Distributions in respect of principal of the Senior Certificates will be allocated among the various classes of the Senior Certificates as described herein under "Description of the Certificates-Principal Distributions." The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates. Certain losses incurred due to defaults on the Mortgage Loans and not covered by the Subordinate Certificates will be allocated on a pro rata basis between the Class A-1, Class A-5 and Class A-6 Certificates (collectively, the "Tiered Certificates"), on the one hand, and the Class A-2, Class A-3, Class A-4 and Variable Strip Certificates, on the other, as more particularly described herein under "Description of the Certificates-Allocation of Losses; Subordination." Any such losses so allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates until the Certificate Principal Balance thereof is reduced to zero, and then on a pro rata basis to the Class A-1 Certificates and Class A-5 Certificates, as more particularly described herein under "Description of the Certificates-Allocation of Losses; Subordination."

         There is currently no secondary market for the Senior Certificates. ___________________ (the "Underwriter") intends to make a secondary market in the Senior Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The Senior Certificates will not be listed on any securities exchange.

         It is a condition of the issuance of the Senior Certificates that they be rated "___" by _____________________and "___" by
_________________________________________.

         As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. Each class of Senior Certificates will constitute "regular interests" in the REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

         SEE "RISK FACTORS" BEGINNING ON PAGE S-____ HEREIN AND ON PAGE 11 OF THE PROSPECTUS FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING AN INVESTMENT IN THE CERTIFICATES.

         THE YIELD TO MATURITY ON THE SENIOR CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING AS A RESULT OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO

INVESTORS ON THE SENIOR CERTIFICATES MAY BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. THE YIELD TO INVESTORS ON THE FIXED STRIP CERTIFICATES AND THE VARIABLE STRIP CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) AND DEFAULTS ON THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY OVER TIME. A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN SUCH CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENTS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OFFERED OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The Offered Certificates will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Offered Certificates will be equal to ____% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest thereon from ___________________________ 1, 19__ (the "Cut-off Date"), net of any expenses payable by the Company.

         The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Offered Certificates will be made on or about ____________________, 19__ at the office of ________________________,
_______________________________________ against payment therefor in immediately available funds.

                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL ____________________, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. An "Index of Principal Definitions" indicating where certain capitalized terms used herein and in the Prospectus are defined appears at the end of the Prospectus.

Title of Securities...........  Mortgage Pass-Through Certificates, Series
                                19__-__.

Company.......................  ICIFC Secured Assets Corp. (the "Company"), a
                                wholly-owned subsidiary of ICI Funding
                                Corporation ("ICI Funding"). See "The Company" and "ICI Funding Corporation" in the Prospectus.

Seller........................  [Name of Seller][ICI Funding Corporation] (the
                                "Seller" or ["ICI Funding"])[, a
                                non-consolidating subsidiary of Imperial Credit Mortgage Holdings, Inc. ("ICMH")]. See "Description of the Mortgage Pool-The Seller" herein [and "ICI Funding Corporation" and "Imperial Credit Mortgage Holdings, Inc." in the Prospectus].

Master Servicer...............  [Name of Master Servicer] [ICI Funding
                                Corporation] (the "Master Servicer" [or "ICI
                                Funding"])[, a non-consolidating subsidiary of Imperial Credit Mortgage Holdings, Inc. ("ICMH")]. The Mortgage Loans will be subserviced by _________________ (the
                                "Sub-Servicer"). See "Pooling and Servicing
                                Agreement-The Master Servicer; the Sub-Servicer" herein [and "ICI Funding Corporation" and "Imperial Credit Mortgage Holdings, Inc." in the Prospectus].

Trustee.......................  __________, ______________________________ (the
                                "Trustee").

Cut-off Date..................  _________________ 1, 19__ (the "Cut-off Date").

Delivery Date.................  On or about ___________, 19__ (the "Delivery
                                Date").

Denominations.................  The Senior Certificates will be issued in registered, certificated form, in minimum denominations of $_____________ (or in minimum Notional Amounts of $__________ in the case of the Fixed Strip Certificates_____ or Variable Strip Certificates) and integral multiples of $_____ in excess thereof.

The Mortgage Pool.............  The Mortgage Pool will consist of a pool of conventional, fixed-rate, fully amortizing mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date of approximately $______________. The Mortgage Loans are secured by first liens on one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgage Loans have individual principal balances at origination of at least $_________ but not more than $___________ with an average principal balance at origination of approximately $____________. The Mortgage Loans have terms to maturity from the date of origination or modification of not more than ___ years, and a weighted average remaining term to stated maturity of approximately ___ months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Rates of at least ____% per annum but not more than ____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum as of the Cut-off Date. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Senior Certificates.......  The Senior Certificates in the aggregate evidence an initial interest of approximately ____% in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool. The Senior Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Company, the Master Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Senior Certificates will have the following Pass-Through Rates and Certificate Principal Balances as of the Cut-off Date:

         Class A-1 Certificates    ____%            $_____________
         Class A-2 Certificates    ____%            $_____________
         Class A-3 Certificates    ____%            $_____________
         Class A-4 Certificates    ____%            $_____________
         Class A-5 Certificates    ____%            $    0
         Class A-6 Certificates    ____%            $_____________
         Class A-7 Certificates    Variable Rate    $    0

                                The Offered Certificates are subject to various priorities for payment of interest and principal as described herein. For a description of the allocation of interest and principal distributions among the Senior Certificates, see "SummaryInterest Distributions," "-Principal
                                Distributions," "Description
                                of the Certificates-Interest Distributions" and "-Principal Distributions on the Senior Certificates" herein.

Interest Distributions........  The Pass-Through Rates on the Senior
                                Certificates (other than the Variable Strip
                                Certificates) are fixed and set forth on the cover hereof. The Pass-Through Rate on the Variable Strip Certificates on each Distribution Date will equal the weighted average, as determined on the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans. The Pool Strip Rate on each Mortgage Loan is equal to the Net Mortgage Rate thereon minus ____%. The Net Mortgage Rate on each Mortgage Loan is equal to the Mortgage Rate thereon minus the rate per annum at which the related master servicing fees accrue (the "Servicing Fee Rate"). The Pool Strip Rates on the Mortgage Loans range between ____% and ____%. The initial Pass-Through Rate on the Variable Strip Certificates is approximately ____%. The Fixed Strip Certificates and Variable Strip Certificates have no Certificate Principal Balance and will accrue interest at the then applicable Pass- Through Rate on the Notional Amount (as defined herein).

                                Holders of the Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date, interest distributions in an amount equal to the aggregate of all Accrued Certificate Interest (as defined below) with respect to such Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (the "Senior Interest Distribution Amount").

                                With respect to any Distribution Date, the Accrued Certificate Interest in respect of each class of Senior Certificates will be equal to one month's interest accrued at the applicable PassThrough Rate on the Certificate Principal Balance (or, in the case of the Fixed Strip Certificates and Variable Strip Certificates, the Notional Amount (as defined below)) of the Certificates of such class immediately prior to such Distribution Date, less any interest shortfalls not covered by Subordination (as defined herein) and allocated to the Certificates of such class as described herein, including any Prepayment Interest Shortfall (as defined herein), if any, for such Distribution Date.

                                If the Senior Interest Distribution Amount for any Distribution Date is less than the Available Distribution Amount for such date, then such shortfall shall be allocated among the respective classes of Senior Certificates as described herein under "Description of the Certificates-Allocation of Losses;
                                Subordination," and the unpaid Accrued
                                Certificate Interest in respect of the
                                Certificates of each such class will be payable to the holders thereof on subsequent Distribution Dates, to the extent of available funds. The Notional Amount of the Fixed Strip Certificates and Variable Strip Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all classes, including the Subordinate Certificates, as of such date. See "Description of the Certificates-Interest Distributions" herein. References herein to the Notional Amount of the Fixed Strip Certificates and Variable Strip Certificates are used solely for certain calculations and do not represent the right of the holders of the Fixed Strip Certificates and Variable Strip Certificates to receive distributions of such amount.

Principal Distributions.......  Holders of the Senior Certificates will be entitled to receive on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed to the holders of the Senior Certificates, a distribution allocable to principal which will, as more fully described herein under "Description of the CertificatesDistributions of Principal," include (i) the Senior Percentage (as defined herein) of scheduled principal payments due on the Mortgage Loans and of the principal portion of any unscheduled collections of principal (other than mortgagor prepayments and amounts received in connection with a Final Disposition (as defined herein) of a Mortgage Loan described in clause (ii) below), including repurchases of the Mortgage Loans, (ii) in connection with the Final Disposition of a Mortgage Loan that did not incur any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses (each as defined herein), an amount equal to the lesser of (a) the Senior Percentage of the Stated Principal Balance (as defined herein) of such Mortgage Loan and (b) the Senior Accelerated Distribution Percentage (as defined herein) of the related collections, including any Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal and (iii) the Senior Accelerated Distribution Percentage (as defined below) of mortgagor prepayments on each Mortgage Loan.

                                Distributions in respect of principal of the Senior Certificates on any Distribution Date will be allocated among the classes then entitled to such distributions, as described herein. See "Summary-Special Prepayment Considerations" and "-Special Yield Considerations" and "Certain Yield and Prepayment Considerations" herein. The Fixed Strip Certificates and Variable Strip Certificates will not be entitled to receive any principal distributions.

                                The Senior Percentage initially will be
                                approximately ____% and will be recalculated after each Distribution Date as described herein to reflect the entitlement of the holders of the Senior Certificates to subsequent distributions allocable to principal. For each Distribution Date occurring prior to the Distribution Date in ______________, _____________, the Senior
                                Accelerated Distribution Percentage will equal 100%. Thereafter, as further described herein, during certain periods, subject to certain loss and delinquency criteria described herein, the Senior Accelerated Distribution Percentage may be 100% or otherwise disproportionately large relative to the Senior Percentage. See "Description of the Certificates-Principal Distributions on the Senior Certificates" herein.

Advances......................  The Master Servicer is required to make advances
                                ("Advances") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Certificates- Advances" herein and in the Prospectus.

Allocation of Losses;
Subordination.................  Subject to the limitations set forth below,
                                Realized Losses (as more particularly described herein) on the Mortgage Loans will be allocated first to the Subordinate Certificates and then to the Senior Certificates. The subordination provided by the Subordinate Certificates will cover Realized Losses on the Mortgage Loans that constitute Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each as defined in the Prospectus) to the extent described herein under "Description of the Certificates-Allocation of

                                Losses; Subordination." The aggregate amounts of Special Hazard Losses, Fraud Losses and Bankruptcy Losses which may be allocated to the Subordinate Certificates are initially limited to $_______, $_______ and $_______, respectively. All of the foregoing amounts are subject to periodic reduction as described herein. In the event the Certificate Principal Balance of the Subordinate Certificates is reduced to zero, all additional losses will be borne by the Senior Certificateholders. In addition, any Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in excess of the respective amounts of coverage therefor will be borne by the holders of Senior Certificates and Subordinate Certificates on a pro rata basis. Any Default Losses (as defined herein) incurred on the Mortgage Loans and not covered by the Subordinate Certificates will be allocated on a pro rata basis between the Class A-1, Class A-5 and Class A-6 Certificates (the "Tiered Certificates"), on the one hand, and the Class A-2, Class A-3, Class A-4 and Variable Strip Certificates, on the other, as more particularly described herein. Any such losses so allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates until the Certificate Principal Balance thereof is reduced to zero and then on a pro rata basis between the Class A-1 Certificates and the Class A-5 Certificates, as more particularly described herein. Because principal distributions are paid to certain classes of Senior Certificates before other classes, holders of classes of Senior Certificates having a later priority of payment bear a greater risk of such losses than holders of classes of Senior Certificates having earlier priorities for distribution of principal. See "Description of the Certificates-Allocation of Losses; Subordination" herein.

Subordinate Certificates......  The Class B Certificates (the "Subordinate
                                Certificates") have an aggregate initial
                                Certificate Principal Balance of approximately $__________, evidencing an initial Subordinate Percentage of approximately ____%, and a Pass-Through Rate of ____%. The Subordinate Certificates are not being offered hereby.

Optional Termination..........  At its option, on any Distribution Date when the aggregate principal balance of the Mortgage
                                Loans is less than ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the Company may (i) purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates or (ii) purchase in whole, but not in part, the Certificates. See "Pooling and Servicing Agreement- Termination" herein and "The Pooling Agreement-Termination; Retirement of
                                Certificates" in the Prospectus.

Special Prepayment
Considerations................  The rate and timing of principal payments on the
                                Senior Certificates will depend on the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Senior Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                [The multiple class structure of the Senior
                                Certificates results in the allocation of prepayments among certain classes as follows [TO BE INCLUDED AS APPROPRIATE]:]

                                [SEQUENTIALLY PAYING CLASSES: [All] classes of the Senior Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayments of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the commencement of principal distributions on such classes.]

                                [PAC CERTIFICATES: Principal distributions on the PAC Certificates generally will be payable in amounts determined based on schedules as described herein, assuming that the prepayments on the Mortgage Loans occur each month at a constant level between approximately ____% SPA and approximately ____% SPA and based on certain other assumptions. However, as discussed herein, actual principal distributions may be greater or less than the described amounts. If the prepayments on the Mortgage Loans occur at a level below or above the PAC Targeted Range, the amount of principal distributions may deviate from the described amounts and the weighted average lives of the remaining PAC Certificates may be extended or shortened. The classes of PAC Certificates with later priorities of payment are less likely to benefit from the stabilization of principal distributions provided by the Companion Certificates as described herein) than the PAC Certificates with earlier priorities of payment. Investors in the PAC Certificates should be aware that the stabilization provided by the Companion Certificates is limited.]

                                [TAC CERTIFICATES: Principal distributions on the TAC Certificates generally will be payable thereon in the amounts determined by using the schedules described herein, assuming that prepayments on the Mortgage Loans occur each month at a constant level of approximately ____% SPA, and based on certain other assumptions. However, as discussed herein, actual principal distributions may be greater or less than the described amounts, because it is highly unlikely that the actual prepayment speed of the Mortgage Loans each month will remain at or near ____% SPA. If the Companion Certificates are retired before all of the TAC Certificates are retired, the rate of principal distributions and the weighted average lives of the remaining TAC Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans, and principal distributions thereon will be more likely to deviate from the described amounts.]

                                [COMPANION CERTIFICATES: Because all amounts available for principal distributions among the Senior Certificates in any given month will be applied first to the [PAC] [TAC] Certificates up to the described amounts and any excess other such amounts will be applied to the Companion Certificates, the rate of principal distributions on, and the weighted average lives of the Companion Certificates will be more sensitive to changes in the rates of prepayment of the Mortgage Loans than the rate of principal distributions on and the weighted average lives of the [PAC] [TAC] Certificates.]

                                See "Description of the Certificates-Principal Distributions on the Senior Certificates," and "Certain Yield and Prepayment Considerations" herein, and "Maturity and Prepayment Considerations in the Prospectus.

Special Yield
Considerations................  The yield to maturity on each class of the
                                Senior Certificates will depend on the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance or Notional Amount of such class. The yield to maturity on each class of the Senior Certificates will also depend on the Pass-Through Rate and any adjustments thereto (as applicable) and the purchase price for such Certificates. The yield to investors on any class of Senior Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and the lack of any distribution of interest on the amount of any partial prepayments. Prepayment Interest Shortfalls resulting from principal prepayments in full in any calendar month will not adversely affect the yield to investors in the Offered Certificates to the extent such prepayment interest shortfalls are covered by the Master Servicer as discussed herein.

                                In general, if a class of Senior Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Senior Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                The Senior Certificates were structured based on a number of assumptions, including a prepayment assumption of ____% SPA and corresponding weighted average lives as set forth herein under "Special Prepayment Considerations." The prepayment, yield and other assumptions for the respective classes that are to be offered hereunder will vary as determined at the time of sale.

                                [The multiple class structure of the Senior
                                Certificates causes the yield of certain classes to be particularly sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows [TO BE INCLUDED AS APPROPRIATE]:]

                                [INTEREST STRIP AND INVERSE FLOATER CLASSES: The yield to investors on the [identify classes] will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including by reason of prepayments, defaults and liquidations), which may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the [identify interest strip and inverse floater strip classes] to recover their initial investments, and a slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the [identify non-strip inverse floater classes].]

                                [VARIABLE STRIP CERTIFICATES: In addition to the foregoing, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than the yields on the other Senior Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates, because holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.]

                                [ADJUSTABLE RATE (INCLUDING INVERSE FLOATER)
                                CLASSES: The yield to investors on the [identify floating rate classes] will be sensitive, and the yield to investors on the [identify inverse floater classes] will be extremely sensitive, to fluctuations in the level of [the Index]. THE PASS-THROUGH RATE ON THE [IDENTIFY INVERSE FLOATER CLASSES] WILL VARY INVERSELY WITH, AND AT A MULTIPLE OF, [THE INDEX].]

                                [INVERSE FLOATER COMPANION CLASSES: In addition to the foregoing, in the event of relatively low prevailing interest rates (including [the Index]) and relatively high rates of principal prepayments over an extended period, while investors in the

                                [identify inverse floater companion classes] may then be experiencing a high current yield on such Certificates, such yield may be realized only over a relatively short period, and it is unlikely that such investors would be able to reinvest such principal prepayments on such Certificates at a comparable yield.]

                                [RESIDUAL CERTIFICATES: Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein; however, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of the term of the REMIC that substantially exceed the principal and interest payable thereon during such periods. See "Certain Yield and Prepayment Considerations, " especially "-Additional Yield Considerations Applicable Solely to the Residual Certificates " herein, "Federal Income Tax Consequences" herein and in the Prospectus and "Yield Considerations" in the Prospectus.]

                                See "Certain Yield and Prepayment
                                Considerations" especially -Yield
                                Considerations, -Additional Yield Considerations Applicable Solely to the Residual Certificates" and "Federal Income Tax Consequences"] herein, and "Yield Considerations" in the Prospectus.

Federal Income
Tax Consequences..............  An election will be made to treat the Trust Fund as a real estate mortgage investment conduit
                                ("REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, ___________ __________, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC within the meaning of Sections 860A through 86OG of the Internal Revenue Code of 1986 (the "Code").

                                For federal income tax purposes, the Class R
                                Certificates will be the sole Class of "residual interests" in the Trust Fund and the Senior Certificates and the Subordinate Certificates will constitute the "regular interests" in the Trust Fund and will generally be treated as representing ownership of debt instruments in the Trust Fund.

                                For federal income tax reporting purposes, the _________ Certificates will not, and the
                                __________Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be ____% SPA (as defined herein). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

                                Investors are advised to consult their tax advisors as to the tax consequences of an investment in the Certificates in light of each investor's individual circumstances and to review "Federal Income Tax Consequences" herein and in the Prospectus for a general discussion of material tax matters related to the Certificates.

Ratings.......................  It is a condition of the issuance of the Senior
                                Certificates that they be rated "____" by _______________________________ and "____" by
                                _______________________________. A security
                                rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. The ratings of the Fixed Strip Certificates and Variable Strip Certificates do not address the possibility that the holders of such Certificates may fail to fully recover their initial investments. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

Legal Investment..............  The Senior Certificates will constitute
                                "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies. Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult with their legal advisors. See "Legal Investment" herein and "Legal Investment Matters" in the Prospectus.

Listing Application...........  The Company does not currently intend to make an application to list the Offered Certificates on a national securities exchange or to quote the Offered Securities in the automated quotation system of a registered securities association.

Risk Factors..................  There are material risks associated with an investment in the Certificates. See "Risk
                                Factors" beginning on page S-___ herein and on page 11 of the Prospectus for a discussion of significant matters affecting investments in the Certificates.

                                  RISK FACTORS

         [Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure may include the following:

         DELINQUENCIES AND POTENTIAL DELINQUENCIES. Approximately ___% of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, the "Delinquent Mortgage Loans") as of the Cut-Off Date. Prospective investors in the Certificates should be aware, however, that only approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) had a first Monthly Payment due on or before ________, 1996, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-Off Date.

         Approximately ____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-Off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market continues to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may increase substantially, as compared to such rates in a stable or improving real estate market.

         Approximately ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.

         UNDERWRITING. Approximately ____% of the Mortgage Loans (measured by Cut- Off Date Balance) were underwritten in accordance with underwriting standards that are intended to provide one- to-four family mortgage loans to borrowers whose creditworthiness and credit histories do not satisfy the requirements of typical "A" credit borrowers. The Mortgagors with respect to such Mortgage Loans may have records of major derogatory credit such as credit write-offs, outstanding judgments and prior bankruptcies. Such Mortgage Loans generally bear higher rates of interest than mortgage loans made to "A" credit borrowers. Such Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans made to "A" credit borrowers.]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $__________. The Mortgage Loans will consist of conventional (neither insured by the Federal Housing Administration ("FHA") nor guaranteed by the Veterans' Administration ("VA")), fixed-rate, fully-amortizing, level monthly payment first lien Mortgage Loans with terms to maturity of not more than __ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from [ICI Funding] (the "Seller)." The Mortgage Loans were acquired by the Seller from [various third party correspondents]. The Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if the Seller is obligated but fails to do so. See "Description of the Mortgage Pool-Representations by Sellers" and "Description of the CertificatesAssignment of Trust Fund Assets" in the Prospectus. The Mortgage Loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described herein. See "-Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         None of the Mortgage Loans will have been originated prior to ____________________ or will have a maturity date later than
____________________. No Mortgage Loan will have a remaining term to maturity as of the Cut-off Date of less than ___ months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ months. The weighted average original term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ months.

         As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

         Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been purchased from _______________, and each other Seller sold no more than ____% but less than ____% of the Mortgage Loans to the Company. Except as indicated in the preceding sentence, no Seller sold more than ____% of the Mortgage Loans to the Company.

         No Mortgage Loan provides for deferred interest or negative amortization. None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance as of the Cut-Off Date.

                                                       MORTGAGE RATES


                                        NUMBER OF                  AGGREGATE                  PERCENTAGE
      MORTGAGE RATES(%)              MORTGAGE LOANS            PRINCIPAL BALANCE           OF MORTGAGE POOL
      -----------------              --------------            -----------------           ----------------
 .............................                              $                                                   %
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================



As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately ____% per annum.

                                        CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES


                                        NUMBER OF                  AGGREGATE                  PERCENTAGE
      PRINCIPAL BALANCE              MORTGAGE LOANS            PRINCIPAL BALANCE           OF MORTGAGE POOL
      -----------------              --------------            -----------------           ----------------
 .............................                              $                                                   %
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================



     As of the Cut-off Date, the average unpaid principal balance of the Mortgage Loans will be approximately $

                                                ORIGINAL LOAN-TO-VALUE RATIOS


                                        NUMBER OF                   AGGREGATE                  PERCENTAGE
     LOAN-TO-VALUE RATIO             MORTGAGE LOANS             PRINCIPAL BALANCE           OF MORTGAGE POOL
     -------------------             --------------             -----------------           ----------------
 .............................                              $                                                   %
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================



     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will have been approximately ____%.

                                      GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES


                                        NUMBER OF                   AGGREGATE                  PERCENTAGE
            STATE                    MORTGAGE LOANS             PRINCIPAL BALANCE           OF MORTGAGE POOL
            -----                    --------------             -----------------           ----------------
[NAME OF STATE]..............                              $                                                   %
[NAME OF STATE]..............
[NAME OF STATE]..............
[NAME OF STATE]..............
[NAME OF STATE]..............
[NAME OF STATE]..............
Other(1).....................   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================



----------------
(1)"Other" includes states and the District of Columbia with less than ____% concentrations individually.


     [No more than____% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area].

                                                  MORTGAGED PROPERTY TYPES


                                        NUMBER OF                   AGGREGATE                  PERCENTAGE
          PROPERTY                   MORTGAGE LOANS             PRINCIPAL BALANCE           OF MORTGAGE POOL
          --------                   --------------             -----------------           ----------------
Single-family detached.......                              $                                                   %

Planned Unit Development
(detached)...................

Two-to four-family units.....

Condo Low-Rise (less than
5 stories)...................

Condo High-Rise (9 stories
or more).....................

Townhouse....................

Planned Unit Developments
(attached)...................

Leasehold....................   ------------------------   -------------------------   -------------------------

         Total...............                              $                                                   %
                                ========================    ========================   =========================


                                                   MORTGAGE LOAN PURPOSES


                                        NUMBER OF                   AGGREGATE                  PERCENTAGE
        LOAN PURPOSE                 MORTGAGE LOANS             PRINCIPAL BALANCE           OF MORTGAGE POOL
        ------------                 --------------             -----------------           ----------------
Purchase.....................                              $                                                   %
Rate/Term Refinance..........
Equity Refinance.............   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================


     The weighted average Loan-to-Value Ratio at origination of equity refinance Mortgage Loans will have been____%. The weighted average Loan-to-Value Ratio at origination of rate and term refinance Mortgage Loans will have been____%.

                                                 MORTGAGE LOAN DOCUMENTATION


                                        NUMBER OF                   AGGREGATE                  PERCENTAGE
       TYPE OF PROGRAM               MORTGAGE LOANS             PRINCIPAL BALANCE           OF MORTGAGE POOL
       ---------------               --------------             -----------------           ----------------
Full.........................                              $                                                   %
Alternative..................
Reduced......................
No Income/No Asset...........   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================



         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans which were underwritten under a reduced loan documentation program will have been ____%. No more than____% of such reduced loan documentation Mortgage Loans will be secured by Mortgaged Properties located in California.


                                                       OCCUPANCY TYPES


                                        NUMBER OF                   AGGREGATE                  PERCENTAGE
          OCCUPANCY                  MORTGAGE LOANS             PRINCIPAL BALANCE           OF MORTGAGE POOL
          ---------                  --------------             -----------------           ----------------
Primary Residence............                              $                                                   %
Second/Vacation..............
Non Owner-occupied...........   ------------------------   -------------------------   -------------------------
         Total...............                              $                                                   %
                                ========================    ========================   =========================



         [Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates on or before the time of issuance of such Certificates. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

THE SELLER

         [Description of Seller as appropriate. The following disclosure is for ICI Funding but will be similar if the Seller is an entity other than ICI
Funding:

         ICI Funding Corporation ("ICI Funding" or the "Seller"), the Company's parent, is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide. ICI Funding is a non-consolidating subsidiary of Imperial Credit Mortgage Holdings, Inc., a publicly traded Real Estate Investment Trust. ICI Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, ICI Funding was a division of Imperial Credit Industries, Inc. ("ICII"). In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to Imperial Credit Mortgage Holdings, Inc., in exchange for approximately 10% of Imperial Credit Mortgage Holdings, Inc.'s common stock. The common stock of ICI Funding was retained by ICII until March 1997 when it was distributed to certain officers and/or directors of ICI Funding who are also officers and/or directors of ICMH.

         At __________________, 199__, ICI Funding had approximately ___ employees. ICI Funding's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California, 92707, and its telephone number is (714) 556-0122.]

         The information set forth in the preceding paragraphs regarding the Seller has been provided by the Seller.

UNDERWRITING STANDARDS

         [Underwriting standards as appropriate. The following underwriters standards are those presently applicable for ICI Funding:

         All of the Mortgage Loans were acquired by ICI Funding and were underwritten in accordance with, or pursuant to, the standards of either ICI Funding's Progressive Series Program or its Progressive Express(TM) Program, each of which is described below.

         Approximately _____% of the Mortgage Loans (by Cut-off Date Scheduled Principal Balance) were underwritten pursuant to, or in accordance with, the Progressive Series I Program, ______% pursuant to, or in accordance with, the Progressive Series II Program, _______% pursuant to, or in accordance with, the Progressive Series III Program, ______% pursuant to, or in accordance with, the Progressive Series III+ Program, ______% pursuant to, or in accordance with, the Progressive Series IV Program, _____% pursuant to, or in accordance with, the Progressive Series V Program, and _____% pursuant to, or in accordance with the Progressive Express(TM) Program.

THE PROGRESSIVE SERIES PROGRAM

         GENERAL. The underwriting guidelines utilized in the Progressive Series Program, as developed by ICI Funding, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of six mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and Loan-to-Value Ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV or V, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV and V allow for less restrictive standards because of certain compensating or offsetting factors such as a lower Loan-to-Value Ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinance mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I Program utilizes an average annual salary to calculate the debt service-to-income ratio. Salaried borrowers are evaluated based on a 12 month salary history, and self-employed and commission borrowers are evaluated on a 24 month basis. The debt service-to-income ratio for Series I borrowers is required to be within the range of 36% to 50%. The Progressive Series II, III, III+, IV and V Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the Loan-to-Value Ratio of the Mortgage Loan.

         Under the Progressive Series Program, ICI Funding underwrites one- to four- family mortgage loans with Loan-to-Value Ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than ICI Funding at origination; however, the combined Loan-to- Value Ratio ("CLTV") generally may not exceed 95% for mortgage loan amounts up to $400,000 and 90% for mortgage loan amounts above $400,000. In certain circumstances, ICI Funding may allow second lien financing with CLTVs of up to 100%. The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with FHLMC and FNMA standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, ICI Funding may approve mortgage loans in excess of such amount on a case-by-case basis.

         All of the mortgage loans originated under the Progressive Series I Program are underwritten either by employees of ICI Funding or by contracted mortgage insurance companies or delegated conduit sellers. All mortgage loans originated under the Series II and III Programs are underwritten by employees of ICI Funding and/or Commonwealth Mortgage Assurance Company. Substantially all of the mortgage loans originated under the Series III+, IV and V Programs are underwritten by employees of ICI Funding or contracted due diligence firms. Substantially all of the Series I Program mortgage loans and all of the Series

II and III Program mortgage loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a Primary Insurance Policy. None of the Series III+ Program Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. In general, all Series IV and Series V Program Mortgage Loans have Loan-to-Value Ratios at origination which are less than or equal to 80% and do not require a Primary Insurance Policy. ICI Funding receives verbal verification from ICI Funding's conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

         FULL/ALTERNATIVE DOCUMENTATION AND REDUCED DOCUMENTATION PROGRESSIVE SERIES PROGRAMS. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. ICI Funding requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program, the Lite Documentation Program, the "No Ratio" Program or the "No Income, No Assets" Program (any of the foregoing, a "Reduced Documentation Program"). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves as required based upon the Loan-to-Value Ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or FHLMC Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-l's, federal business tax returns for two years, year-to-date financial statements, a business credit report (for corporations) and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Limited Documentation Program, which is available to borrowers in every Progressive Series Program, ICI Funding obtains from prospective borrowers either a verification of deposits or bank statements for the most recent two- month period preceding the mortgage loan application. In addition, the Lite Documentation Program is available to Series III+, Series IV and Series V self- employed borrowers where the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum Loan- to-Value Ratios (including secondary financing) under the Limited Documentation and Lite Documentation Programs generally are limited.

         The Progressive Series Program also allows for approval of applications pursuant to the "No Ratio" Program and "No Income, No Assets" Program. The "No Ratio" Program, available to borrowers in the Series I and Series II Programs, is designed for a mortgage loan which requires a minimum 20% down payment from the borrower with employment information, but no income information, stated on the application (and, therefore, the debt service-to-income ratio is not calculated). The verification of assets is confirmed by written verification of deposits and supported by bank statements. With respect to the "No Ratio" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is not eligible.

         The "No Income, No Assets" Program, available to borrowers in the Series I Program, requires a much larger down payment than under the "No Ratio" Program. Under this program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the "No Income, No Assets" Program, a mortgage loan with a Loan- to-Value Ratio at origination in excess of 80% is generally not eligible.

         Under all Progressive Series Programs, ICI Funding's conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a Loan-to-Value Ratio at origination in excess of 80% for Series I, II and III and mortgage loans on mortgaged property used as a second or vacation home by the prospective borrowers are not eligible for a Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions and rate-term transactions and a maximum loan amount of $650,000 for cash out refinance transactions. The maximum loan amount for mortgage loans underwritten in accordance with Series III+, IV and V Reduced Documentation Program is $450,000. Secondary financing is allowed in the origination of the Limited Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. Secondary financing may also be allowed in the case of the "No Ratio" or the "No Income, No Assets" Programs. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

         CREDIT HISTORY. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of five trade accounts, with 24 months credit history, no 30-day delinquent mortgage payments in the last 24 months, and a maximum of two 30-day delinquent payments on any installment credit account within the past 24 months. No bankruptcies or foreclosures are allowed in the past 24 months. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months.

         With respect to the Series II Program, a borrower must have a minimum of five trade accounts with no late mortgage payments for the past 12 months and may have one 30-day delinquent mortgage payment within the past 13th through 24th months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30-day delinquent payments within the past 24 months on any installment credit account. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

         With respect to the Series III Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 24 months. The borrower may not have more than three 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 24 months and may not have more than three 30-day delinquent and one 60-day delinquent payment on any installment credit account in the past 24 months. Any open judgment, suit, lien, collection or charge-off must be paid prior to closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re- established a satisfactory credit history. No late mortgage payments are permitted on equity take-out refinances under the Limited Documentation Program offered under the Progressive Series Program.

         With respect to the Series III+ Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. The borrower may not have more than two 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 12 months and may not have more than two 30-day delinquent payments and one 60-day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens collections, charge-offs not to exceed $500 must be paid in full at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have reestablished a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

         With respect to the Series IV Program, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. The borrower may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90-day delinquent payment on revolving debt in the last 12 months and may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90- day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $1,000 must be paid in full at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 18 months.

         With respect to the Series V Program, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments and one 90-day delinquent mortgage payment within the past 12 months. The borrower may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on revolving debt in the last 12 months and may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections or charge-offs not to exceed $4,000 must be paid in full at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 12 months.

         QUALITY CONTROL. ICI Funding generally performs a pre-funding audit on each Progressive Series Program mortgage loan. This audit includes a review for compliance with Progressive Series Program parameters and accuracy of the legal documents. ICI Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Series Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         APPRAISALS. One- to four-family residential properties that are to secure Progressive Series Program mortgage loans are appraised by qualified independent appraisers who are approved by ICI Funding's correspondents. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of ICI Funding's quality control procedures, either field or desk appraisal reviews are obtained on 10% of all mortgage loans originated under the Progressive Series Program. Selected mortgage loans will also be reviewed for compliance and document accuracy. Historically, desk and/or field appraisal reviews have been required on all mortgage loans originated under the Progressive Series Program with Loan-to- Value Ratios in excess of 65% on mortgaged properties located in the State of California, Loan-to-Value Ratios in excess of 70% on any properties in all other states, loan amounts in excess of $350,000, non-owner occupied properties, second home properties, cash-out refinance mortgage loans and whenever in the underwriter's judgment it is necessary to reverify the appraised value of the property. Effective February 3, 1997, each loan includes one full appraisal and an enhanced review appraisal by a national appraisal company designated by ICI Funding. The enhanced appraisal review is not required when the full appraisal is ordered by the Conduit Seller from one of ICI Funding's approved national appraisal companies.

         VARIATIONS. ICI Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, ICI Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) the prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         THE PROGRESSIVE EXPRESS(TM) PROGRAM

         GENERAL. In July 1996, ICI Funding developed an additional Series to the Progressive Program, the "Progressive Express(TM) Program". The concept of the Progressive Express(TM) Program is to underwrite the loan focusing on the borrowers Fair Issac ("FICO") credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgage property as collateral for the loan. The FICO Score was developed by Fair, Issac Co., Inc. of San Rafael, California. It is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express(TM) Program offers six levels of mortgage loan programs. The Progressive Express(TM) Program has a minimum FICO score that must be met by each of the borrowers and does not allow for any exceptions to the FICO score requirement. The FICO Score requirement is as follows: Progressive Express(TM) I 681 & above, Progressive Express(TM) II 680-621, Progressive Express(TM) III 620-601, Progressive Express(TM) IV 600-581, Progressive Express(TM) V 580-551, and Progressive Express(TM) VI 550-500. Each Progressive Express(TM) program has different FICO score requirements, credit criteria, reserve requirements, and Loan-to-Value Ratio restrictions. Progressive Express(TM) I is designed for credit history and income requirements typical of "A+" credit borrowers. In the event a borrower does not fit the Progressive Express(TM) I criteria, the borrower's mortgage loan is placed into either Progressive Express(TM) II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrower unique credit profile.

         Under the Progressive Express(TM) Program, ICI Funding underwrites single family dwellings with Loan-to-Value Ratios at origination of up to 95%. In order for the property to be eligible for the Progressive Express(TM) Program, it must be a single family residence (1 unit only), condominium, and/or planned unit development (PUD). Each mortgage loan is individually underwritten by an ICI Funding employee or by contracted Commonwealth Mortgage Assurance Company staff on-site at ICI Funding. This program is not offered to Conduit Sellers under their Delegated Underwriting program. Progressive Express(TM) Programs I through IV with Loan-to-Value Ratios at origination in excess of 80% are insured by Commonwealth Mortgage Assurance Company. Loan-to-Value Ratios of 80.01% to 85% require 22% mortgage insurance coverage and 85.01% to 90% require 30% mortgage insurance coverage.

         Each respective buyer completes a Progressive Express(TM) Doc loan application and certifies the following when signing the application; property is intended to be owner-occupied, funds are not from a gift, borrower is presently employed, and the transaction is not a non-arms length transaction. At the time of signing loan documents, Progressive Express(TM) I - IV borrowers execute a "Borrower's Certification" certifying the above and that the borrower has 4 months principal, interest, taxes, and insurance reserves available, exclusive of cash-out proceeds. The borrower must disclose employment and assets on the application, however, there is no verification of the information. The Conduit Seller obtains a Verbal Verification of Employment on each borrower. ICI Funding uses the foregoing parameters as guidelines only. Sellers may include certain criteria that ICI Funding may not enforce, particularly, when a fixed rate loan includes an Addendum to the Note for a prepayment penalty. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Product Line.

         CREDIT HISTORY. The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive Express(TM) I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of 5 trade accounts, no 30-day delinquent mortgage payments in the past 24 months, and a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 24 months and one 30-day delinquent payment on any installment credit accounts within the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have reestablished a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months. Tax liens are not allowed.

         With respect to Progressive Express(TM) II, a borrower must have a minimum of 5 trade accounts, no late mortgage payments for the past 12 months, and a maximum of two 30-day or no 60-day delinquent payments on any revolving credit accounts and a maximum of one 30-day or no 60-day delinquent payments on any installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) III, a borrower must have a minimum of 5 trade accounts, no late mortgage payments for the past 12 months and may have one 30-day late mortgage payment within the past 13 and 24 months. A borrower may not have more than a maximum of three 30-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re- established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) IV, a borrower must have a minimum of 5 trade accounts, no more than two 30-day late mortgage payments in the past 12 months or three 30-day late mortgage payments in the past 24 months. A borrower may not have more than a maximum of three 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs, not to exceed $500, must be paid prior to closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) V, a borrower must have a minimum of 3 trade accounts, no more than two 30-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of two 30-day or one 60- day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, not to exceed $500, must be paid at closing. Tax liens are not allowed.

         With respect to Progressive Express(TM) VI, a borrower must have a minimum of 3 trade accounts, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of four 30-day or two 60-day or one 90-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, not to exceed $1,000, must be paid at closing. Tax liens are not allowed.

         QUALITY CONTROL. ICI Funding generally performs a pre-funding audit on each Progressive Express(TM) Program mortgage loan. This audit includes a review for compliance with Progressive Express(TM) Program parameters and accuracy of the legal documents. ICI Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Express(TM) Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         APPRAISALS. Each Progressive Express(TM) loan includes one full appraisal and an enhanced review appraisal by a national appraisal company designated by ICI Funding. The enhanced appraisal review is not required when the full appraisal is ordered by the Conduit Seller from one of ICI Funding's approved national appraisal companies. In full appraisals, appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All full appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. Selected mortgage loans will also be reviewed for compliance and document accuracy.

         ICI Funding commenced acquiring mortgage loans underwritten pursuant to the Progressive Series Program in November 1995 and pursuant to the Progressive Express(TM) Program in late 1996. Accordingly, ICI Funding does not have sufficient historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the Progressive Series Program and the Progressive Express(TM) Program. There can be no assurance that the delinquency experience of the servicing portfolio of ICI Funding [or of the Sub-Servicer] as described herein will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to the Progressive Series Program or the Progressive Express(TM) Program. It is contemplated that all of the Progressive Series Program and Progressive Express(TM) Program mortgage loans originated or acquired by ICI Funding will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

         VARIATIONS. ICI Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, ICI Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor (i) has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) has demonstrated an ability to maintain a debt free position; (iv) may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.]

         See "The Mortgage Pools-Underwriting Standards" in the Prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE

         [Delinquency and foreclosure experience as appropriate. The following disclosure is presently applicable for ICI Funding:

         Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Seller that were originated as of the date three months prior to the date indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.


                                             At December 31, 199_                       At December 31, 199_
                                             --------------------                       --------------------
                                           Number            Principal              Number               Principal
                                          Of Loans             Amount              Of Loans                Amount
                                          --------             ------              --------                ------
                                                                  (Dollars in thousands)
Total Loans Outstanding............                      $                                          $

DELINQUENCY(1)
  Period of Delinquency:
         31-60 Days................                      $                                          $
         61-90 Days................
         91-120 Days or More.......                      $                                          $
                                    -------------------- ------------------ ----------------------  --------------------

  Total Delinquencies.............. ==================== ================== ======================  ====================

Delinquencies as a Percentage of
Total Loans Outstanding............ %                                       %


                                                    At December 31, 199_                    At December 31, 199_
                                                    --------------------                    --------------------
                                                 Number             Principal            Number            Principal
                                                of Loans             Amount             of Loans            Amount
                                                --------             ------             --------            ------
                                                                       (Dollars in thousands)
FOREBEARANCE LOANS(2)....................                      $                                       $

Forbearance Loans as a Percentage of       %                                        %
Total Loans Outstanding..................

FORECLOSURES PENDING(3)..................                      $                                       $

Forclosures Pending as a Percentage of     %                                        %
Total Loans Outstanding..................

BANKRUPTCIES PENDING(4)                                        $                                       $

Bankruptcies Pending as a Percentage of    %                                        %
Total Loans Outstanding..................

Total Delinquencies plus Forbearance       %                                                           $
Loans, Foreclosures Pending and
Bankruptcies Pending.....................

Total Delinquencies plus Forbearance       %                                        %
Loans, Foreclosures Pending and
Bankruptcies Pending as a Percentage of
Total Loans Outstanding..................

REO PROPERTIES(5)........................                      $                                       $

REO Properties as a Percentage of Total
Loans Outstanding........................  %                                        %


----------

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled " Forbearance Loans, " " Foreclosures Pending, " " Bankruptcies Pending " and " REO Properties, " respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) For each of the Forbearance Loans, the Master Servicer has entered into a written forbearance agreement with the related mortgagor, based on the Master Servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the Master Servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         Based solely on information provided by the Seller, the following table presents the changes in the Company's charge-offs and recoveries for the years indicated.



                                                                    YEARS ENDED DECEMBER 31,
                                        -----------------------------------------------------------------------------------

                                              19_              19_              19_              19_             19_

Charge-offs:
     Mortgage Loan Properties........
     REO Properties..................
                                        ---------------  ---------------  ---------------  ---------------  ---------------

Recoveries
     Mortgage Loan Properties........
     REO Properties..................
                                        ---------------  ---------------  ---------------  ---------------  ---------------

          Net charge-offs............
                                        ---------------  ---------------  ---------------  ---------------  ---------------

Ratio of net charge-offs to average
loans outstanding during the year....
                                        ===============  ===============  ===============  ===============  ===============



         The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual charge-off percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The information set forth in the preceding paragraphs concerning ICI Funding has been provided by ICI Funding.]

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Senior Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Senior Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Senior Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Senior Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Senior Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 19__-__ Mortgage Pass-Through Certificates will include the following seven classes (the "Senior Certificates"): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, (ii) Class A-5 Certificates (the "Fixed Strip Certificates"), (iii) Class A-6 Certificates and (iv) Class A-7 Certificates (the "Variable Strip Certificates"). In addition to the Senior Certificates, the Series 19__-__ Mortgage Pass-Through Certificates will also consist of one class of subordinate certificates which is designated as the Class B Certificates (the "Subordinate Certificates") and one class of residual certificates which is designated as the Class R Certificates (the "Residual Certificates"). Only the Senior Certificates (the "Offered Certificates") are offered hereby.

         The Senior Certificates (together with the Subordinate Certificates and Residual Certificates) will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account (as described in the Prospectus) and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; and (iv) any applicable insurance policies and all proceeds thereof.

AVAILABLE DISTRIBUTION AMOUNT

         The "Available Distribution Amount" for any Distribution Date will generally consist of (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees (the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and
(ii) the "Determination Date" is the ____th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. See "Description of the CertificatesDistributions" in the Prospectus.

INTEREST DISTRIBUTIONS

         Holders of the Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, interest distributions in an amount equal to the aggregate of all Accrued Certificate Interest with respect to such Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (the "Senior Interest Distribution Amount"). On each Distribution Date, the Available Distribution Amount for such Distribution Date will be applied to make interest distributions on the various classes of Senior Certificates pro rata in accordance with the respective amounts of Accrued Certificate Interest then payable with respect thereto, provided, however, that, in the case of the Tiered Certificates, following the Credit Support Depletion Date, such distributions shall be made in the priority set forth in the __th paragraph under the heading "Principal Distributions". With respect to any Distribution Date, the Accrued Certificate Interest in respect of each class of Senior Certificates will be equal to one month's interest accrued at the applicable Pass-Through Rate on the Certificate Principal Balance (or, in the case of the Fixed Strip Certificates and Variable Strip Certificates, the Notional Amount) of the Certificates of such class immediately prior to such Distribution Date; in each case less interest shortfalls, if any, for such Distribution Date not covered by the Subordination provided by the Subordinate Certificates, including in each case (i) any Prepayment Interest Shortfall (as defined below), (ii) the interest portions (in each case, adjusted to the related Net Mortgage Rate) of Realized Losses (including Special Hazard Losses, in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not covered by the Subordination (which, with respect to the pro rata portion thereof allocated to the Tiered Certificates, to the extent such losses are Default Losses, will be allocated first to the Class A-6 Certificates and second to the Class A-1 Certificates and Class A-5 Certificates), (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses,

Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislating on or regulations, all allocated as described below. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month, to the extent not offset by the Master Servicer's application of servicing compensation as described below. Such shortfalls will result because interest on prepayments in full is collected only to the date of prepayment, and because no interest is collected on prepayments in part, as such prepayments are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

         If the Available Distribution Amount for any Distribution Date is less than the Accrued Certificate Interest payable on the Senior Certificates for such Distribution Date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such class, and will be distributable to holders of the Certificates of such classes, on subsequent Distribution Dates, to the extent of available funds, provided, however, that following the Credit Support Depletion Date, distributions will be made to the Tiered Certificates in the priority set forth in the paragraph under the heading "-Principal Distributions on the Senior Certificates" and therefore the pro rata portion of such shortfall that is allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates. Any such amounts so carried forward will not bear interest.

         The Pass-Through Rates on each class of Senior Certificates, other than the Variable Strip Certificates, are fixed and are set forth on the cover hereof. The Pass-Through Rate on the Variable Strip Certificates for each Distribution Date will equal the weighted average, as determined as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans in the Mortgage Pool. The "Pool Strip Rate" on any Mortgage Loan is equal to the Net Mortgage Rate thereon minus ____%. The "Net Mortgage Rate" on each Mortgage Loan is equal to the Mortgage Rate thereon minus the Servicing Fee Rate. The initial Pass-Through Rate on the Variable Strip Certificates is approximately ____% per annum.

         As described herein, the Accrued Certificate Interest allocable to each class of Senior Certificates is based on the Certificate Principal Balance thereof or, in the case of the Variable Strip Certificates, on the Notional Amount. The Certificate Principal Balance of any Senior Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses (as defined herein) in the manner described herein. The Notional Amount of the Fixed Strip Certificates and Variable Strip Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all classes (including the Subordinate Certificates) as of such date. Reference to the Notional Amount of the Fixed Strip Certificates or Variable Strip Certificates is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Holders of the Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed to such holders, a distribution allocable to principal in the following amount (the "Senior Principal Distribution Amount"):

                  (i) the product of (A) the then applicable Senior Percentage and (B) the aggregate of the following amounts:

                           (1) the principal portion of all scheduled monthly
                  payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (as defined below) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the principal portion of all proceeds of the
                  repurchase of any Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month;

                           (3) the principal portion of all other unscheduled
                  collections received during the preceding calendar month (other than full and partial principal prepayments made by the respective mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

                  (ii) in connection with the Final Disposition of a Mortgage Loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

                  (iii) the then applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial principal prepayments made by the respective mortgagors during the preceding calendar month; and

                  (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates.

         A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that the principal portion of any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

         The "Senior Percentage," which initially will equal approximately ____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Percentage as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

         The "Senior Accelerated Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in ______________, ______________ will be 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after __________, __________ will be as follows: for any Distribution Date during in the sixth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the ninth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any Distribution Date unless either (a)(i) the outstanding principal balance of the Mortgage Loans delinquent ___ days or more (including foreclosure and REO Property) averaged over the last ___ months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last ___ months, does not exceed____% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after _________________ 19__, are less than____%,____%,____%,____% or____%, respectively, of the initial Certificate Principal Balance of the Subordinate Certificates or (b)(i) the aggregate outstanding principal balance of the Mortgage Loans delinquent _ days or more (including foreclosure and REO Property) averaged over the last ___ months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last --- months, does not exceed____% and (ii) Realized Losses on the Mortgage Loans to date are less than____% of the initial Certificate Principal Balance of the Subordinate Certificates.]

         Distributions of the Senior Principal Distribution Amount to the Senior Certificates (other than the Fixed Strip Certificates and Variable Strip Certificates) will be made (to the extent of the Available Distribution Amount remaining after distributions of the Senior Interest Distribution Amount as described under "-Interest Distributions"), as follows:

                  (a) prior to the occurrence of the Credit Support Depletion Date (as defined below):

                           (i) first, concurrently, to the Class A-1 and Class
                  A-6 Certificates, with the amount to be distributed allocated as between such classes on a pro rata basis in proportion to the respective Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class is reduced to zero;

                           (ii) second, to the Class A-2 Certificates until the
                  Certificate Principal Balance thereof is reduced to zero;

                           (iii) third, to the Class A-3 Certificates until the
                  Certificate Principal Balance thereof is reduced to zero; and

                           (iv) fourth, to the Class A-4 Certificates until the
                  Certificate Principal Balance thereof is reduced to zero.

                  (b) On each Distribution Date occurring on or after the Credit Support Depletion Date, all priorities relating to sequential distributions in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed to all classes of Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances; provided, that the aggregate amount distributable to the Class A-1, Class A-5 and Class A-6 Certificates (the "Tiered Certificates") in respect of Accrued Certificate Interest thereon and in respect of their pro rata portion of the Senior Principal Distribution Amount shall be distributed among the Tiered Certificates in the amounts and priority as follows: first, to the Class A-1 Certificates and the Class A-5 Certificates, up to an amount equal to, and pro rata based on, the Accrued Certificate Interest thereon; second to the Class A-1 Certificates, up to an amount equal to the Optimal Principal Distribution Amount thereof (as defined below), in reduction of the Certificate Principal Balances thereof; third to the Class A-6 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth to the Class A-6 Certificates the remainder of the amount so distributable among the Tiered Certificates.

                  (c) The "Optimal Principal Distribution Amount" is equal to the product of (i) the then applicable Optimal Percentage and (ii) the Senior Principal Distribution Amount. The "Optimal Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to the applicable

         Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates immediately prior to such Distribution Date.

         The "Credit Support Depletion Date" is the first Distribution Date on which the Senior Percentage equals 100%.

         The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the Mortgagors) received in any calendar month as included in the Available Distribution Amount and the Senior Principal Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

ALLOCATION OF LOSSES; SUBORDINATION

         The Subordination provided to the Senior Certificates by the Subordinate Certificates will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses (each as defined in the Prospectus) and Special Hazard Losses (as defined herein) to the extent described herein. Any such Realized Losses which do not constitute Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated first to the Subordinate Certificates until the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, and then except as provided below on a pro rata basis to the Senior Certificates based on their then outstanding Certificate Principal Balance or the Accrued Certificate Interest thereon, as applicable. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Senior Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. Allocations of Realized Losses which are Default Losses (as defined below) to Senior Certificates will be made on a pro rata basis, based on their then outstanding Certificate Principal Balances, or the Accrued Certificate Interest thereon, as applicable, between the Tiered Certificates, on the one hand, and the Class A-2, Class A-3, Class A-4 and Variable Strip Certificates, on the other. Any such Realized Losses so allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates until the Certificate Principal Balance thereof or the Accrued Certificate Interest thereon, as appropriate, is reduced to zero and then to the Class A-1 Certificates and Class A-5 Certificates on a pro rata basis. "Default Losses" are Realized Losses that are attributable to the mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, and do not include Special Hazard Losses (or any other loss resulting from damage to a Mortgaged Property), Bankruptcy Losses, Fraud Losses, or other losses of a type not covered by the Subordination. Allocations of Debt Service Reductions to the Subordinate Certificates will result from the priority of distributions to the Senior Certificateholders of the Available Distribution Amount as described under the captions "-Interest Distributions" and "-Principal Distributions on the Senior Certificates" herein. Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated on a pro rata basis between the Senior Certificates and the Subordinate Certificates (any such Realized Losses so allocated to the Senior Certificates, as well as any Realized Losses that are not Default Losses which are allocated to the Senior Certificates, will be allocated without priority among the various classes of Senior Certificates).

         With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will generally equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances and certain expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses." As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any forgiveness of principal.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, holders of Senior Certificates will have a prior right, on each Distribution Date, to the Available Distribution Amount, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount. The Senior Principal Distribution Amount is subject to adjustment on each Distribution Date to reflect the then applicable Senior Percentage and the Senior Accelerated Distribution Percentage, as described herein under "- Principal Distributions" on the Senior Certificates, each of which may be increased (to not more than 100%) in the event of delinquencies or Realized Losses on the Mortgage Loans. The application of the Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by the Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, as a relative matter, the Subordination afforded by the Subordinate Certificates. Similarly, holders of Class A-1 Certificates and Class A-5 Certificates will have a prior right, on each Distribution Date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount allocated to the Tiered Certificates, to the extent necessary to satisfy the Accrued Certificate Interest on the Class A- I Certificates and Class A-5 Certificates. Therefore, any shortfalls in the amounts that would otherwise be distributable to Class A-1 Certificateholders and Class A-5 Certificateholders, whether resulting from Mortgage Loan delinquencies or Realized Losses, will be home by the holders of the Class A-6 Certificates for so long as the Class A-6 Certificates are outstanding.

         The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $___________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $_____________________ less the sum of (i) any amounts allocated through Subordination in respect of Special Hazard Losses and (ii) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

         The aggregate amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $___________. As of any date of determination after the Cut-off Date the Fraud Loss Amount shall equal (i) up to and including the [first] anniversary of the Cut-off Date, an amount equal to____% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses up to such date of determination, and (ii) from the [first] through [fifth] anniversary of the Cut-off Date, an amount equal to (a) the lesser of (1) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and
(2)____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (b) the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

         The aggregate amount of Realized Losses which may be allocated solely to the Subordinate Certificates in connection with Bankruptcy Losses (the "Bankruptcy Amount") Subordination will initially be equal to $__________. As of any day of determination on or after the [first] anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (i) the lesser of
(a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date (the "Relevant Anniversary") and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over
(ii) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificates through Subordination since the Relevant Anniversary.

         Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (i) the related Mortgage Loan is not in default with regard to payments due thereunder or (ii) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to the particular Bankruptcy Loss.

         The Special Hazard Amount, Fraud Amount and Bankruptcy Amount are subject to further reduction with the consent of the Rating Agencies.

ADVANCES

         Prior to each Distribution Date, the Master Servicer is required to make advances (each an "Advance") for the benefit of Certificateholders (out of its own funds or funds held in the Certificate Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

         Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Subordinate Certificates as described below. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on the Subordinate Certificates; provided, however, that only the Subordinate Percentage of such Advances are reimbursable from amounts otherwise distributable on the Subordinate Certificates in the event that such Advances were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and the Senior Percentage of such Advances which may not be so reimbursed from amounts otherwise distributable on the Subordinate Certificates may be reimbursed to the Master Servicer out of any funds in the related Certificate Account prior to distributions on the Senior Certificates. In the latter event, the aggregate amount otherwise distributable on the Senior Certificates will be reduced by an amount equal to the Senior Percentage of such Advances. In addition, if the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the related Certificate Account prior to distributions on the Senior Certificates.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because monthly distributions will not be made to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distributions of interest or earnings thereon in respect of such delay). See "Yield Considerations" in the Prospectus.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

         The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The Mortgage Loans generally contain due-on-sale clauses. As described under "Description of the Certificates-Principal Distributions on the Senior Certificates" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Senior Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus.

         Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Senior Certificates (other than the Variable Strip Certificates) are fixed, such rates will not change in response to changes in market interest rates. The Pass-Through Rate on the Variable Strip Certificates is based on the weighted average of the Pool Strip Rates on the Mortgage Loans, and such rates will also not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Senior Certificates were to rise, the market value of the Senior Certificates may decline. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease.

         The amount of interest otherwise payable to holders of the Senior Certificates will be reduced by any interest shortfalls not covered by Subordination, including Prepayment Interest Shortfalls. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise. See "Yield Considerations" in the Prospectus and "Description of the Certificates-Interest Distributions" herein for a discussion of the effect that principal prepayments on the Mortgage Loans may have on the yield to maturity of the Senior Certificates and certain possible shortfalls in the collection of interest.

         The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because all or a disproportionate percentage of principal prepayments will be allocated to the Senior Certificates during not less than the first nine years after the Delivery Date, the rate of prepayments on the Mortgage Loans during this period may significantly affect the yield to maturity of the Senior Certificates.

         In addition, the yield to maturity of the Senior Certificates will depend on the price paid by the holders of the Senior Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Senior Certificate may vary from the anticipated yield thereon will depend upon the degree to which it is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments.

         Because principal distributions are paid to certain classes of Senior Certificates before other classes, holders of classes of Senior Certificates having a later priority of payment bear a greater risk of losses than holders of classes of Senior Certificates having earlier priorities for distribution of principal. In addition, the Class A-6 Certificates bear a greater risk of losses than the other Tiered Certificates because Default Losses on the Mortgage Loans not covered by the Subordination which are allocated to the Tiered Certificates are allocated first to the Class A-6 Certificates prior to allocation to the Class A- 1 and Class A-5 Certificates to the extent described herein. For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         The assumed final Distribution Date with respect to each class of Senior Certificates is __________ __, 20__. The assumed final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until a dollar amount in payment of principal equal to the original principal balance of such security (less losses) is distributed to the investor. The weighted average life of the Senior Certificates will be influenced by among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "__% SPA" assumes prepayment rates equal to____% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Senior Certificates, the aggregate principal balance of the Mortgage Loans is approximately $__________ and each Mortgage Loan has a Mortgage Rate of____% per annum, an original term of ___ months, a remaining term to maturity of ___ months and a related Servicing Fee calculated at____% per annum, (ii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, Mortgage Rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity, (iii) none of the Seller, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under "The Mortgage Loan Pools-Representations by Sellers " and "Description of the Certificates-Assignment of the Trust Fund Assets" in the Prospectus, and the Master Servicer will not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund, (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and scheduled monthly payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of SPA set forth in the table, (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month, (vi) payments on the Mortgage Loans earn no reinvestment return; (vii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; and (viii) the Certificates will be purchased on _______________ __, 199__.

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Offered Certificates.

         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Offered Certificates (other than the Fixed Strip Certificates and Variable Strip Certificates), and sets forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                             AT THE FOLLOWING PERCENTAGES OF SPA



                                   Class A-1                       Class A-2                    Class A-3
                     ---------------------------------------------------------------------------------------
DISTRIBUTION          -     -     -     -     -     -     -     -     -     -     -     -     -     -     -
DATE                  %     %     %     %     %     %     %     %     %     %     %     %     %     %     %

Initial Percentage









Weighted Average Life in Years(**)

----------
*     Indicates a number that is greater than zero but less than .5%.
** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF SPA



                                              Class A-4
                     -----------------------------------------------------------
DISTRIBUTION         -          -         -           -          -         -
DATE                 %          %         %           %          %         %

Initial Percentage




Weighted Average Life in Years(**)
---------------
*     Indicates a number that is greater than zero but less than .5%.
** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

FIXED STRIP CERTIFICATES AND VARIABLE STRIP CERTIFICATES YIELD CONSIDERATIONS

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates and Variable Strip Certificates to various rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and Variable Strip Certificates and the corresponding pre-tax yields on a corporate bond equivalent basis, based on distributions being made with respect to the Mortgage Loans that are assumed to be included in the Trust Fund, as described in the assumptions stated in clauses (i) through (viii) of the third paragraph preceding the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of SPA" under the heading "Certain Yield and Prepayment Considerations-General" herein, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below and assuming further that the Pass-Through Rate and Notional Amount of the Fixed Strip Certificates and Variable Strip Certificates are as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                     PRE-TAX YIELD TO MATURITY ON THE FIXED
             STRIP CERTIFICATES AND THE VARIABLE STRIP CERTIFICATES
                       AT THE FOLLOWING PERCENTAGES OF SPA


                                   Fixed Strip Certificates
                     ------------------------------------------------
Assumed
Purchase
Price*                  %         %        %         %         %
--------                -         -        -         -         -




*Expressed as a percentage of the Initial Notional Amount

                                Variable Strip Certificates
                     ------------------------------------------------
Assumed
Purchase
Price*                  %         %        %         %         %
--------                -         -        -         -         -



*Expressed as a percentage of the Initial Notional Amount

         The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Fixed Strip Certificates and Variable Strip Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices listed as percentages of the initial Notional Amounts in the table for the Fixed Strip Certificates and Variable Strip Certificates, respectively. Yields shown are corporate bond equivalent and are based on the assumed prices given in the tables. The prices shown do not include accrued interest but an amount of accrued interest consistent with the assumptions was computed and was used to arrive at these yields. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that cash flows are reinvested at the discount rate or internal rate of return. Thus these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Fixed Strip Certificates or Variable Strip Certificates. Consequently these yields do not purport to reflect the return on any investment in the Fixed Strip Certificates or Variable Strip Certificates when such reinvestment rates are considered.

         The preceding tables are based on a set of assumptions that vary from other information provided herein. The differences between such assumptions and the actual characteristics of the Mortgage Loans and of the Certificates may result in actual yields being different from those shown in such tables. For example, the Pass-Through Rate on the Variable Strip Certificates, which is assumed to be fixed throughout the life of the Certificates, will actually be likely to change from one period to the next, and the rate assumed may be different from the actual initial Pass-Through Rate on the Variable Strip Certificates. Such discrepancies between assumed and actual characteristics underscore the hypothetical nature of the tables, which are provided to give a general sense of the sensitivity of yields in varying prepayment scenarios.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields on the Fixed Strip Certificates and Variable Strip Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of SPA over any given time period or over the entire life of the Certificates. No representation is made as to the actual rate of principal payment on the Mortgage Loans for any period or over the life of the Senior Certificates or as to the yield on the Senior Certificates. In addition, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is months. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

         For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued, and the Mortgage Loans serviced and administered, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of __________ 1, 19__, among the Company, the Master Servicer, and _________________, as trustee (the "Trustee"). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Senior Certificates. The Trustee will appoint ____________________ to serve as Custodian in connection with the Certificates. The Senior Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and will be responsible for making distributions on the Senior Certificates and forwarding monthly reports with respect thereto to the holders of such Certificates. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. The fees payable to the Trustee will be payable directly from the Certificate Account. The Company will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, ICIFC Secured Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. See " Description of the Certificates, Servicing of Mortgage Loans " and " The Pooling Agreement" in the Prospectus.

THE MASTER SERVICER; THE SUB-SERVICER

         [ICI Funding] (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Agreement.

         [Further disclosure as appropriate. The following disclosure is for ICI Funding Corporation but will be similar to the disclosure if the Master Servicer is a different entity.]

         ICI Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide. ICI Funding is a non-consolidating subsidiary of Imperial Credit Mortgage Holdings, Inc., a publicly traded Real Estate Investment Trust. ICI Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, ICI Funding was a division of Imperial Credit Industries, Inc. ("ICII"). In November 1995, ICII restructured its operations pursuant to which ICI Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of ICI Funding, which represents 99% of the economic interest in ICI Funding, to Imperial Credit Mortgage Holdings, Inc., in exchange for approximately 10% of Imperial Credit Mortgage Holdings, Inc.'s common stock. The common stock of ICI Funding was retained by ICII until March 1997 when it was distributed to certain officers and/or directors of ICI Funding who are also officers and/or directors of ICMH.

         At __________________, 199__, ICI Funding had approximately ___ employees. ICI Funding's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California, 92707, and its telephone number is (714) 556-0122.

         ICI Funding has sub-contracted with the Sub-Servicer to perform its mortgage loan servicing, which includes the processing and administration of mortgage loan payments in return for a sub-servicing fee.

         THE SUB-SERVICER. The Sub-Servicer is a subservicer of residential, ________ and __________ mortgage loans in ___ states. Additionally, the Sub-Servicer provides master contract servicing for residential mortgage loans, ____________________, and _____________ loans. As of _____________, 199__, the
Sub-Servicer employed ____ employees. The Sub-Servicer is located in ____________________. The Sub-Servicer is an approved servicer in good standing with FNMA and FHLMC.

         The following table sets forth certain information concerning delinquency experience including bankruptcies and foreclosures in progress on one- to four- family residential mortgage, ___________________, and _________________ loans included in the Sub-Servicer's portfolio at the dates indicated. As of December 31, 199__, 199__ and 199__, and _________, 199__, the
total principal balance of loans being serviced by the Sub-Servicer was (in millions) $____________, $_______________, $________________ and
$______________, respectively. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No residential, ______________, or __________ mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                                       At December 31,
                                     ---------------------------------------------------
                                   199                      199                       199                At      31, 199
                               -----------              -----------               -----------           -------------------
                                     Percent                  Percent                    Percent                  Percent
                                     of                       of                         of                       of
                          Number     Servicing    Number      Servicing      Number      Servicing    Number      Servicing
                          of Loans   Portfolio    of Loans    Portfolio      of Loans    Portfolio    of Loans    Portfolio
                          --------   ---------    --------    ---------      --------    ---------    --------    ---------
Total Porfolio(1)                      100%                     100%                       100%                     100%
                          ========== ========     =========== ========       =========== ========     ==========  =========

Period of Delinquency:
30-59 days...............            %                        %                          %                        %
60-89 days...............            %                        %                          %                        %
90 days or more..........            %                        %                          %                        %
                          ---------- -            ----------- -              ----------- -            ----------  -

Total Delinquencies                         %                        %                          %
(excluding Foreclosures)  ========== ========     ----------- ========       ----------- ========     ----------- ========

Foreclosures Pending                 %                        %                          %                        %


---------------

(1) Includes purchased mortgage servicing rights owned by the Sub-Servicer totalling _________ loans for __________ million unpaid principal balance and ____________ loans for ____________ million unpaid principal balanof December 31, 199____ and _________ 199____, respectively.

         There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the Sub-Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency and foreclosure experience for the Sub-Servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. The Sub-Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Sub-Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Sub-Servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

         The information set forth in this section concerning the Master Servicer and the Sub-Servicer has been provided by the Master Servicer and the Sub- Servicer, respectively.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will accrue at____% per annum (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Servicing of Mortgage Loans-Servicing and Other Compensation and Payment of Expenses; Spread" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

         Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights.____% of all Voting Rights will be allocated among all holders of the Certificates (other than the Fixed Strip Certificates, Variable Strip Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, and____%,____% and____% of all Voting Rights will be allocated among holders of the Fixed Strip Certificates, Variable Strip Certificates and Class R Certificates, respectively, in proportion to the percentage interests evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

TERMINATION

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Senior Certificates are described in "The Pooling Agreement-Termination; Retirement of Certificates" in the Prospectus. The Master Servicer or the Company will have the option on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date either (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Senior Certificates or (ii) purchase in whole, but not in part, the Certificates other than the Residual Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or, the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such underlying Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal) as of the Distribution Date on which the purchase proceeds are to be distributed plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month of repurchase.

         Upon presentation and surrender of the Senior Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Senior Certificates will receive an amount equal to the Certificate Principal Balance of such class plus one month's interest thereon (or with respect to the Variable Strip Certificates, one month's interest on the Notional Amount) at the applicable Pass-Through Rate plus any previously unpaid Accrued Certificate Interest subject to the priority in "Description of the Certificates-Interest Distributions" and "-Principal Distributions on the Senior Certificates".


                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion should be read in conjunction with "Federal Income Tax Consequences" in the Prospectus. Taken together, this discussion and the referenced discussion in the Prospectus, to the extent they relate to matters of law or legal conclusions with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder, represent the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. The discussions have been prepared with the advice of O'Melveny & Myers LLP, special tax counsel to the Company. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take a contrary position. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein and in the Prospectus. In addition to the federal income tax consequences described herein and in the Prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences" in the Prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         Prior to the sale of the Offered Certificates, O'Melveny & Myers LLP, special tax counsel to the Depositor, will have delivered its opinion to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 86OG (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"). Such opinion will be filed with the Commission either as an exhibit to the Registration Statement of which this Prospectus Supplement is a part or in a Current Report on Form 8-K. For federal income tax purposes, (i) the Residual Certificates are the sole Class of "residual interests" in the Trust Fund; and (ii) the Certificates constitute the "regular interests" in the Trust Fund. See "Federal Income Tax ConsequencesREMICs" in the Prospectus.

         For federal income tax reporting purposes, the _______ Certificates will not and the _______ Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to____% SPA. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax ConsequencesREMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," "--Market Discount" and "-Premium" in the Prospectus.

         The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainties concerning the application of
Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the _______ Certificates should be treated as having been issued with original issue discount or that one or more of such Class of Certificates should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         Under Section 166 of the Code, holders of the Offered Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses or distribution shortfalls on the Mortgage Loans that are allocable to such Offered Certificates. However, it appears that a noncorporate holder that does not acquire an Offered Certificate in connection with its trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes demonstrably wholly worthless and that the loss will be characterized as a short-term capital loss.

         Each holder of an Offered Certificate will be required to accrue original issue discount with respect to such Certificate without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of income required to be reported for tax purposes in any period by the holder of such a Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of such a Certificate eventually will recognize a loss or a reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 86OG(a)(3) of the Code. See "Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Subordinate Certificates, see "Federal Income Tax Consequences- REMICs" in the Prospectus.

[SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interest in the Mortgage Loans or as debt instruments issued by the Trust Fund. For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Federal Income Tax Consequences-REMICS-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

         The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of the Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. The REMIC Regulations include restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC Regulations provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the taxable income on such residual interests, if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Based on the REMIC Regulations, the Residual Certificates will constitute "noneconomic" residual interests during some or all of their term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to enable the transferor to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. Such transfers are prohibited under the Pooling and Servicing Agreement. See "Federal Income Tax Consequences-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the Prospectus.

         As discussed above and in the Prospectus, the rules for accrual of original issue discount with respect to the Senior and Subordinate Certificates are subject to significant complexity and uncertainty. See "Federal Income Tax Consequences" in the Prospectus. Because original issue discount on such classes of Certificates will be deducted by the Trust Fund in determining its taxable income, any changes required by the IRS in the application of those rules to such Certificates may significantly affect the timing of original issue discount deductions to the Trust Fund and therefore the amount of the Trust Fund's taxable income allocable to holders of the Residual Certificates.

         The Residual Certificateholders will be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by such Residual Certificateholders from the REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholder's pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

         An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Certificate, particularly a Residual Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the REMIC Regular Certificates. However, it is possible that the IRS may require all or some portion of such fees and expense to be allocable to the Residual Certificates. Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than tthe amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1996, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996. See "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions" in the Prospectus.

         The Trustee will be designated as the "tax matters person" as defined in Treasury Regulation Section 301.6231(a)(7)-lT with respect to the Trust Fund, and in connection therewith will be required to hold not less than a 0.01% Percentage Interest of the Residual Certificates.

         Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield Considerations-Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.]

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement dated _____________, 19__, the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter each class of Senior Certificates.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Senior Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Senior Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Senior Certificates, before deducting expenses payable by the Company, will be ____% of the aggregate Certificate Principal Balance of the Senior Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Senior Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Senior Certificates may be deemed to be underwriters and any profit on the resale of the Senior Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates - Reports to Certificateholders, " which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates becomes available.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Company by Freshman, Marantz, Orlanski, Cooper & Klein and O'Melveny & Myers LLP, and for the Underwriter by _________________________________________.


                                     RATINGS

         It is a condition to the issuance of the Senior Certificates that they be rated not lower than "___" by ______________________________________
("__________________") and "___" by ________________________ ("________").

         The ratings of _______ on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions on the underlying mortgage loans to which they are entitled. _______ ratings on pass-through certificates do not represent any assessment such prepayments might differ from that originally anticipated. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

         ___________________________ ratings on mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. _________________________ ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. ___________________ rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

         The Company has not requested a rating on the Senior Certificates by any rating agency other than ___________________ and ___________________________. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by ___________ and
______________________.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating of the Fixed Strip Certificates or Variable Strip Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. In the event that the rating initially assigned to the Senior Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Senior Certificates.

                                LEGAL INVESTMENT

         The Senior Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Company makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the Prospectus.

================================================================================

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary..................................................................... S-
Risk Factors................................................................ S-
Description of the Mortgage Pool............................................ S-
Certain Yield and Prepayment Considerations................................. S-
 Pooling and Servicing Agreement............................................ S-
Federal Income Tax Consequences............................................. S-
Method of Distribution ..................................................... S-
Legal Opinions.............................................................. S-
Ratings..................................................................... S-
Legal Investment............................................................ S-

                                   PROSPECTUS
Summary of Prospectus.......................................................
Risk Factors................................................................
The Mortgage Pools..........................................................
Servicing of Mortgage Loans.................................................
Description of the Certificates.............................................
Subordination...............................................................
Description of Credit Enhancement...........................................
Purchase Obligations........................................................
Primary Mortgage Insurance, Hazard
         Insurance; Claims Thereunder.......................................
The Company.................................................................
ICI Funding Corporation.....................................................
Imperial Credit Mortgage Holdings, Inc......................................
The Pooling Agreement.......................................................
Yield Considerations........................................................
Maturity and Prepayment Considerations......................................
Certain Legal Aspects of Mortgage Loans.....................................
Federal Income Tax Consequences.............................................
State and Other Tax Consequences............................................
ERISA Considerations........................................................
Legal Investment Matters....................................................
Use of Proceeds.............................................................
Methods of Distribution.....................................................
Legal Matters...............................................................
Financial Information.......................................................
Rating......................................................................
Index of Principal Definitions..............................................

================================================================================
                                  ICIFC SECURED
                                  ASSETS CORP.


                                 $_____________

                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES

                                 Series 19__-__



                 $        ____%           Class A-1 Certificates
                 $        ____%           Class A-2 Certificates
                 $        ____%           Class A-3 Certificates
                 $        ____%           Class A-4 Certificates
                 $        ____%           Class A-5 Certificates
                 $        ____%           Class A-6 Certificates
                 $        Variable Rate   Class A-7 Certificates




                                 ________________

                              PROSPECTUS SUPPLEMENT

                                 ________________



                                 _________, 19__









================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                       VERSION 2
                                                                       ---------


                              SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 13, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED __________________, 19 ___)

                              $____________________

                           ICIFC SECURED ASSETS CORP.
                                     COMPANY

               [NAME OF MASTER SERVICER] [ICI FUNDING CORPORATION]
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19__-__
                  WEIGHTED AVERAGE ADJUSTABLE PASS-THROUGH RATE

The Series 19__-__ Mortgage Pass-Through Certificates (the "Certificates") will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional adjustable-rate one- to four-family first lien mortgage loans (the "Mortgage Loans"), exclusive of the Spread (as defined herein), to be deposited by ICIFC Secured Assets Corp. (the "Company") into the Trust Fund for the benefit of the Certificateholders. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

A limited amount of losses on the Mortgage Loans will initially be covered by an irrevocable letter of credit (the "Letter of Credit") to be issued by ___________________ (the "Letter of Credit Bank"). The maximum amount available to be drawn under the Letter of Credit will initially be equal to approximately _____% of the aggregate principal balance of the Mortgage Loans as of____________________, 19__ (the "Cut-off Date").

          The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein under "Description of the Mortgage Pool-General," subject to certain periodic and lifetime limitations as described more fully herein. Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day commencing on _______________, 19__ (each, a "Distribution Date"). As more fully described herein under "Description of the Certificates- Distributions," interest distributions on the Certificates will be based on the principal balance of the Mortgage Loans and the then applicable Weighted Average Adjustable Pass-Through Rate, which will equal the weighted average of the Net Mortgage Rates on the Mortgage Loans for the month preceding such Distribution Date, as described more fully herein. The "Net Mortgage Rate" for each Mortgage Loan is generally equal to the Mortgage Rate thereon from time to time, net of the per annum rates applicable to the calculation of the related servicing fee and Spread. The initial Weighted Average Adjustable Pass-Through Rate for the Certificates will be ________% per annum. The Weighted Average Adjustable Pass-Through Rate on the Certificates may increase or decrease from month to month. Distributions in respect of principal of the Certificates will be made as described herein under "Description of the CertificatesDistributions."

         Certain Mortgage Loans provide that, at the option of the related Mortgagors, the adjustable rate on such Mortgage Loans may be converted to a fixed rate (the "Convertible Mortgage Loans"), provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the Master Servicer [or the related Subservicer] will be obligated to purchase the Converting Mortgage Loan at a net price of par plus accrued interest thereon (the "Conversion Price"). [In the event of a failure by a Subservicer to purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase any Converted Mortgage Loan (as defined herein) from the Mortgage Pool at the Conversion Price during the one-month period following the date of conversion to a Converted Mortgage Loan.] In the event that neither the Master Servicer [nor the related Subservicer] purchases a Converting or Converted Mortgage Loan, the Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein. Except as set forth herein, the Master Servicer's only obligations with respect to the Certificates are its contractual obligations as Master Servicer under the terms of the Pooling and Servicing Agreement (as defined herein).

         As described herein, the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Federal Income Tax Consequences."

         The Prospectus contains in "Index of Principal Definitions" at the end of the Prospectus.

         SEE "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE 11 OF THE PROSPECTUS FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING AN INVESTMENT IN THE CERTIFICATES.

         The yield to maturity on the Certificates will depend on the rate of payment of principal (including as a result of prepayments, defaults, liquidations and purchases of Converting Mortgage Loans and Converted Mortgage Loans) on the Mortgage Loans. The Mortgage Loans may be prepaid in full or in part at any time without penalty. The yield to investors on the Certificates will be adversely affected by any shortfalls in interest collected on the Mortgage Loans due to prepayments, liquidations or otherwise. See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OFFERED OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The Certificates will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Certificates will be equal to __________% of the initial aggregate principal balance of the Certificates, plus accrued interest thereon from ___________ 1, 19__ (the "Cut-off Date"), net of any expenses payable by the Company.

         The Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Certificates will be made on or about 19- at the office of _________________________________, _____________, _____________________ against payment therefor in immediately available funds.


                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT
CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED ___________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

UNTIL __________________, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. An "Index of Principal Definitions" indicating where certain capitalized terms used herein and in the Prospectus are defined appears at the end of the Prospectus.


Title of Securities...............      Mortgage Pass-Through Certificates,
                                        Weighted Average Adjustable Pass-Through
                                        Rate, Series 19__-__.

Company...........................      ICIFC Secured Assets Corp. (the
                                        "Company"), a wholly-owned subsidiary of
                                        ICI Funding Corporation ("ICI Funding").
                                        See "The Company" and "ICI Funding
                                        Corporation" in the Prospectus.

Seller............................      [Name of Seller] [ICI Funding
                                        Corporation] (the "Seller" [or "ICI
                                        Funding"])[,a non-consolidating
                                        subsidiary of Imperial Credit Mortgage
                                        Holdings, Inc. ("ICMH")]. See
                                        "Description of the Mortgage Pool-The
                                        Seller" herein [and "ICI Funding
                                        Corporation" and "Imperial Credit
                                        Mortgage Holdings, Inc." in the
                                        Prospectus].

Master Servicer...................      [Name of Master Servicer] [ICI Funding
                                        Corporation] (the "Master Servicer" [or
                                        "ICI Funding"])[, a non-consolidating
                                        subsidiary of Imperial Credit Mortgage
                                        Holdings, Inc. ("ICMH")]. The Mortgage
                                        Loans will be subserviced by
                                        _______________ (the "Sub- Servicer").
                                        See "Pooling and Servicing Agreement-The
                                        Master Servicer; the Sub-Servicer"
                                        herein [and "ICI Funding Corporation"
                                        and "Imperial Credit Mortgage Holdings,
                                        Inc." in the Prospectus].

Trustee...........................      _____________, _______________ (the
                                        "Trustee").

Cut-off Date......................      _____________, 19__ (the "Cut-off
                                        Date").

Delivery Date.....................      On or about ___________, 19__ (the
                                        "Delivery Date").

Denominations.....................      The Certificates will be issued in
                                        registered, certificated form, in
                                        minimum denominations of $ _________ and integral multiples of $___________ in excess thereof.

The Mortgage Pool.................      The Mortgage Pool will consist of a pool
                                        of adjustable rate, fully- amortizing
                                        mortgage loans (the "Mortgage Loans"),
                                        exclusive of the Spread (as defined
                                        herein). The aggregate principal balance of the Mortgage Loans as of the Cut-off
                                        Date will be approximately
                                        $-------------------.

                                        The Mortgage Loans are secured by first
                                        liens on one-to four-family residential
                                        real properties (each, a "Mortgaged
                                        Property"). The Mortgage Loans have
                                        individual principal balances at
                                        origination of at least $_____________
                                        but not more than $__________ with an
                                        average principal balance at origination of approximately $___________. The Mortgage Loans have terms to maturity of _ years from the date of origination and a weighted average remaining term to stated maturity of approximately __ years and __ months as of the Cut-off Date. The Mortgage Rate on each Mortgage Loan will adjust semi-annually on its Adjustment Date (as defined herein), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Note Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 1% (the "Periodic Rate Cap"), (ii) over the life of such Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate Cap")), which maximum Mortgage Rates will range from _____% to _____% and (iii) with respect to approximately _______% of the Mortgage Loans, by aggregate principal balances of the Cut-off Date, over the life of such Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Mortgage Loan at origination and the minimum Mortgage Rate on such Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor"). The minimum Mortgage Rates will range from _______% to _______% per annum.

                                        Accordingly, changes in the Weighted
                                        Average Adjustable PassThrough Rate will not necessarily correspond to changes in the Index or other prevailing interest rates. Additionally, the initial Mortgage Rates in effect on the Mortgage Loans will likely be lower than the sum of the Index and related Note Margin that would have been applicable at origination. Because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, the maximum rate on a Mortgage Loan will likely be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. The Mortgage Loans will bear interest at Mortgage Rates of at least ______% per annum but not more than ______% per annum, as of the Cut-off Date. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Index.........................      As of any Adjustment Date with respect
                                        to any Mortgage Loan, the Index
                                        applicable to the determination of the
                                        related Mortgage Rate will be a rate
                                        equal to the monthly weighted average
                                        cost of funds for members of the Federal
                                        Home Loan Bank of San Francisco as most
                                        recently available 45 days prior to the
                                        Adjustment Date (the "Cost of Funds
                                        Index" or "Index").


Conversion of Mortgage
   Loans..........................      Approximately __________% of the
                                        Mortgage Loans, by aggregate principal
                                        balance as of the Cut-off Date, are
                                        Convertible Mortgage Loans. Upon
                                        notification from a Mortgagor of such
                                        Mortgagor's intent to convert from an
                                        adjustable rate to a fixed rate and
                                        prior to the conversion thereof, the
                                        Master Servicer [or the related
                                        Subservicer] will be obligated to
                                        purchase the Converting Mortgage Loan at a net price of par plus accrued interest thereon (the "Conversion Price"). [In the event of a failure by a Subservicer to purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase any Converted
                                        Mortgage Loan (as defined herein) from
                                        the Mortgage Pool at the Conversion
                                        Price during the one-month period
                                        following the date of conversion to a
                                        Converted Mortgage Loan.] In the event
                                        that neither the Master Servicer [nor
                                        the related Subservicer] purchases a
                                        Converting or Converted Mortgage Loan,
                                        the Mortgage Pool will thereafter
                                        include both fixed- rate and
                                        adjustable-rate Mortgage Loans. See
                                        "Certain Yield and Prepayment
                                        Considerations" herein.

The Certificates..................      The Certificates evidence the entire
                                        beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool, exclusive of the Spread. The
                                        Certificates will be issued pursuant to
                                        a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Company, the Master Servicer, and the Trustee (the "Pooling and Servicing
                                        Agreement").


Interest Distributions............      The Weighted Average Adjustable
                                        Pass-Through Rate applicable to the
                                        Certificates in respect of each
                                        Distribution Date will equal the
                                        weighted average of the Net Mortgage
                                        Rates on the Mortgage Loans for the
                                        month preceding such Distribution Date.
                                        The initial Weighted Average Adjustable
                                        Pass-Through Rate will be ________% per
                                        annum. The Net Mortgage Rate on each
                                        Mortgage Loan is generally equal to the
                                        Mortgage Rate thereon minus the rate per annum at which the related servicing fee accrues (the "Servicing Fee Rate") and the per annum rate at which the Spread referred to below under "Pooling and Servicing
                                        Agreement-Servicing and Other
                                        Compensation and Payment of Expenses;
                                        Spread" accrues.

                                        Holders of the Certificates will be
                                        entitled to receive distributions
                                        allocable to interest in proportion to
                                        their respective Percentage Interests
                                        (as defined herein) on each Distribution
                                        Date, to the extent of available funds,
                                        in an aggregate amount equal to one
                                        month's interest, at the then applicable
                                        Weighted Average Adjustable PassThrough
                                        Rate, on the principal balance of the
                                        Certificates outstanding as of the close of business on the immediately preceding Distribution Date, subject to reduction in the event of any full and partial prepayments or any interest shortfalls not covered by the Letter of Credit (as defined herein) as well as certain losses and delinquencies on the Mortgage Loans as described herein. See "Description of the
                                        Certificates-Distributions" herein and
                                        in the Prospectus.

Principal
  Distributions...................      Principal payments (including
                                        prepayments) received on the Mortgage
                                        Loans will be passed through on each
                                        Distribution Date to holders of the
                                        Certificates in proportion to their
                                        respective Percentage Interests. See
                                        "Description of the
                                        Certificates-Distributions" herein and
                                        in the Prospectus.

Advances..........................      The Master Servicer is required to make
                                        advances ("Advances") to holders of the
                                        Certificates in respect of delinquent
                                        payments of principal and interest on
                                        the Mortgage Loans, subject to the
                                        limitations described herein. See
                                        "Description of the Certificates-
                                        Advances" herein and in the Prospectus.


Credit
   Enhancement....................      Neither the Certificates nor the
                                        Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Company, the Master Servicer or any affiliate thereof. However, a limited amount of losses on the Mortgage Loans will be covered initially by an irrevocable letter of credit (the "Letter of Credit") to be issued by
                                        ________________ (the "Letter of Credit
                                        Bank") in favor of the Trustee for the
                                        benefit of the holders of the
                                        Certificates. The maximum amount
                                        available under the Letter of Credit to
                                        cover losses with respect to the
                                        Mortgage Loans will initially equal
                                        $___________ (the initial "Available
                                        Amount") which is equal to approximately
                                        _____% of the aggregate principal
                                        balance of the Mortgage Loans as of the
                                        Cut-off Date. The Available Amount is
                                        subject to periodic reduction as
                                        described herein. See "Description of
                                        the Certificates-Distributions."

                                        The Letter of Credit will cover losses
                                        on the Mortgage Loans that constitute
                                        Defaulted Mortgage Losses, Special
                                        Hazard Losses, Fraud Losses and
                                        Bankruptcy Losses (each as defined in
                                        the Prospectus), to the extent described herein. Amounts that may be drawn under the Letter of Credit to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses are initially limited to $_______________, $_______________
                                        and $_______________, respectively. All
                                        of the foregoing amounts are subject to
                                        periodic reduction as described herein.
                                        Any draws under the Letter of Credit,
                                        including draws for Special Hazard
                                        Losses, Fraud Losses and Bankruptcy
                                        Losses, will reduce the Available
                                        Amount. The Letter of Credit will expire on _______________, 19__, unless earlier terminated or extended in accordance
                                        with its terms or replaced in a manner
                                        as herein described. See "Description of the Credit Enhancement-Letter of Credit."

                                        In the event losses on Mortgage Loans
                                        occur which are not covered by the
                                        Letter of Credit or any replacement
                                        credit enhancement, such losses will be
                                        borne by the Certificateholders. See
                                        "Description of Credit Enhancement"
                                        herein.

Optional
   Termination....................      At its option, on any Distribution Date
                                        when the principal balance of the
                                        Mortgage Loans is less than [___]% of
                                        the aggregate principal balance of the
                                        Mortgage Loans as of the Cut-off Date,
                                        the Master Servicer or the Company may
                                        (i) purchase from the Trust Fund all
                                        remaining Mortgage Loans and other
                                        assets thereof and thereby effect early
                                        retirement of the Certificates or (ii)
                                        purchase in whole, but not in part, the
                                        Certificates. See "Pooling and Servicing
                                        Agreement-Termination" herein and "The
                                        Pooling Agreement- Termination;
                                        Retirement of Certificates" in the
                                        Prospectus.

Special Prepayment
   Considerations.................      The rate of principal payments on the
                                        Certificates collectively will depend on the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Certificates are subject to substantial cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                        See "Description of the
                                        Certificates-Distributions" and "Certain
                                        Yield and Prepayment Considerations"
                                        herein, and "Maturity and Prepayment
                                        Considerations" in the Prospectus.


Special Yield
   Considerations.................      The yield to maturity on the
                                        Certificates will depend on the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations [and purchases of Mortgage
                                        Loans converting to a fixed rate]) on
                                        the Mortgage Loans, as well as other
                                        factors such as changes in the Index,
                                        provisions of the Mortgage Loans
                                        limiting changes in the Mortgage Rates
                                        and the purchase price for such
                                        Certificates. The Weighted Average
                                        Adjustable Pass-Through Rate will be
                                        reduced to the extent that prepayments,
                                        liquidations and purchases occur at a
                                        faster rate for Mortgage Loans having
                                        higher Net Mortgage Rates than for
                                        Mortgage Loans having lower Net Mortgage
                                        Rates. The yield to investors on the
                                        Certificates will be adversely affected
                                        by any allocation thereto of prepayment
                                        interest shortfalls on the Mortgage
                                        Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments. See "Certain
                                        Yield and Prepayment Considerations"
                                        herein, and "Yield Considerations" in
                                        the Prospectus.

Federal Income Tax
   Consequences...................      No election will be made to treat the
                                        Trust Fund as a real estate mortgage
                                        investment conduit for federal income
                                        tax purposes. _______________________,
                                        counsel to the Depositor, will deliver
                                        its opinion generally to the effect
                                        that, assuming compliance with all
                                        provisions of the Pooling and Servicing
                                        Agreement, for federal income tax
                                        purposes the Trust Fund will be
                                        classified as a grantor trust under the
                                        Internal Revenue Code of 1986 (the
                                        "Code"), and not as a partnership or an
                                        association taxable as a corporation.

                                        For further information regarding the
                                        federal income tax consequences of
                                        investing in the Certificates see
                                        "Federal Income Tax Consequences"
                                        herein.

Rating............................      It is a condition of the issuance of the
                                        Certificates that they be rated at least
                                        " "by __________________
                                        __________________. RATING OF THE
                                        CERTIFICATES WILL NOT REPRESENT ANY

                                        ASSESSMENT OF THE MASTER SERVICER'S [NOR
                                        THE RELATED SUBSERVICER'S ABILITY TO
                                        PURCHASE CONVERTING MORTGAGE LOANS, OR
                                        THE REMARKETING AGENT'S ABILITY TO
                                        ARRANGE FOR THE PURCHASE OF CONVERTED
                                        MORTGAGE LOANS. In the event that
                                        neither the Master Servicer [nor the
                                        related Subservicer] purchases a
                                        Converting or Converted Mortgage Loan,
                                        investors in the Certificates might
                                        suffer a lower than anticipated yield. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment
                                        Considerations" and "Rating" herein and
                                        "Yield Considerations" in the
                                        Prospectus.

Legal Investment..................      The Certificates will constitute
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies.
                                        Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the
                                        Certificates and should consult with
                                        their legal advisors. See "Legal
                                        Investment" herein and "Legal Investment
                                        Matters" in the Prospectus.

Listing Application...............      The Company does not currently intend to
                                        make an application to list the Offered
                                        Certificates on a national securities
                                        exchange or to quote the Offered
                                        Securities in the automated quotation
                                        system of a registered securities
                                        association.


Risk Factors......................      There are material risks associated with
                                        an investment in the Certificates. See
                                        "Risk Factors" beginning on page ___
                                        herein and on page 11 of the Prospectus
                                        for a discussion of significant matters
                                        affecting investments in the
                                        Certificates.

                                  RISK FACTORS

        [Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates:]

        [Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure may include the following:

         DELINQUENCIES AND POTENTIAL DELINQUENCIES. Approximately ___% of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, the "Delinquent Mortgage Loans") as of the Cut-Off Date. Prospective investors in the Certificates should be aware, however, that only approximately ____% of the Mortgage Loans (by aggregate principal balance as of the Cut-Off Date) had a first Monthly Payment due on or before ________, 1996, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-Off Date.

          Approximately ____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-Off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market continues to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may increase substantially, as compared to such rates in a stable or improving real estate market.

          Approximately ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.

          UNDERWRITING. Approximately ____% of the Mortgage Loans (measured by Cut-Off Date Balance) were underwritten in accordance with underwriting standards that are intended to provide one-to-four family mortgage loans to borrowers whose creditworthiness and credit histories do not satisfy the requirements of typical "A" credit borrowers. The Mortgagors with respect to such Mortgage Loans may have records of major derogatory credit such as credit write-offs, outstanding judgments and prior bankruptcies. Such Mortgage Loans generally bear higher rates of interest than mortgage loans made to "A" credit borrowers. Such Mortgage Loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans made to "A" credit borrowers.]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of approximately $____________. The Mortgage Pool will consist of conventional, adjustable-rate, fully-amortizing Mortgage Loans with terms to maturity of not more than 30 years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from [ICI Funding] (in such capacity, the "Seller"). The Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if the Seller is obligated but fails to do so. See "Description of the Mortgage Pool-Representations by Sellers" and "Description of the Certificates-Assignment of Trust Fund Assets" in the Prospectus and "-The Seller" below. The Mortgage Loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described herein. See "-Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately ______% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cutoff Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, The Wall Street Journal and USA Today.

         Listed below are the historical values of the Cost of Funds Index since 1991. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                               COST OF FUNDS INDEX



Month                 1991     1992     1993     1994    1995      1996
=====                 ====     ====     ====     ====    ====      ====

January........
February.......
March..........
April..........
May............
June...........
July...........
August.........
September......
October........
November.......
December.......


         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         Approximately ______% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are Convertible Mortgage Loans. The first month in which any of the Mortgage Loans could convert is _______, 19__ and the last month in which any of the Mortgage Loans may convert is ___________ 1, 19__. Upon conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization at scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion thereof, the Master Servicer [or the related Subservicer] will be obligated to purchase the Converting Mortgage Loan at the Conversion Price. [In the event of a failure by a Subservicer to purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") at the Conversion Price during the one-month period following the date of conversion to a Converted Mortgage Loan.]

         In the event that the Master Servicer [nor the related Subservicer] fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

         Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         The Principal Balance of any Mortgage Loan as of any time of determination is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor at the close of business on the Cut-off Date, after deduction of all payments due on or before the Cut-off Date whether or not paid, reduced by all amounts distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal, including the principal components of any Advances (as described below under "Description of the Certificates- Advances ").

         The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans..................................
Weighted Average Adjustable Pass-Through Rate(1).
Mortgage Rates:
          Weighted Average................................
          Range...........................................
Range of Net Mortgage Rates...............................
Note Margins:
          Weighted Average................................
          Range...........................................
Net Note Margin(2)........................................
Maximum Mortgage Rates:
          Weighted Average................................
          Range...........................................
Maximum Net Mortgage Rates (3):
          Weighted Average................................
          Range...........................................
Weighted Average Months to Next
Adjustment Date after ______________, 19__ (4)

-------------

(1) The Weighted Average Adjustable Pass-Through Rate is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans.
(2) The Net Note Margin is the Note Margin on each Mortgage Loan minus the Servicing Fee Rate and the rate at which the Spread accrues.
(3) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(4) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following ____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cutoff Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage
Pool):

         The Mortgage Loans will have had individual principal balances at origination of at least $___________ but not more than $___________.

         None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately ____ years and ____ months. The weighted average Adjustment Date of ___________ the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is _______________, 19__.

         Approximately ______% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ______% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately ______%.

         At least ______% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

         Approximately _______ of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

         No more than ______% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ______% will be secured by Mortgaged Properties located in any one zip code area outside California.

         No more than ______% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan.
The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately _______%. Approximately ______% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

         No Mortgage Loan provides for deferred interest or negative amortization.

         Approximately ______% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately _______% and no more than approximately -----% of such Mortgage Loans will be secured by Mortgaged Properties located in California. See "Pooling and Servicing Agreement-The Master Servicer" herein.

         No more than _______% of the Mortgage Loans will be secured by vacation or second homes. No more than ______% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

         None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

         The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.


   MONTH OF             NUMBER OF                AGGREGATE         PERCENTAGE OF
ADJUSTMENT DATE       MORTGAGE LOANS         PRINCIPAL BALANCE     MORTGAGE POOL


  Total............

         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.



                                                                                                        WEIGHTED
                                                                                                        AVERAGE
                                                 NUMBER                               WEIGHTED          ORIGINAL
                                                   OF              AGGREGATE          AVERAGE           LOAN-TO-
                                                MORTGAGE           PRINCIPAL          MORTGAGE           VALUE
               PRINCIPAL BALANCE                  LOANS             BALANCE             RATE             RATIO
               -----------------                 -------           ---------           ------           ------
                                                                        $                       %                 %




Total, Average or Weighted Average...            __________         $_________         _______%          _______%


THE SELLER

     [Additional disclosure as necessary. See Version 1 for sample disclosure for this section.]

     The information set forth in the preceding paragraphs concerning the Seller has been provided by the Seller.

UNDERWRITING STANDARDS

     [Additional disclosure as necessary. See Version 1 for underwriting disclosure for ICI Funding.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

     [Additional disclosure as necessary. See Version 1 for sample disclosure for this section.]

     The information set forth in the preceding paragraphs concerning [ICI Funding] has been provided by [ICI Funding].

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as they will be constituted at the time the Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after initial issuance. The Current Report on Form 8-K will specify the aggregate principal balance of the Mortgage Loans in the Mortgage Pool outstanding as of the Cut-off Date and will set forth the other approximate information presented in this Prospectus Supplement.

     See also "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates evidence in the aggregate the entire beneficial ownership of the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans, exclusive of the Company's rights in and to the Spread with respect to each Mortgage Loan; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account (as described in the Prospectus) and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) any applicable insurance policies and all proceeds thereof; and (v) the Letter of Credit (or any alternate form of credit support substituted therefor) and all proceeds thereof, other than any amount drawn thereunder and deposited in a reserve fund.

DISTRIBUTIONS

         Distributions to holders of Certificates will be made on each Distribution Date based on their respective Percentage Interests. The undivided Percentage Interest of a Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates, which will equal the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The "Available Distribution Amount" for any Distribution Date will generally consist of (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees (the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and
(ii) the "Determination Date" is the [__th] day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. See "Description of the Certificates-Distributions" in the Prospectus.

         Holders of Certificates will be entitled to receive distributions of interest on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to one month's interest, at the then applicable Weighted Average Adjustable Pass-Through Rate on the principal balance of the Mortgage Loans outstanding as of the close of business on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, outstanding as of the Delivery Date), subject to reduction in the event of any interest shortfalls not covered by the Letter of Credit, including any Prepayment Interest Shortfalls (as defined below) resulting from full and partial prepayments, as well as certain losses and delinquencies on the Mortgage Loans as described below. The Weighted Average Adjustable Pass-Through Rate for any Distribution Date will equal the average of the

Net Mortgage Rates on the Mortgage Loans (weighted by the principal balances of such Mortgage Loans as of the Due Date occurring in the preceding month). Subject to the following limitations, for each period beginning on the related Adjustment Date therefor, the Net Mortgage Rate on a Mortgage Loan will equal the sum of the Cost of Funds Index (rounded to the nearest multiple of ________%) and the Net Note Margin. The Net Note Margin for each Mortgage Loan will be _______%. The Net Mortgage Rate on any Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap, and the Net Mortgage Rate on any Mortgage Loan will not exceed the maximum Net Mortgage Rate (the "Maximum Net Mortgage Rate") applicable to such Mortgage Loan as specified in the Pooling and Servicing Agreement. The difference between the Net Mortgage Rate as of the Cut-off Date and the Maximum Net Mortgage Rate will not exceed, and may be less than, the Lifetime Rate Cap. With respect to each Mortgage Loan, the Net Mortgage Rate is the rate per annum equal to the Mortgage Rate for such Mortgage Loan, net of the Servicing Fee Rate and the per annum rate at which the Spread accrues. See "Description of the Mortgage Pool" and "Pooling and Servicing Agreement-Servicing and Other Compensation and Payment of Expenses; Spread" herein.

         Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date after distributions of interest as set forth above, an amount equal to the "Principal Distribution Amount" for such Distribution Date, which will equal the sum of: (a) the principal portion of any Advances for such Distribution Date; (b) any amount required to be paid by the Master Servicer due to the operation of a deductible clause in any blanket policy maintained by it to cover hazard losses on the Mortgage Loans as described in the Prospectus under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder"; (c) all payments in respect of the Mortgage Loans on account of principal (including, without limitation, principal prepayments, the principal portion of any Liquidation Proceeds and Insurance Proceeds, the principal portion of proceeds from repurchased Mortgage Loans and the principal portion of proceeds from the purchase of Converting Mortgage Loans and the sale of Converted Mortgage Loans) on deposit in the Certificate Account on the Determination Date immediately preceding such Distribution Date, exclusive or net of (i) Liquidation Proceeds, Insurance Proceeds and principal prepayments received during the month in which such Distribution Date occurs (unless such amounts are deemed to have been received in the prior month pursuant to the Pooling and Servicing Agreement as described below), (ii) scheduled payments of principal due on a date or dates subsequent to the first day of the month in which such Distribution Date occurs,
(iii) late payments of principal which have been the subject of a previous Advance or Advances that have not been reimbursed to the Master Servicer and
(iv) an amount equal to liquidation expenses incurred by the Master Servicer to the extent not reimbursed from related Liquidation Proceeds; and (d) all amounts required to be deposited in the Certificate Account on the Business Day immediately preceding such Distribution Date, with respect to draws or payments under the Letter of Credit which are allocable to payments on account of principal of the Mortgage Loans, except for payments of principal which have been the subject of a previous Advance or Advances and which are eligible for withdrawal in reimbursement to the Master Servicer.

         The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is collected only to the date of prepayment, and no interest is collected on prepayments in part, as such prepayments are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment. The Prepayment Interest Shortfall and other interest shortfalls (such as those resulting from the application of the Relief Act (as defined herein)) not covered by the Letter of Credit on any Distribution Date will be allocated to the holders of the Certificates pro rata based on distributions of interest to be made on such Distribution Date, before taking into account any such reduction. Prepayment Interest Shortfalls and other interest shortfalls will not be offset by a reduction of the servicing compensation of the Master Servicer or otherwise.

         Distributions for any Distribution Date will also be reduced if net Liquidation Proceeds or net Insurance Proceeds (together with any net amounts payable as described below under "Description of Credit Enhancement") received on a defaulted Mortgage Loan liquidated during the month preceding the month in which such Distribution Date occurs are less than the outstanding principal balance of such Mortgage Loan, plus interest thereon at the related Net Mortgage Rate. If an Advance by the Master Servicer was previously made in respect thereof, late payments of principal and interest, if any, remitted to the Master Servicer for deposit into the Certificate Account will not be passed through to Certificateholders but rather will be subject to withdrawal by the Master Servicer from the Certificate Account in reimbursement to itself for such Advance. To the extent that an Advance is not made, the distributions for such Distribution Date will be reduced accordingly. Reimbursement of the Master Servicer or the Company for any other advances or expenses reimbursable to either as described in the Prospectus, out of amounts otherwise distributable to the Certificateholders, will also reduce the distributions for the related Distribution Date. Distributions for any Distribution Date will be reduced to the extent that losses on any Mortgage Loans in the Mortgage Pool are not covered by the Letter of Credit or any substitute form of credit enhancement.

         With respect to Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the mortgagors) received in any calendar month, the Master Servicer may elect to treat such amounts as part of the distribution to be made on the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related loss which requires a draw on the Letter of Credit shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

ADVANCES

         Prior to each Distribution Date, the Master Servicer is required to make Advances for the benefit of the Certificateholders (out of its own funds or funds held in the Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees and the Spread) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

         Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or draws on the Letter of Credit. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the

Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar legislation or regulations.

         All Advances will be reimbursable to the Master Servicer on a first priority basis from late collections, Insurance Proceeds, Liquidation Proceeds and draws on the Letter of Credit on or in respect of the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or draws on the Letter of Credit may be reimbursed to the Master Servicer out of any funds in the Custodial Account or Certificate Account prior to distributions on the Certificates.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Weighted Average Adjustable Pass-Through Rate and purchase price because monthly distributions will not be made to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distributions of interest or earnings thereon in respect of such delay). See "Yield Considerations" in the Prospectus.

         The yield to maturity and the aggregate amount of distributions on the Certificates will be directly related to the rate of payment of principal on the Mortgage Loans. Such yield may be adversely affected by a higher or lower than anticipated rate of payment of principal on the Mortgage Loans in the Trust Fund. The rate of payment of principal on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (which will change periodically as described above), the rate of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations or the conversion of Convertible Mortgage Loans. The principal component of the monthly payments on the Mortgage Loans may change on each related Adjustment Date. In addition, the amortization schedule of a Mortgage Loan may be changed in connection with the receipt of a partial prepayment thereon, provided however that such changes will not include a change in the maturity date of the related Mortgage Loan. See "Description of the Mortgage Pool-General" herein.

         Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, mortgage market interest rates, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties and servicing decisions. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. There can be no certainty as to the rate of prepayments on, or conversions of, the Mortgage Loans during any period or over the life of the Certificates. However, in the event that substantial numbers of Mortgagors exercise their conversion rights, and [the related Subservicers and] the Master Servicer purchase the Converting and Converted Mortgage Loans, the Mortgage Pool will experience substantial prepayment of principal.

         The Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. In addition, certain of the Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable rate of such Mortgage Loans to a fixed rate. The Company is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or prepayment or conversion forecasts of comparable adjustable rate mortgage loans over an extended period of time, and its experience with respect to comparable adjustable rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Mortgage Loans included in the Mortgage Pool. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic and social. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments or purchases due to their conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable rate mortgages to "lock in" a lower fixed interest rate or take advantage of the availability of such other adjustable rate mortgage loans, or, in the case of convertible adjustable rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. In the event that [the Subservicers or] the Master Servicer purchases Converting or Converted Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a pro rata distribution of the principal portion thereof to the Certificateholders, as described herein. Alternatively, to the extent Subservicers fail in their obligation to purchase Converting Mortgage Loans and the Master Servicer does not purchase Converted Mortgage Loans, as described herein, the Mortgage Pool will include fixed rate Mortgage Loans, which will have the effect of limiting the extent to which the Weighted Average Adjustable PassThrough Rate can increase or decrease in accordance with changes in the Index and accordingly may affect the yield to Certificateholders.

         The existence of Periodic Rate Caps, Lifetime Rate Caps and any Lifetime Rate Floors also will affect the likelihood of prepayments resulting from refinancing and the exercise of the conversion option. Although the Mortgage Rates on the Mortgage Loans will adjust periodically, such increases and decreases will be limited by the Periodic Rate Caps, Lifetime Rate Caps and any Lifetime Rate Floors on each Mortgage Loan and will be based on the Index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margins (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated.

         With respect to those Mortgage Loans having Lifetime Rate Floors, if prevailing mortgage rates were to fall below the minimum Mortgage Rates, the rate of prepayment on such Mortgage Loans may be expected to increase and such Mortgage Loans may prepay at a rate higher than would otherwise be anticipated for adjustable rate mortgage loans.

         All of the Mortgage Loans are assumable under certain circumstances if, in the sole judgment of the Master Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Certificates and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans.

         The yield to maturity of the Certificates will depend on the rate of payment of principal (including by reason of principal prepayments, purchases of Mortgage Loans in the Mortgage Pool which are Converting Mortgage Loans or Converted Mortgage Loans or in respect of which a breach of a representation or warranty has occurred, and liquidation of defaulted Mortgage Loans) on the Mortgage Loans, the price paid by the holders of Certificates and the Weighted Average Adjustable Pass-Through Rate in effect from time to time. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Because the Weighted Average Adjustable PassThrough Rate at any time is the weighted average of the Net Mortgage Rates on the Mortgage Loans, the Weighted Average Adjustable Pass Through Rate (and the yield on the Certificates) will be reduced as a result of prepayments, liquidations and purchases at a faster rate for Mortgage Loans having higher Net Mortgage Rates as opposed to Mortgage Loans having lower Net Mortgage Rates. Because Mortgage Loans having higher Net Mortgage Rates generally have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Net Mortgage Rates.

         The rate of default on the Mortgage Loans will also affect the rate of payment of principal on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on adjustable rate mortgage loans. Increases in the monthly payments to an amount in excess of the preceding monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans. Furthermore, the Mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments following adjustments of the Mortgage Rate. The rate of default on Mortgage Loans which are equity refinance or limited documentation mortgage loans may be higher than for other types of Mortgage Loans.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Furthermore, the rate of prepayments, defaults and liquidations on, or conversions of, the Mortgage Loans will be affected by the general economic condition of the region of the country where the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments on the Certificates.

         The amount of interest passed through to holders of the Certificates will be reduced by shortfalls in collections of interest resulting from full or partial principal prepayments or otherwise, which will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise. See "Yield Considerations" in the Prospectus and "Description of the Certificates-Distributions" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Certificates.

         The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         In addition, the yield to maturity of the Certificates will depend on the price paid by holders of the Certificates. If any Certificate is purchased at initial issuance at a discount and the rate of prepayments on the Mortgage Loans is lower than that originally anticipated, the purchaser's yield to maturity will be lower than that assumed at the time of purchase. Conversely, if any Certificate is purchased at initial issuance at a premium and the rate of prepayments on the Mortgage Loans is higher than that originally anticipated, the purchaser's yield to maturity will be lower than that assumed at the time of purchase.

         The first distribution on the Certificates reflecting an adjustment to the scheduled monthly payments on a related Mortgage Loan will be passed through to holders of Certificates on the second Distribution Date following the date on which the adjustment to such Mortgage Rate was made. Furthermore, adjustments in the Net Mortgage Rates are based on the Index as reported 45 days prior to the Adjustment Date. Accordingly, the yield to Certificateholders will be adjusted on a delayed basis relative to movements in the Index. Although the Net Mortgage Rate of each Mortgage Loan will be adjusted pursuant to the Index, such rate is subject to the Periodic Rate Cap and is also limited by the Lifetime Rate Cap and any Lifetime Rate Floor applicable to such Mortgage Loan. With respect to certain Mortgage Loans the difference between the Net Mortgage Rate as of the Cut-off Date and the maximum Net Mortgage Rate will be less than the Lifetime Rate Cap. Therefore, if the Index changes substantially between Adjustment Dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate could be adjusted based on the Index without such caps.

         A number of factors affect the performance of the Index and may cause the Index to move in a manner different from other indices. To the extent that the Index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the Index may remain higher than other market interest rates which may result in a higher level of prepayments of Mortgage Loans which adjust in accordance with the Index than mortgage loans which adjust in accordance with other indices.

         For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued, and the Mortgage Loans serviced and administered, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ----------- 1, 19__, among the Company, the Master Servicer, and _________________, as trustee (the "Trustee"). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Trustee will appoint _________________ to serve as Custodian in connection with the Certificates. The Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and will be responsible for making distributions on the Certificates and forwarding monthly reports with respect thereto to the holders thereof. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. The Company will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, ICIFC Secured Assets Corp., 20371 Irvine Avenue, Santa Ana Heights, California 92707. See "Description of the Certificates, Servicing of Mortgage Loans" and "The Pooling Agreement" in the Prospectus.

THE MASTER SERVICER

         [Name of Master Servicer] [ICI Funding Corporation ("ICI Funding")], will act as master servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing
Agreement.

         [Further disclosure as appropriate. See Version 1 for disclosure for ICI Funding.]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will accrue at _____% per annum (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement, including the expenses of the Letter of Credit and any substitute credit support and the fees of the Trustee. See "Servicing of Mortgage Loans Servicing and Other Compensation and Payment of Expenses; Spread" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be obligated to remit to the Company or its designee, a portion of the interest collected on each Mortgage Loan (the "Spread"). The rate at which the Spread on each Mortgage Loan accrues will be equal to ______% per annum.



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



TERMINATION

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Certificates-Termination; Retirement of Certificates" in the Prospectus. The Master Servicer or the Company will have the option (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Certificates or (ii) to purchase in whole, but not in part, the Certificates, but either such option will not be exercisable until such time as the aggregate principal balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed to the Certificateholders is less than ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the aggregate principal balance of all the Mortgage Loans (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal), together with one month's interest on such aggregate amount at the then applicable Weighted Average Adjustable Pass-Through Rate.

         Upon presentation and surrender of the Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Certificates will receive, in proportion to their respective Percentage Interests, an amount equal to the sum of the principal balances of the Mortgage Loans plus one month's accrued interest thereon at the then applicable Weighted Average Adjustable Pass-Through Rate.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         All of the Mortgage Loans are the subject of credit support coverage provided by the Letter of Credit. In addition, each Mortgage Loan is covered by a Primary Hazard Insurance Policy as described under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus. See also "Description of the Mortgage Pool-Primary Mortgage Insurance" herein.

LETTER OF CREDIT

         The Letter of Credit Bank will issue the Letter of Credit to the Trustee for the benefit of the holders of the Certificates. Subject to the limitations described below, the Letter of Credit will be available to cover Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses. The maximum amount available to be drawn under the Letter of Credit with respect to all losses will initially be equal to $_________ (the initial "Available Amount") which is equal to approximately _____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Available Amount at any time will be reduced by any amounts previously drawn under the Letter of Credit (net of any amounts received or collected by the Master Servicer following each respective draw as subsequent recoveries on the Mortgage Loans with respect to which such draws were made and, if appropriate, such draws were reimbursed to the Letter of Credit Bank). The Available Amount will be reinstated with respect to the subsequent recoveries described in the preceding sentence, however in no event will the Available Amount be reinstated to an amount in excess of the initial Available Amount. The Available Amount under the Letter of Credit (if the Letter of Credit is extended in accordance with its terms) is also subject to reduction pursuant to the terms of the Pooling and Servicing Agreement annually beginning on the tenth anniversary of the Cut-off Date and each anniversary thereafter, such that, beginning with the fourteenth anniversary of the Cut-off Date and on each anniversary thereafter, the Available Amount will not exceed ______% of the aggregate outstanding principal balance of the Mortgage Loans, provided that such scheduled reductions will not reduce the Available Amount below three times the principal balance of the largest single Mortgage Loan outstanding on such anniversary, and further provided that the Available Amount will not be reduced in accordance with the preceding sentence if delinquency rates and losses on the Mortgage Loans exceed certain levels as specified by the Rating Agency as set forth in the Pooling and Servicing Agreement. The Amount Available may be further reduced from time to time by such amounts as the Master Servicer may determine and direct the Trustee, provided the then current rating of the Certificates is not adversely affected.

         Notwithstanding the foregoing, the maximum amount available under the Letter of Credit in connection with Fraud Losses (the "Fraud Loss Amount") shall initially be equal to $___________. As of any date of determination after the Cut-off Date the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to ______% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of draws made under the Letter of Credit with respect to Fraud Losses up to such date of determination, and (Y) from the first through fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) _____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of draws made under the Letter of Credit with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero and no draws shall be made under the Letter of Credit with respect to Fraud Losses.

         The maximum amount available under the Letter of Credit in respect of Special Hazard Losses (the "Special Hazard Amount") will equal $___________ less the sum of (A) any amounts drawn under the Letter of Credit in respect of Special Hazard Losses (to the extent that such amounts do not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties) and
(B) the Adjustment Amount. The Adjustment Amount on each anniversary of the Cut-off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1% (or, if greater than 1%, the highest percentage of Mortgage Loans by principal balance in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans in the Mortgage Pool on such anniversary and (ii) twice the principal balance of the single Mortgage Loan in the Mortgage Pool having the largest principal balance. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus except that Special Hazard Losses will not include and the Letter of Credit will not cover losses occasioned by war, civil insurrection, certain governmental actions and nuclear reaction.

         As of any date of determination prior to the first anniversary of the Cut-off Date, the maximum amount available under the Letter of Credit in respect of Bankruptcy Losses (the "Bankruptcy
Amount")
will equal $_____________ less the sum of any amounts drawn under the Letter of Credit for such losses up to such date of determination. As of any day of determination on or after the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date (the "Relevant Anniversary") and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, provided that delinquency rates and losses on all of the Mortgage Loans do not exceed certain levels as set forth in the Pooling and Servicing Agreement, over
(2) the aggregate amount of draws made under the Letter of Credit since the Relevant Anniversary in connection with Bankruptcy Losses. The Bankruptcy Amount and the related automatic reductions described above may be reduced or modified upon written confirmation from the Rating Agency that such reduction or modification will not adversely affect the then current rating assigned to the Certificates by such Rating Agency. Such a reduction or modification may adversely affect the coverage provided by the Letter of Credit with respect to Bankruptcy Losses.

         [Described manner in which payments will be made under the Letter of Credit.] See "Description of Credit Enhancement-Letter of Credit" in the Prospectus. However, the Trustee shall not make such draws under the Letter of Credit in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer [or a Subservicer].

         Any Mortgage Loan the unpaid principal balance of which is paid pursuant to a draw under the Letter of Credit will be assigned to the Company and will no longer be subject to the Pooling and Servicing Agreement. Any subsequent recoveries with respect to such Mortgage Loans will be paid to the Company and, following notice and, if appropriate, reimbursement of such draw to the Letter of Credit Bank, the Available Amount under the Letter of Credit (and the Special Hazard Amount, Fraud Loss Amount or Bankruptcy Amount, if applicable) will be reinstated to the extent of such recovery.

         The Master Servicer, in lieu of maintaining the Letter of Credit, may reduce the coverage thereunder (including accelerating the manner in which such coverage is reduced pursuant to the related automatic reductions), terminate such coverage or obtain and maintain alternate forms of credit support (including, but not limited to, other letters of credit, insurance policies, surety bonds, reserve funds, and secured or unsecured corporate guaranties), with respect to Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses, provided that prior to any such reduction, termination or substitution the Master Servicer shall have obtained written confirmation from the Rating Agency that such reduction, termination or substitution will not adversely affect the then current rating assigned to the Certificates by such Rating Agency and shall provide a copy of each confirmation to the Trustee. In the event that the long-term debt obligations of the Letter of Credit Bank are at any time downgraded by the Rating Agency, the Company may request the Master Servicer to obtain alternate forms of credit support, in accordance with the preceding sentence, but the Master Servicer is under no obligation to do so. In lieu of making a draw under the Letter of Credit for Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses or Bankruptcy Losses as provided above, the Master Servicer, at its sole option, may pay the amount otherwise required to be drawn, in which case the amount so paid will reduce the related coverage under the Letter of Credit.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its sole option, purchase such Mortgage Loan at a price equal to 100% of the unpaid principal balance thereof plus all accrued and unpaid interest thereon through the last day of the month in which such purchase occurs. To the extent that the Master Servicer subsequently experiences losses with respect to such purchased Mortgage Loans which would have been covered by the Letter of Credit had such Mortgage Loans remained in the Trust Fund, the Available Amount (and the Special Hazard Amount, Fraud Loss Amount or Bankruptcy Amount, to the extent that such losses constitute Special Hazard Losses, Fraud Losses or Bankruptcy Losses) will be reduced by an amount equal to the entire amount of such losses.

         The Letter of Credit will expire on ________________, 19__ unless earlier terminated or extended in accordance with its terms. The Letter of Credit contains provisions to the effect that on or before the first day of the sixth month immediately preceding the expiration date a request may be made to extend the expiration date. It is within the Letter of Credit Bank's sole discretion whether to agree to such an extension. If, as of the date 30 days prior to the expiration date, or the expiration date thereof as so extended, a replacement Letter of Credit or alternate form of credit support has not been delivered to the Trustee, then, pursuant to the terms of the Pooling and Servicing Agreement, the entire remaining amount of the Letter of Credit will be drawn by the Trustee prior to such expiration date. In that event, the amount so paid will be held by the Trustee in the form of a reserve fund held outside of the Trust Fund (but pledged to the Trustee and held by it in trust for the benefit of the Certificateholders), pending the substitution of any other form of credit support therefor, and will be applied in the same manner as described herein regarding draws under the Letter of Credit.

LETTER OF CREDIT BANK

         The Letter of Credit will be issued by the Letter of Credit Bank, which will be the ____________________, a _____________________. _____________
principal executive offices are located at ____________________.

         ___________________ is engaged in a broad range of banking and financial services activities, including deposit-taking, lending and leasing, securities brokerage services, investment management, investment banking, capital markets activities and foreign exchange transactions.

         [Additional disclosure as appropriate with respect to matters material to investors in the Certificates, including asset size and regulatory ratings.]

         The information set forth in the preceding paragraphs concerning the Letter of Credit Bank has been provided by the Letter of Credit Bank as of the date hereof.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein and in the Prospectus. This discussion has been prepared with the advice of O'Melveny & Myers LLP, special tax counsel to the Company. This discussion is directed solely to a holder of a Certificate as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take a contrary position. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. A holder of a Certificate is advised to consult its own tax advisors concerning the federal, state, local or other tax consequences to it of the purchase, ownership and disposition of a Certificate.

GRANTOR TRUST

         CLASSIFICATION OF THE TRUST FUND

         Prior to the issuance of the Certificates, O'Melveny & Myers LLP, special tax counsel to the Company, will have delivered its opinion to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, the Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership. Accordingly, a holder of a Certificate generally will be treated as the owner of an undivided interest in the Mortgage Loans and other assets held as part of the trust fund in which the Certificates evidence an undivided interest. The opinion referenced above will be filed with the Commission either as an exhibit to the Registration Statement of which this Prospectus Supplement is a part or in a Current Report on Form 8-K.

         CHARACTERIZATION OF THE INVESTMENT IN THE CERTIFICATES

         The Certificates will represent interests in (i) "loans secured by an interest in real property " within the meaning of Section 7701 (a)(19)(C) of the Code; (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of Section 86OG(a)(3)(A) of the Code; and
(iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         TAXATION OF OWNERS OF THE CERTIFICATES

         A holder of a Certificate generally will be required to report on its federal income tax returns its share of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) in accordance with the holder's normal method of accounting and will be entitled to deduct its share of any such reasonable servicing fees and other expenses. Because of market discount or premium, the amount includible in income on account of the Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by a holder of a Certificate that is subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, a holder of a Certificate (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.

         MARKET DISCOUNT. A holder of a Certificate may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in the Mortgage Loans is considered to have been purchased at a "market discount", that is, at a purchase price less than its adjusted issue price. If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on the Mortgage Loans that is received by (or, in the case of an accrual basis holder of a Certificate, due to) the Trust Fund in that month. A holder of a Certificate may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such holder during or after the first taxable year to which such election applies. In the absence of such an election, it may be necessary to accrue such discount under a proportionate method. In addition, Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations") would permit a holder of a Certificate to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to the Mortgage Loans with market discount, such holder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such holder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a holder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, or (ii) in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of the Mortgage Loans purchased at a discount in the secondary market.

         Market discount with respect to the Mortgage Loans generally will be considered to exceed a DE MINIMIS amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of their purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that such market discount will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS market discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loans.

         Further, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

         PREMIUM. If a holder of a Certificate is treated as acquiring the Mortgage Loans at a premium, that is, at a price in excess of their principal amount, such holder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to the Mortgage Loans that were originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to the Mortgage Loans if an amortization election is not made should be allowed as a deduction when a principal payment is made (or, for a holder using the accrual method of accounting, when such payments of stated redemption price are due). A significant portion of the Mortgage Loans were originated prior to September 28, 1985. Accordingly, such an election shall not be available for premium attributable to such Mortgage Loans.

         SALES OF CERTIFICATES

         Except as described below, any gain or loss, recognized on the sale or exchange of a Certificate, generally will be capital gain or loss, and will be equal to the difference between the amount realized on the sale of a Certificate and its adjusted basis. The adjusted basis of a Certificate generally will equal its cost, increased by any income (including original issue discount and market discount income) recognized by the seller and reduced (but not below zero) by any previously reported losses, amortized premium and distributions with respect to the Certificate. The Code as of the date of this Private Placement Memorandum provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term gains of individuals of 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss may be relevant for other purposes.

         Gain or loss from the sale of a Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that any Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in any Certificate or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the Internal Revenue Service (the "IRS"), at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         The Trustee will furnish to the holders of the Certificates with each distribution a statement setting forth the amount of such distribution allocable to principal on the Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each person who was a holder of a Certificate at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and Trustee and such other customary factual information as it deems necessary or desirable to enable each such person to prepare its tax returns and will furnish comparable information to the IRS as and when required by law to do so. There is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Neither the Depositor nor its affiliates will have any responsibility with respect to the foregoing.

         BACKUP WITHHOLDING

         Payments of interest and principal, as well as payments of proceeds from the sale of a Certificate, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS

         A holder of a Certificate that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on the Certificate attributable to Mortgage Loans originated after July 18, 1984, provided that such holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by such holder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). However, such a holder of a Certificate will be subject to United States federal income or withholding tax in respect of distributions of interest on the Certificate attributable to Mortgage Loans were originated prior to July 18, 1984. A significant portion of the Mortgage Loans were originated prior to that date and will be subject generally to United States withholding tax in the absence of an applicable tax treaty exemption. Accordingly, an investment in Certificates may not be suitable for certain foreign investors.

         For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996. To the extent such holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         To the extent that interest on the Certificates would be exempt under
Section 871(h)(1) of the Code from U.S. withholding tax, and a Certificate is not held in connection with a holder's trade or business in the United States, a Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement dated ______________, 19__ the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Certificates.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates, before deducting expenses payable by the Company, will be _______% of the aggregate principal balance of the Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters and any profit on the resale of the Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates-Reports to Certificateholders, " which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates becomes available.


                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Company by __________________ and for the Underwriter by
____________________.


                                     RATING

         It is a condition to the issuance of the Certificates that they be rated not lower than "____" by __________________________ ____________________.

         The ratings of ________ on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. ____________ ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. ________________ ratings on pass-through certificates do not represent any assessment of the Master Servicer's [or the related Subservicer's] ability to purchase Converting Mortgage Loans, or the Master Servicer's ability to purchase Converted Mortgage Loans. In the event that neither the related Subservicer nor the Master Servicer purchases a Converting or Converted Mortgage Loan, investors might suffer a lower than anticipated yield. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

         The Company has not requested a rating on the Certificates by any rating agency other than _______. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by ___________.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the rating initially assigned to the Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Certificates.


                                LEGAL INVESTMENT

         The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Company makes no representations as to the proper characterization of the Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates constitutes a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the Prospectus.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

                              PROSPECTUS SUPPLEMENT

Summary..................................................................  S-
Risk Factors.............................................................  S-
Description of the  Mortgage Pool........................................  S-
Description of the Certificates..........................................  S-
Certain Yield and Prepayment
         Considerations................................................... S-
Pooling and Servicing Agreement........................................... S-
Description of Credit Enhancement......................................... S-
Federal Income Tax
         Consequences..................................................... S-
Method of Distribution.................................................... S-
Legal Opinions............................................................ S-
Rating.................................................................... S-
Legal Investment.......................................................... S-

                                   PROSPECTUS

Summary of Prospectus.....................................................
Risk Factors..............................................................
The Mortgage Pools........................................................
Servicing of Mortgage Loans...............................................
Description of the Certificates...........................................
Subordination.............................................................
Description of Credit Enhancement.........................................
Purchase Obligations......................................................
Primary Mortgage Insurance, Hazard........................................
         Insurance; Claims Thereunder.....................................
The Company...............................................................
ICI Funding Corporation...................................................
Imperial Credit Mortgage Holdings, Inc....................................
The Pooling Agreement.....................................................
Yield Considerations......................................................
Maturity and Prepayment...................................................
         Considerations...................................................
Certain Legal Aspects of Mortgage.........................................
         Loans............................................................
Certain Federal Income Tax................................................
         Consequences.....................................................
State and Other Tax Consequences..........................................
ERISA Considerations......................................................
Legal Investment Matters..................................................
Use of Proceeds...........................................................
Methods of Distribution...................................................
Legal Matters.............................................................
Financial Information.....................................................
Rating....................................................................
Index of Principal Definitions............................................


================================================================================




================================================================================


                                  ICIFC SECURED
                                  ASSETS CORP.


                              $____________________

                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES

                                 Series 199_-__



                              ____________________

                              PROSPECTUS SUPPLEMENT
                              ____________________




                         ______________________________


                                 _________, 19__




================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                                       VERSION 3
                                                                       ---------

                              Subject to Completion
            Preliminary Prospectus Supplement Dated November 13, 1997



Prospectus Supplement
(To Prospectus Dated ____________, 19__)

                               $_________________

                           ICIFC Secured Assets Corp.
                                     Company

                            ICIFC CMN Trust 19__-___

                            [Name of Master Servicer]
                                 Master Servicer

                 Collateralized Mortgage Notes, Series 19__-___

         The ICIFC CMN Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between ICIFC Secured Assets Corp. (the "Company") and __________________________, the Owner Trustee. The Issuer will issue $__________ aggregate principal amount of Collateralized Mortgage Notes, Series 19__-____ (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the Indenture Trustee. The Issuer will also issue $___________ aggregate principal amount of the Issuer's Trust Certificates, Series 19__-____ (the "Certificates"). The Notes and the Certificates are collectively referred to herein as the "Securities". Only the Notes are offered hereby.

         The Notes will represent indebtedness of the related trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund consists of adjustable-rate, conventional, residential, one- to four-family first lien mortgage loans (the "Mortgage Loans"). In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _______________ (the "Insurer") as described under "The Policy" herein.

         The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

         Payments of principal and interest on the Notes will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Notes at a floating rate (the "Bond Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Notes" herein.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-__ HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

         It is a condition of the issuance of the Notes that they be rated "___" by ___________________ and "____" by ___________________.

         THE YIELD TO MATURITY ON THE NOTES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS AND REPURCHASES) ON THE MORTGAGE LOANS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

         There is currently no secondary market for the Notes.
____________________ (the "Underwriter") intends to make a secondary market in the Notes, but is not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

         THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER, OR ANY OF THEIR AFFILIATES. NONE OF THE NOTES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______.

         The Notes are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Notes will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________, _______________, _________________] against payment therefor in immediately available funds.
                                               [Name of Underwriter]
                                          [Date of Prospectus Supplement]

         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer..................................  The Notes will be issued by ICIFC CMN
                                          Trust 19__-___, a Delaware business
                                          trust established pursuant to the
                                          Trust Agreement, dated as of ________
                                          1, 19__ between the Company and the
                                          Owner Trustee.

The Notes...............................  $____________ Collateralized Mortgage
                                          Notes, Series 19__-__. Only the Notes
                                          are offered hereby. The Notes will be
                                          issued pursuant to an Indenture, dated
                                          as of ________ 1, 19__ between the
                                          Issuer and ___________________, as
                                          Indenture Trustee.

Company.................................  ICIFC Secured Assets Corp., (the
                                          "Company"). See "The Company" in the
                                          Prospectus.

Master Servicer.........................  [Name of Master Servicer] (the "Master
                                          Servicer"). See "[Name of Master
                                          Servicer]" in the Prospectus.

Owner Trustee...........................  ___________________, _______________.

Indenture Trustee.......................  ___________________, _______________.

Delivery Date...........................  On or about ____________, 19__.

Payment Date............................  The [______] day of each month (or, if such day is not a business day, the
                                          next business day), beginning on
                                          ___________________, 199___, (each, a
                                          "Payment Date").

[Denominations and
Registration............................  The Notes (the "Book-Entry Notes")
                                          will be issued, maintained and
                                          transferred on the book-entry records
                                          of DTC and its Participants (as
                                          defined in the Prospectus). The Notes
                                          will be offered in registered form, in
                                          minimum denominations of $______ and
                                          integral multiples of $_____ in excess
                                          thereof. The Book-Entry Notes will be
                                          represented by one or more Bond
                                          certificates registered in the name of
                                          Cede & Co., as nominee of DTC. No
                                          Beneficial Owner will be entitled to
                                          receive a Bond in fully registered,
                                          certificated form (a "Definitive
                                          Bond"), except under the limited
                                          circumstances
                                          described herein. See "Description of
                                          the Notes--Book Entry Notes" herein.]

The Mortgage Pool.......................  The Mortgage Loans are secured by first liens on one- to four- family
                                          residential real properties (each, a
                                          "Mortgaged Property"). The Mortgage
                                          Loans have individual principal
                                          balances at origination of at least
                                          $______ but not more than $_________
                                          with an average principal balance at
                                          origination of approximately
                                          $_________. The Mortgage Loans have
                                          terms to maturity of __ years from the
                                          date of origination and a weighted
                                          average remaining term to stated
                                          maturity of approximately ____ years
                                          and __ months as of the Cut-off Date.
                                          The Mortgage Rate on each Mortgage
                                          Loan will adjust semi-annually on its
                                          Adjustment Date (as defined herein),
                                          with corresponding adjustments in the
                                          amount of monthly payments, to equal
                                          the sum (rounded as described herein)
                                          of the Index described below and a
                                          fixed percentage set forth in the
                                          related Mortgage Note (the "Note
                                          Margin"). However, (i) on any
                                          Adjustment Date such Mortgage Rate may
                                          not increase or decrease by more than
                                          2% (the "Periodic Rate Cap"), (ii)
                                          over the life of such Mortgage Loan,
                                          such Mortgage Rate may not exceed the
                                          related maximum Mortgage Rate (such
                                          maximum Mortgage Rate is equal to the
                                          Mortgage Rate at origination plus a
                                          lifetime rate cap (the "Lifetime Rate
                                          Cap")), which maximum Mortgage Rates
                                          will range from ______% to ______% and
                                          (iii) with respect to approximately
                                          ____% of the Mortgage Loans, by
                                          aggregate principal balance as of the
                                          Cut- off Date, over the life of such
                                          Mortgage Loan, such Mortgage Rate may
                                          not be lower than the minimum Mortgage
                                          Rate. The difference between the
                                          Mortgage Rate on each Mortgage Loan at
                                          origination and the minimum Mortgage
                                          Rate on such Mortgage Loan will equal
                                          the lifetime rate floor (the "Lifetime
                                          Rate Floor"). The minimum Mortgage
                                          Rates will range from _____% to
                                          ______% per annum. The Mortgage Loans
                                          will bear interest at Mortgage Rates
                                          of at least _____% per annum but not
                                          more than ______% per annum, as of the
                                          Cut-off Date. For a further
                                          description of the Mortgage Loans, see
                                          "Description of the Mortgage Pool"
                                          herein.

The Index...............................  As of any Adjustment Date with respect to any Mortgage Loan, the Index
                                          applicable to the determination of the
                                          related Mortgage Rate will be a rate
                                          equal to the monthly weighted average
                                          cost of funds for members of the
                                          Federal Home Loan Bank of San
                                          Francisco as most recently available
                                          45 days prior
                                          to the Adjustment Date (the "Cost of
                                          Funds Index" or "Index").

Interest Payments ......................  Interest on the Notes will be paid monthly on each Payment Date,
                                          commencing in 19__, at the Bond
                                          Interest Rate for ------ the related
                                          Interest Period (as defined below).
                                          The Bond Interest Rate for an Interest
                                          Period will be equal to LIBOR plus
                                          ___% as described herein under
                                          "Description of the Notes--Interest on
                                          the Notes." Interest on the Notes in
                                          respect of any Payment Date will
                                          accrue from the preceding Payment Date
                                          (or in the case of the first Payment
                                          Date, from the date of initial
                                          issuance of the Notes (the "Closing
                                          Date") through the day preceding such
                                          Payment Date (each such period, an
                                          "Interest Period")) on the basis of
                                          the actual number of days in the
                                          Interest Period and a 360-day year.

Principal Payments .....................  On any Payment Date, to the extent of funds available therefor, Bondholders
                                          will be entitled to receive principal
                                          payments generally equal to the
                                          amount, if any, necessary to bring the
                                          Outstanding Reserve Amount up to the
                                          Reserve Amount Target. In no event
                                          will principal payments on the Notes
                                          on any Payment Date exceed the Bond
                                          Principal Balance thereof on such
                                          date. On the Payment Date in
                                          __________, principal will be due and
                                          payable on the Notes in an amount
                                          equal to the Bond Principal Balance
                                          for such Payment Date.

                                          The "Bond Principal Balance" of the
                                          Notes on any day is the initial
                                          balance thereof as of the Closing Date
                                          reduced by all payments of principal
                                          thereon as of such day.

P&I Collections.........................  All collections on the Mortgage Loans will be allocated by the Master
                                          Servicer in accordance with the terms
                                          of the Mortgage Loans between amounts
                                          collected in respect of interest and
                                          amounts collected in respect of
                                          principal. See "Description of the
                                          Servicing Agreement--P&I Collections"
                                          herein, which describes the
                                          calculation of the Interest
                                          Collections and the Principal
                                          Collections on the Mortgage Loans for
                                          the Collection Period related to each
                                          Payment Date.

                                          With respect to any Payment Date, the
                                          portion of Principal Collections and
                                          Interest Collections that are
                                          distributable pursuant to the
                                          Servicing Agreement (together, the
                                          "P&I Collections") will equal (a)
                                          Interest Collections for such

                                          Payment Date and (b) Principal
                                          Collections for such Payment Date.


Outstanding Reserve
Amount..................................  The distribution of the Additional
                                          Principal Distribution Amount, if any,
                                          on the Mortgage Loans will create the
                                          Outstanding Reserve Amount. The
                                          Outstanding Reserve Amount, if any,
                                          will be available to absorb any
                                          Liquidation Loss Amounts that are
                                          allocated to the Mortgage Loans and
                                          not covered by Principal Collections
                                          and Interest Collections. Any
                                          Liquidation Loss Amounts allocable to
                                          the Bondholders and not covered by
                                          such overcollateralization will be
                                          covered by draws on the Policy to the
                                          extent provided herein. The
                                          "Outstanding Reserve Amount" on any
                                          Payment Date is the amount, if any, by
                                          which the Pool Balance as of the end
                                          of the related Collection Period
                                          exceeds the Bond Principal Balance on
                                          such day (after giving effect to all
                                          distributions on such Payment Date).

                                          As of the Closing Date, the Reserve
                                          Amount Target is equal to ___% of the
                                          Cut-Off Date Pool Balance. The Reserve
                                          Amount Target may be increased or
                                          reduced from time to time pursuant to
                                          the terms of the Pooling and Servicing
                                          Agreement, with the consent of the
                                          Rating Agencies and the Indenture
                                          Trustee. To the extent the Reserve
                                          Amount Target is reduced on any
                                          Payment Date, the amount of the
                                          Principal Collections distributed on
                                          such Payment Date will be reduced and
                                          on each subsequent Payment Date to the
                                          extent the remaining Outstanding
                                          Reserve Amount is in excess of the
                                          reduced Reserve Amount Target until
                                          the Outstanding Reserve Amount equals
                                          the Reserve Amount Target.

Insurer.................................  ___________. See "The Insurer" herein.

Policy..................................  On the Closing Date, the Insurer will issue a Policy in favor of the
                                          [Indenture Trustee on behalf of the
                                          Issuer]. The Policy will
                                          unconditionally and irrevocably
                                          guarantee principal payments on the
                                          Notes plus accrued and unpaid interest
                                          due on the Notes. The Policy will not
                                          guarantee payments on the
                                          Certificates. On each Payment Date, a
                                          draw will be made on the Policy to
                                          cover (a) any shortfall in amounts
                                          available to make payments of interest
                                          on the outstanding Bond Principal
                                          Balance of the Notes and (b) the
                                          amount, if any, [by which the

                                          Bond Principal Balance of the Notes
                                          exceeds the Pool Balance at the end of
                                          the related Collection Period]. In
                                          addition, the Policy will guarantee
                                          the payment of the outstanding Bond
                                          Principal Balance of each Bond on the
                                          Payment Date in _______ (after giving
                                          effect to all other amounts
                                          distributable and allocable to
                                          principal on such Payment Date). See
                                          "The Policy" herein and "Description
                                          of Credit Enhancement" in the
                                          Prospectus.

The Certificates........................  $________ Trust Certificates, Series
                                          19__-__. The Certificates will be
                                          issued pursuant to the Trust Agreement
                                          and will represent the beneficial
                                          ownership interest in the Issuer. The
                                          Certificates are not offered hereby.

Final Payment of Principal on
 the Notes..............................  The Notes will be payable in full on .
                                          In addition, the Issuer will pay the
                                          Notes in full upon the exercise by the
                                          [Master Servicer] of its option to
                                          purchase all Mortgage Loans and all
                                          property acquired in respect of such
                                          Mortgage Loans. See "The
                                          Agreements--Termination; Redemption of
                                          Notes" in the Prospectus.

Federal Income Tax
 Consequences...........................  In the opinion of Tax Counsel (as defined in the Prospectus), for
                                          federal income tax purposes, the Notes
                                          will be characterized as indebtedness
                                          of the Issuer and the Issuer, as
                                          created pursuant to the terms and
                                          conditions of the Trust Agreement,
                                          will not be characterized as an
                                          association (or publicly traded
                                          partnership) taxable as a corporation
                                          or as a taxable mortgage pool within
                                          the meaning of section 7701(i) of the
                                          Code.

                                          For further information regarding
                                          certain federal income tax
                                          consequences of an investment in the
                                          Notes see "Federal Income Tax
                                          Consequences" herein and "Federal
                                          Income Tax Consequences" and "State
                                          and Other Tax Consequences" in
                                          the Prospectus.

Legal Investment........................  So long as the Notes are rated in the top two rating agencies, the Notes
                                          will constitute "mortgage related
                                          securities" for purposes of SMMEA. See
                                          "Legal Investment Considerations"
                                          herein.

Rating..................................  It is a condition to the issuance of the Notes that they be rated "____" by
                                          _____________ and "____" by
                                          ___________ (each a "Rating Agency").
                                          A security rating is not a
                                          recommendation to buy, sell or hold
                                          securities and may be subject to
                                          revision or withdrawal at any time by
                                          the assigning rating organization. A
                                          security rating does not address the
                                          frequency of prepayments of Mortgage
                                          Loans, or the corresponding effect on
                                          yield to investors. See "Certain Yield
                                          and Prepayment Considerations" and
                                          "Ratings" herein.

                                 [RISK FACTORS]

         [Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Notes:]

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:

DELINQUENCIES AND POTENTIAL DELINQUENCIES

         Approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments (such Mortgage Loans, "Delinquent Mortgage Loans") as of the Cut-off Date. Prospective investors in the Notes should be aware, however, that only approximately _____% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date), had a first Monthly Payment due on or before ______ _, 1996, and therefore, the remaining Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date.

         Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

         In addition, ___% of the Mortgage Loans are secured by Mortgaged Properties located in Orange County, California. On December 6, 1994, Orange County filed for protection under Chapter 9 of the United States Bankruptcy Code. If public services are curtailed as a result of Orange County's financial difficulties, property values in the related market area may be adversely affected.]


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $____________. The Mortgage Loans will consist of conventional, adjustable-rate, fully-amortizing, first lien Mortgage Loans with terms to maturity of not more than ___ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from _______________ and ________________ (the "Sellers"). The Sellers will make certain
representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Bondholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Notes--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, THE WALL STREET JOURNAL and USA TODAY.

         Listed below are the historical values of the Cost of Funds Index since 1988. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                                                COST OF FUNDS INDEX

Month                  1990      1991      1992        1993       1994       1995       1996      1997
=====                 =====     =====     ======      ======     ======     ======     =====     =====
January.................
February................
March...................
April...................
May.....................
June....................
July....................
August..................
September...............
October.................
November................
December................

         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans............................
Mortgage Rates:
         Weighted Average.............................
         Range.....................................
Range of Net Mortgage Rates.........................
Note Margins:
         Weighted Average.............................
         Range.....................................
Maximum Mortgage Rates:
         Weighted Average.............................
         Range.....................................
Maximum Net Mortgage Rates (1):
         Weighted Average.............................
         Range.....................................
Weighted Average Months to Next
Adjustment Date after ____________, 19__(2).............

====
(1) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(2) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following _____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

                  The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $__________.

                  None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________, ____. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately ____ years and __ months. The weighted average

         Adjustment Date of the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is ____________, 19__.

                  Approximately _____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ____% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately _____%.

                  At least _____% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

                  Approximately _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

                  No more than _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ____% will be secured by Mortgaged Properties located in any one zip code area outside California.

                  No more than _____% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately ______%. Approximately ____% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

                  No Mortgage Loan provides for deferred interest or negative amortization.

                  Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loanto-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately ____% and no more than approximately ____% of such Mortgage Loans will be secured by Mortgaged Properties located in California. See "Servicing Agreement--The Master Servicer" herein.

                  No more than ____% of the Mortgage Loans will be secured by vacation or second homes. No more than ____% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

                  None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

              The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.

     MONTH OF            NUMBER OF           AGGREGATE         PERCENTAGE OF
  ADJUSTMENT DATE     MORTGAGE LOANS     PRINCIPAL BALANCE     MORTGAGE POOL
  ---------------     --------------     -----------------     -------------


   Total..........

         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.

                                                                                                     WEIGHTED
                                                                                                      AVERAGE
                                                  NUMBER                            WEIGHTED         ORIGINAL
                                                    OF            AGGREGATE          AVERAGE         LOAN-TO-
                                                 MORTGAGE         PRINCIPAL         MORTGAGE           VALUE
PRINCIPAL BALANCE                                  LOANS           BALANCE            RATE             RATIO
-----------------                                --------         ---------         --------         ---------












Total, Average or Weighted Average............   _______          $__________       ________%        _______%

              [Specific information with respect to the Mortgage Loans will be available to purchasers of the Notes on or before the time of issuance of such Notes. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

UNDERWRITING

              [Underwriting standards as appropriate.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

                       Based solely upon information provided by the Master Servicer, the following tables summarize, for the respective dates indicated, the delinquency, forbearance, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Sellers that were originated as of the date three months prior to the date indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.

                                                  AT DECEMBER 31, 1997               AT DECEMBER 31, 1996
                                                  --------------------               --------------------
                                               NUMBER          PRINCIPAL           NUMBER           PRINCIPAL
                                              OF LOANS           AMOUNT           OF LOANS           AMOUNT
                                              --------           ------           --------           ------
                                                                  (DOLLARS IN THOUSANDS)


Total Loans Outstanding...................                 $                                    $

DELINQUENCY(1)
   Period of Delinquency:
         31-60 Days.......................                 $                                    $
         61-90 Days.......................
         91-120 Days or More..............              __             ______               __                   _

   Total Delinquencies....................                 $                                    $
                                                       === =            =====               ==  =              ===

Delinquencies as a Percentage of
Total Loans Outstanding...................               %                  %                %                   %



                                                AT DECEMBER 31, 1997                     AT DECEMBER 31, 1996
                                                --------------------                     --------------------
                                            NUMBER              PRINCIPAL             NUMBER             PRINCIPAL
                                           OF LOANS              AMOUNT              OF LOANS             AMOUNT
                                           --------              ------              --------             ------
                                                                  (DOLLARS IN THOUSANDS)


FORBEARANCE LOANS(2).................                               $                                        $
Forbearance Loans as a
Percentage of Total Loans
Outstanding..........................                               %                   %

FORECLOSURES PENDING(3)..............                               $                                        $
Foreclosures Pending as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

BANKRUPTCIES PENDING(4)..............                               $                                        $
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies
Pending..............................                               $                                        $

Total Delinquencies plus
Forbearance Loans, Foreclosures
Pending and Bankruptcies Pending as
a Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

REO PROPERTIES(5)....................                               $                                        $
REO Properties as a
Percentage of Total Loans
Outstanding..........................          %                    %                   %                    %

----------

(1) The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were subject to forbearance agreements with the related mortgagors at the respective dates indicated ("Forbearance Loans"), (b) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (c) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (d) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Forbearance Loans, Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Forbearance Loans," "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "31-60 Days," "61-90 Days," "91-120 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Forbearance Loans, Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Forbearance Loans, Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

(2) For each of the Forbearance Loans, the Master Servicer has entered into a written forbearance agreement with the related mortgagor, based on the Master Servicer's determination that the mortgagor is temporarily unable to make the scheduled monthly payment on such mortgage loan. Prior to entering into each forbearance agreement, the Master Servicer confirmed the continued employment status of the mortgagor and found the payment history of such mortgagor to be satisfactory. There can be no assurance that the mortgagor will be able to make the payments as required by the forbearance agreement, and any failure to make such payments will constitute a delinquency. None of the Mortgage Loans included in the Mortgage Pool are Forbearance Loans.

(3) Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

(4) Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

(5) REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

         The above data on delinquency, forbearance, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller's that were originated as of the date three months prior to the date indicated. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, forbearance, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, forbearance, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

         The information set forth in the preceding paragraphs concerning ____ and _____ has been provided by [Names of Sellers].

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

         See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   THE ISSUER

GENERAL

         The ICIFC CMN Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Company and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring the Mortgage Loans and the other assets of the Issuer and proceeds therefrom and pledging them to the Indenture Trustee,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

         _______________ is the Owner Trustee under the Trust Agreement.
__________________ is a [Delaware] banking corporation and its principal offices are located at ____________________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                   THE INSURER

         [Insert Description of Insurer as Appropriate.]

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture dated as of ________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Company and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Notes are offered hereby.

         The Notes will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Mortgage Loans; (ii) collections in respect of principal of the Mortgage Loans received after the applicable Cut-Off Date and collections in respect of interest on the Mortgage Loans from the Cut-Off Date relating to the Mortgage Loan; (iii) the amounts on deposit in the Custodial Account allocated to the Mortgage Loans and the Payment Account (excluding net earnings thereon); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans and (vi) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement.

         The Notes will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Securities" below.

BOOK-ENTRY SECURITIES

         General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the related Book-Entry Securities, it is anticipated that the only registered Bondholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Securities. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Securities.

         None of the Company, the Master Servicer, the Insurer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Form of Securities."

         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Securities--Form of Securities," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Securities as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Securities. Upon surrender by DTC of the definitive certificates representing the Book-Entry Securities and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book- Entry Securities as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Securities, see "Description of the Notes--Form of Notes" in the Prospectus.]

PAYMENTS

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Notes will be made to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Securities, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Notes having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

INTEREST ON THE NOTES

         Interest payments will be made on the Notes on each Payment Date at the Bond Rate for the related Interest Period. The "Bond Rate" for an Interest Period will generally equal the sum of [(a) LIBOR determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. Notwithstanding the foregoing, in no event will the Bond Rate on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Notes in respect of any Payment Date will accrue on the applicable Bond Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

Interest payments on the Notes will be funded from P&I Collections [and with respect to the Notes, if necessary, from draws on the Policy.

         [On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Bond Principal Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]

PRINCIPAL PAYMENTS ON THE NOTES

         On each Payment Date, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Notes in an amount equal to the Principal Collection Distribution Amount (as defined below) for such Payment Date, together with any Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Notes in amounts equal to the Bond Principal Balance on such Payment Date. In no event will principal payments on the Notes on any Payment Date exceed the Bond Principal Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

         The Master Servicer on behalf of the Issuer will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

                (i) to the Notes, the sum of the following:

                           (a) as payment for the accrued interest due and any overdue accrued interest at the Bond Rate (as defined herein) on the Bond Principal Balance (as defined herein) of the Notes;

                           (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Bond Principal Balance of the Notes; and

                           (c) an additional amount to be applied to reduce the Bond Principal Balance (each such amount, a "Additional Principal Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

               (ii) to the Insurer, the aggregate of all payments, if any, made by the Insurer under the Policy [and any other amounts].

              (iii) as payment for the premium for the Policy;

               (iv) to reimburse prior draws made on the Policy (with interest thereon);

                (v) any other amounts owed to the Insurer pursuant to the Insurance Agreement; and

               (vi) the remaining amount, if any, of the P&I Collections shall be allocated to the Certificates.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal Principal Collections for such Payment Date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the CutOff Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii)(b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Mortgage Loan for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         The "Bond Principal Balance" of the Notes on any day is the initial principal balance thereof as of the Closing Date, reduced by all payments of principal thereon as of such day.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Notes based on the amount of interest such Bond is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii), (iii) and (vi) will constitute payments of principal.

         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, (iii) the Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, or
(iv) the aggregate of all draws under the Policy exceeds __________;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

OUTSTANDING RESERVE AMOUNT

         The distribution of the Additional Principal Distribution Amount, if any, to the Bondholders, will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Mortgage Loans and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Bondholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceed the Bond Principal Balance on such day (after giving effect to all amounts payable and allocable to principal on the Notes that are applied to reduce the Bond Principal Balance on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, and payments are not made under the Policy, a Bondholder may incur a loss.

THE PAYING AGENT

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

MATURITY

         The Notes will be payable in full on ___________. In addition, the Issuer will pay the Notes in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Notes are paid in full together with all amounts due and owing to the Insurer.


                            DESCRIPTION OF THE POLICY

         On the Closing Date, the Insurer will issue the Policy in favor of the [Owner Trustee on behalf of the Issuer] pursuant to an insurance agreement (the "Insurance Agreement") between the Insurer, the Master Servicer and the Trustee. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the Bond Rate on the outstanding Bond Principal Balance of the Notes and (b) the amount (the "Guaranteed Principal Payment Amount"), if any, [by which the Bond Principal Balance of the Notes exceeds the sum of the Pool Balance at the end of the related Collection Period (after giving effect to all amounts paid and allocable to principal on the Notes that are applied to reduce the Bond Principal Balances on such Payment Date)]. Pursuant to the terms of [the Indenture], draws under the Policy in respect of the Guaranteed Principal Payment Amount will be paid on the Notes by the Indenture Trustee, as principal pro rata, based on the outstanding Bond Principal Balances thereof. In addition, the Policy will guarantee the payment of the outstanding Bond Principal Balance of each Bond on the Payment Date in _____________ (after giving effect to all other amounts paid and allocable to principal on such

Payment Date). In the absence of payments under the Policy, Bondholders will directly bear the credit and other risks associated with their investment to the extent such risks are not covered by overcollateralization. The Policy does not guarantee any payments to the Certificates.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the Notes will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof.

         In general, if a Bond is purchased at a premium over its face amount and payments of principal on such Bond occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount from its face amount and payments of principal on such Bond occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by overcollateralization or the Policy, losses resulting from default by Mortgagors may be allocated to the Notes. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield to maturity.

         [With respect to ___ Mortgage Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Mortgage Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

         With respect to the Mortgage Loans required minimum monthly payments are equal to [the amount of interest currently accruing thereon,] and therefore are not expected to significantly amortize the outstanding principal amounts of the Mortgage Loans prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Mortgage Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing mortgage loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of the Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

         There can be no assurance as to the rate of principal payments on the Mortgage Loans. The rate of principal payments may fluctuate substantially from time to time.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Issuer by the Company were or will be purchased by the Company from [Name of Master Servicer] (the "Seller") pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller has agreed to transfer to the Company the Initial Mortgage Loans. Pursuant to an assignment by the Company executed on the Closing Date, upon such transfer to the Company, the Initial Mortgage Loans will be transferred by the Company to the Issuer, as well as the Company's rights in, to and under the Purchase Agreement, which will include the right to purchase the Subsequent Mortgage Loans. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Company all of its right, title and interest in and to the Mortgage Loans, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"). The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Company, as provided in the Purchase Agreement.

         The Purchase Agreement will require that, within the time period specified therein, the Seller, acting at the Company's request, deliver to ____________________ (the "Custodian") (as the Issuer's agent for such purpose) the Mortgage Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

         The Seller will represent and warrant to the Company that, among other things, as of _________________, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

         The Seller will also represent and warrant to the Company, that, among other things, (a) the information with respect to the Initial Mortgage Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Mortgage Loans to the Company, the Seller was the sole owner and holder of the Initial Mortgage Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Company, that, among other things, as of ______________, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid transfer and assignment to the Company of all right, title and interest of the Seller in and to the Initial Mortgage Loans and the proceeds thereof. Such representations and warranties will also be made by the Seller with respect to the Subsequent Mortgage Loans as of the date of transfer to the Issuer. The benefit of the representations and warranties made to the Company by the Seller in the Purchase Agreement will be assigned by the Company to the Issuer and by the Issuer to the Indenture Trustee in the Indenture.

         Within ____ days of the Closing Date, the Custodian will review or cause to be reviewed the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within ____ days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Transfer Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Defective Loan from the Trust Fund and the lien of the Indenture. The obligation of the Seller to remove a Defective Loan from the Trust Fund is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Bondholders against the Seller.

         With respect to any Mortgage Loan, the "Transfer Price" is equal to the Principal Balance of such Mortgage Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Defective Loan over the Principal Balance of such Eligible Substitute Loan.

         An "Eligible Substitute Loan" is a mortgage loan substituted by the Seller for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Loan, an aggregate Principal Balance), not in excess of the Principal Balance relating to such Defective Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Defective Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Defective Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Loan;
(v) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

         In addition the Seller will be obligated to deposit the Transfer Price or substitute an Eligible Substitute Loan with respect to a Mortgage Loan as to which there is a breach of a representation or warranty in the Purchase Agreement.

         Mortgage Loans required to be removed from the Trust Fund as described in the preceding paragraphs are referred to as "Defective Loans."

                            ASSIGNMENT TO THE ISSUER

         The Master Servicer expressly acknowledges and consents to the Company's transfer of its rights relating to the Mortgage Loans and its obligation to pay for the Subsequent Mortgage Loans under the Purchase Agreement to the Issuer, the Issuer's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Master Servicer.

                     DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of ________ 1, 19__ between the Company and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

P&I COLLECTIONS

         The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date. The Custodial Account shall be an Eligible Account. On the _____ day of each month or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of P&I Collections to be included in funds available distribution to the Mortgage Loan for the related Payment Date.

         "Eligible Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes.

         On the Business Day prior to each Payment Date, the Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

                (i) to the Distribution Account, an amount equal to the P&I Collections for such Payment Date; and

               (ii) to pay to itself various reimbursement amounts and other amounts as provided in the Servicing Agreement.

         As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) Principal Collections for such date.

         All collections on the Mortgage Loans will generally be allocated between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest, reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Transfer Price for any Defective Loans. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds (as defined herein) allocated to principal and (ii) the principal portion of the Transfer Price for any Defective Loans and any Substitution Adjustment Amounts.

         As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date and in the case of the first Payment Date the period from the Cut-Off Date to ___________.

         "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, minus all collections credited against the Principal Balance of such Mortgage Loan prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

         With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to mortgage loans.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Bondholders.

EVIDENCE AS TO COMPLIANCE

         The Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 19__, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 19__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to the Indenture Trustee to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Servicing Agreement for the preceding calendar year and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuer and the Indenture Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Notes and (c) such proposed successor servicer is reasonably acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Issuer for the Master Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Master Servicer will indemnify the Owner Trustee and the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Master Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to (a) deposit in the Custodial Account or Payment Account any deposit required to be made under the Servicing Agreement or (b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for three Business Days after the giving of written notice of such failure to the Master Servicer by the Issuer or Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Bondholders or the Insurer and continues unremedied for ____ days or ____ days, respectively, after the giving of written notice of such failure to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Insurer;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) any merger, consolidation, or combination with another entity and the surviving entity thereof or corporate successor is not rated at least investment grade by the Rating Agencies. Under the above circumstances, the Indenture Trustee with the consent of the Insurer or the Insurer may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Servicing Agreement. Under certain other circumstances, the Insurer with the consent of 51% of the outstanding principal amount of the Notes and the Certificates may terminate all the rights and obligations of the Master Servicer under the Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Master Servicer shall provide the Issuer, the Insurer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Insurer or the Insurer may terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement with respect to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements.

In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution or other mortgage loan or mortgage loan servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $25,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Issuer and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The Servicing Agreement may be amended from time to time by the Master Servicer, the Issuer and the Indenture Trustee, [with the consent of the Insurer,] provided that the Rating Agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the Notes.

                          DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE TRUST FUND

         Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Notes.

REPORTS TO HOLDERS

         The Indenture Trustee will mail to each Holder of Notes, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes for each Payment Date, among other things:

                (i) the amount of principal, if any, payable on such Payment Date to Bondholders separately stating the portion thereof in respect of Liquidation Loss Amounts and Additional Principal Distribution Amount and stating the amount of any remaining Liquidation Loss Amounts;

               (ii) the amount of interest payable on such Payment Date to Bondholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

              (iii) the Bond Principal Balance of the Notes after giving effect to the payment of principal on such Payment Date;

               (iv) P&I Collections for the related Collection Period;

                (v) the aggregate Principal Balance of the Mortgage Loans as of last day of the related Collection Period;

              [(vi) the amount paid, if any, under the Policy separately stating the portion thereof included in (i) and (ii) above; and]

              (vii) the Outstanding Reserve Amount after giving effect to the payment of principal on the Notes on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Bondholder or Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

         With the consent of both the holders of a majority of the outstanding Notes and the Insurer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Company or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Insurer and without obtaining the consent of the Bondholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

                         FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Notes [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

         The Notes will not be treated as "qualifying real property loans" under
Section 593 (d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA
Considerations" in the Prospectus.

                                LEGAL INVESTMENT

         The Notes will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in the highest two rating categories by a Rating Agency. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Notes.

         The Notes will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $___________, before the deduction of expenses payable by the Company estimated to be approximately $_______. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Company has been advised by the Underwriter that it presently intends to make a market in the Notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Company by [Thacher Proffitt & Wood], New York, New York and for the Underwriter by ________________, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Notes be rated "___" by _______________ and "___" by ___________________. The Company has not requested a rating on the Notes by any rating agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by ___________ and ___________________________. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

================================================================================

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                                TABLE OF CONTENTS
[To be updated]                                                             PAGE
                                                                            ----
                              Prospectus Supplement
Summary..............................................                        S-
Risk Factors.........................................                        S-
Description of the Mortgage Pool.....................                        S-
Servicing of the Mortgage Loans......................                        S-
The Issuer...........................................                        S-
The Owner Trustee....................................                        S-
Description of the Securities........................                        S-
Description of the Purchase
     Agreement.......................................                        S-
Assignment to the Issuer.............................                        S-
Description of the Servicing
     Agreement.......................................                        S-
Description of the Indenture.........................                        S-
Federal Income Tax Consequences......................                        S-
ERISA Considerations.................................                        S-
Legal Investment.....................................                        S-
Method of Distribution...............................                        S-
Legal Matters........................................                        S-
Ratings..............................................                        S-

                                   Prospectus
Summary of Prospectus ...............................
Risk Factors.........................................
The Mortgage Pools...................................
Servicing of Mortgage Loans..........................
Description of Credit Enhancement....................
Purchase Obligations.................................
Primary Mortgage Insurance, Hazard
  Insurance; Claims Thereunder.......................
The Company..........................................
ICI Funding Corporation..............................
The Agreements.......................................
Yield Considerations.................................
Maturity and Prepayment Considerations...............
Certain Legal Aspects of Mortgage Loans..............
Federal Income Tax Consequences......................
State and Other Tax Consequences.....................
ERISA Considerations.................................
Legal Investment Matters ............................
Use of Proceeds......................................
Methods of Distribution..............................
Legal Matters........................................
Financial Information................................
Rating...............................................
Index of Principal Definitions.......................




================================================================================




                           ICIFC Secured Assets Corp.
                                 ICIFC CMN Trust
                                     19__-__


                                $_______________

                                 Collateralized
                                 Mortgage Notes

                                 Series 199__-__



                                 --------------

                              PROSPECTUS SUPPLEMENT

                                 --------------



                        ---------------------------------




                                  _______, 19__



                                  [UNDERWRITER]


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.



Filing Fee for Registration Statement.....................      $151,515
Legal Fees and Expenses...................................       375,000
Accounting Fees and Expenses..............................       160,000
Trustee's Fees and Expenses (including counsel fees)......
                                                                  75,000
Printing and Engraving Fees...............................       125,000
Rating Agency Fees........................................       250,000
Miscellaneous.............................................        12,500
                                                              ----------
Total.....................................................    $1,300,530
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreements, Indentures and Owner Trust Agreements with respect to each series of Notes will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreements, Indentures and Owner Trust Agreements with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling Agreement or Servicing Agreement and the related Securities other than such expenses related to particular Mortgage Loans.

     Any underwriters who execute an Underwriting Agreement in the form filed as
Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VI of the Registrant's Articles of Incorporation (Exhibit 3.1 hereto) and Article XI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and executive officers that would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. The Registrant does not maintain liability insurance for its officers or directors.

ITEM 16.  EXHIBITS.

Exhibits--
   *  1.1 --  Form of Underwriting Agreement.
   *  3.1 --  Amended Articles of Incorporation.
   *  3.2 --  By-Laws.
   *  4.1 --  Form of Pooling and Servicing Agreement for an offering of
              Mortgage Pass-Through Certificates consisting of senior and subordinated classes.
   *  4.2 --  Form of Pooling and Servicing Agreement for alternate forms of credit support (single class).
      4.3 --  Form of Servicing Agreement for an offering of Mortgage-Backed
              Notes.
      4.4 --  Form of Trust Agreement for an offering of Mortgage-Backed Notes.
      4.5 --  Form of Indenture for an offering of Mortgage-Backed Notes.
      5.1 --  Opinion of Thacher Proffitt & Wood with respect to legality.
      8.1 -- Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included with Exhibit 5.1).

     23.1 --  Consent of Thacher Proffitt & Wood (included as part of Exhibit
              5.1 and 8.1).
   * 24.1 --  Power of Attorney.

-----------------------------
* Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-8439).

ITEM 17.  UNDERTAKINGS.

A.   Undertakings Pursuant to Rule 415 and Item 512(a) of Regulation S-K.

     The Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that subparts (i) and (ii) of this section do not apply if the information required to be included in the post-effective amendment by those subparts is contained in periodic reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.   Undertakings in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana Heights, State of California, on the 13th day of November, 1997.

                                   ICIFC SECURED ASSETS CORP.


                                   By: /s/ William Ashmore
                                       -------------------------------------
                                           William Ashmore
                                           Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                               Date


/s/ William Ashmore       Director, Chairman of the Board,    November 13, 1997
---------------------     Chief Executive Officer
William Ashmore           (Principal Executive Officer)

        *
---------------------     Director                            November 13, 1997
Blaine Ung




        *                 Director, Chief Financial           November 13, 1997
---------------------     Officer (Principal Financial
Richard Johnson           Officer and Principal Accounting
                          Officer) and Secretary


* By: /s/ William Ashmore                                     November 13, 1997
      ---------------------
       William Ashmore
       Attorney-in-fact pursuant to
       a power of attorney filed
       with the Registration Statement No. 333-31147

                                  EXHIBIT INDEX



  EXHIBIT        DESCRIPTION                                       SEQUENTIALLY
  NUMBER                                                          NUMBERED PAGE


   1.1   Form of Underwriting Agreement.*
   3.1   Amended Articles of Incorporation.*
   3.2   By-Laws.*
   4.1 Form of Pooling and Servicing Agreement for an offering of Mortgage Pass-Through Certificates consisting of senior and subordinated classes.*
   4.2 Form of Pooling and Servicing Agreement for alternate forms of credit support (single class).*
   4.3   Form of Servicing Agreement for an offering of Mortgage-Backed
         Notes.
   4.4   Form of Trust Agreement for an offering of Mortgage-Backed Notes.
   4.5   Form of Indenture for an offering of Mortgage-Backed Notes.
   5.1   Opinion of Thacher Proffitt & Wood
         with respect to legality.
   8.1   Opinion of Thacher Proffitt & Wood
         with respect to certain tax matters
         (included as part of Exhibit 5.1).
  23.1   Consent of Thacher Proffitt & Wood
         (included as part of Exhibit 5.1 and 8.1).
  24.1   Power of Attorney.*

* Incorporated by reference from Registration Statement on Form S-3 (File No. 333-8439).